                                                      Pursuant to Rule 424(b)(5)
                                                      Registration No. 333-14293

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 31, 1996)

                     MORTGAGE INDEX AMORTIZING TRUST 1997-1
          $250,000,000 6.682% FIXED RATE ASSET BACKED NOTES, CLASS A1

    The Mortgage Index Amortizing Trust 1997-1 (the 'Trust') will be formed pursuant to a trust agreement to be dated as of September 1, 1997 (the 'Trust Agreement') and entered into by Lehman ABS Corporation (the 'Depositor') and Wilmington Trust Company, as owner trustee (the 'Owner Trustee'). The Trust will issue $250,000,000 aggregate principal amount of Fixed Rate Asset Backed Notes, Class A1 (the 'Class A1 Notes' or the 'Notes'). The Notes will be issued pursuant to an indenture to be dated as of September 1, 1997 (the 'Indenture'), among the Trust, The Bank of New York as indenture trustee (the 'Indenture Trustee') and Lehman Brothers Special Financing Inc. (the 'Swap Counterparty'). The Trust will also issue $7,735,000 aggregate face amount of Floating Rate Asset Backed Certificates, Class A2 (the 'Class A2 Certificates' or the 'Certificates' and, together with the Notes, the 'Securities'). The Certificates are not being offered hereby.

    The assets of the Trust will consist of certain asset backed securities (the 'CABS') each issued pursuant to a pooling and servicing agreement or a master pooling and servicing agreement (collectively, the 'Underlying Agreements') and certain eligible investments (the 'Eligible Investments'). Each CABS evidences an interest in a trust or master trust created by one of the Underlying Agreements, the property of which includes credit card receivables (collectively, the 'Receivables') generated or to be generated from time to time in the ordinary course of business in a portfolio of revolving credit card accounts (collectively, the 'Accounts'), all monies due in payment of the Receivables and certain other properties, as more fully described herein. If at any time a CABS Early Amortization Event (as defined herein) occurs with respect to a CABS, the Indenture Trustee will use all payments received to purchase additional CABS or other Eligible Investments in accordance with guidelines described herein.

    In addition, the Trust will enter into the Swap Agreement with the Swap Counterparty pursuant to which the Trust will agree to exchange amounts received as payments of interest on the CABS for payments from the Swap Counterparty in an amount equal to the interest due on the Securities. The Swap Agreement will also provide that on each Payment Date following the Principal Commencement Date (each as described herein) the Swap Counterparty will be required to pay the Pay Down Amount (as defined herein) to the Indenture Trustee. The payment obligations of the Swap Counterparty under the Swap Agreement will have the benefit of a financial guaranty insurance policy (the 'Swap Policy') issued on the Closing Date (as defined below) by Ambac Assurance Corporation (the 'Swap Guarantor').

    The Class A1 Notes will bear interest at a rate equal to 6.682% per annum, payable on the 25th day of each month or, if such day is not a Business Day, the next succeeding Business Day (each, a 'Payment Date') commencing October 25,

1997. The Class A2 Certificates will represent fractional undivided interests in the Trust. Interest at a rate equal to one month LIBOR plus 0.25% will be distributed to the holders of the Class A2 Certificates (the 'Class A2 Certificateholders' or the 'Certificateholders') on each Payment Date.

    No scheduled payments of principal will be made to the holders of the Class A1 Notes and Class A2 Certificates until the Payment Date that occurs on September 25, 1999 (the 'Principal Commencement Date'). However, if certain events of default occur, principal may be payable on an earlier date. Principal will be payable monthly to the holders of the Class A1 Notes and the Class A2 Certificates. The holders of the Class A1 Notes (the 'Class A1 Noteholders' or the 'Noteholders') will receive an amount that is equal to the product of (i) the percentage that corresponds to the PSA Index Rate as shown on the Prepayment Calculation Table and (ii) the Principal Amount (as defined herein) of the Class A1 Notes, rounded to the nearest $1,000 (the 'Note Amortization Amount'). The Class A2 Certificateholders will receive an amount that is equal to the product of (i) 71.60% of the percentage that corresponds to the PSA Index Rate as shown on the Prepayment Calculation Table and (ii) the Face Amount (as defined herein) of the Class A2 Certificates, rounded to the nearest $1,000 (the 'Certificate Amortization Amount'). The aggregate amount of principal paid in any month is referred to as the 'Pay Down Amount'.

    There is currently no market for the Class A1 Notes offered hereby and there can be no assurance that such a market will develop or if it does develop that it will continue. See 'RISK FACTORS' herein.

    UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS TO INVESTORS. IN ADDITION, DEALERS ACTING AS UNDERWRITERS ARE OBLIGATED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE
   PURCHASERS OF THE NOTES, SEE 'RISK FACTORS' ON PAGES S-11 AND S-12 HEREIN.
                            ------------------------

    The Class A1 Notes offered hereby constitute part of a separate series of Asset Backed Notes being offered by Lehman ABS Corporation from time to time pursuant to its Prospectus dated December 31, 1996. This Prospectus Supplement does not contain complete information about the offering of the Class A1 Notes. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full as well as any prospectus relating to the CABS. Sales of the Class A1 Notes may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.
                            ------------------------

   THE NOTES REPRESENT INTERESTS IN THE ASSETS OF THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN THE DEPOSITOR, INDENTURE TRUSTEE OR ANY AFFILIATE
       THEREOF, EXCEPT TO THE EXTENT PROVIDED HEREIN. NEITHER THE NOTES
                  NOR THE CABS ARE INSURED OR GUARANTEED BY
                           ANY GOVERNMENTAL AGENCY.


THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
   COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
         THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    The Class A1 Notes offered hereby will be purchased by Lehman Brothers Inc. (the 'Underwriter') from the Depositor and will, in each case, be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds to the Depositor from the sale of the Class A1 Notes are expected to be $249,247,500 before deducting expenses payable by the Depositor of approximately $450,000.

    The Class A1 Notes are offered subject to prior sale and subject to the Underwriter's right to reject orders in whole or in part. It is expected that the Class A1 Notes will be delivered in book-entry form through the facilities of The Depository Trust Company on or about September 25, 1997 (the 'Closing Date').
                            ------------------------

                                LEHMAN BROTHERS

September 17, 1997


                                    SUMMARY


     The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus and in the prospectus and prospectus supplement for each CABS. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement or in the Prospectus.

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SECURITIES OFFERED........................  $250,000,000 Fixed Rate Asset Backed Notes, Class A1 (the 'Class A1
                                              Notes' or the 'Notes'). The Trust (as defined below) is also issuing $7,735,000 Floating Rate Asset Backed Certificates, Class
                                              A2 (the 'Class A2 Certificates' or the 'Certificates' and, together with the Class A1 Notes, the 'Securities'). The Certificates are
                                              not being offered hereby.

TRUST.....................................  Mortgage Index Amortizing Trust 1997-1 (the 'Trust' or the 'Issuer'),
                                              a Delaware business trust established pursuant to the Trust
                                              Agreement (as defined herein). The assets of the Trust will consist of the CABS and Eligible Investments (each as further described below). In addition, the Trust will enter into the Swap Agreement
                                              (as defined herein) with Lehman Brothers Special Financing Inc.
                                              (the 'Swap Counterparty'), pursuant to which the Trust will agree to exchange the proceeds received with respect to the CABS and any
                                              Eligible Investments for payments from the Swap Counterparty in order to pay certain amounts due on the Class A1 Notes and the
                                              Class A2 Certificates.

DEPOSITOR.................................  Lehman ABS Corporation.

INDENTURE.................................  The Class A1 Notes will be issued pursuant to an indenture dated as of September 1, 1997 (the 'Indenture') among the Trust, The Bank of
                                              New York in its capacity as indenture trustee (the 'Indenture
                                              Trustee') and the Swap Counterparty in an initial aggregate principal amount of $250,000,000. (The outstanding principal amount of the Class A1 Notes at any time shall be referred to as the
                                              'Principal Amount'). The Indenture Trustee will allocate
                                              distributions of principal and interest received in respect of the
                                              CABS and any Eligible Investments to holders of the Class A1 Notes
                                              (the 'Class A1 Noteholders') in accordance with the Indenture.

TRUST AGREEMENT...........................  Pursuant to a trust agreement dated as of September 1, 1997 (the
                                              'Trust Agreement'), between the Depositor and Wilmington Trust
                                              Company in its capacity as owner trustee (the 'Owner Trustee'), the
                                              Trust will issue the Class A2 Certificates in an initial aggregate principal amount of $7,735,000. (The outstanding face amount of the
                                              Class A2 Certificates at any time shall be referred to as the 'Face
                                              Amount'). The Class A2 Certificates will represent fractional undivided interests in the Trust.


SECURITY FOR THE
  CLASS A1 NOTES..........................  The assets of the Issuer will consist of the CABS (as defined herein). The proceeds of the CABS will from time to time be invested by the Indenture Trustee in Eligible Investments. The Indenture
                                              Trustee shall instruct the Market Agent to purchase the highest yielding Eligible Investments available from a recognized broker-
                                              dealer. 'Eligible Investments' are any floating rate securities
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                                      S-2
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                                              rated AAA or A-1+ by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ('S&P') and Aaa or P1 by Moody's
                                              Investors Service, Inc. ('Moody's') including new CABS which meet these criteria. In addition, the Issuer will enter into the Swap
                                              Agreement (as defined herein).

                                            The Issuer will pledge the CABS, the Eligible Investments, its rights under the Swap Agreement and the Swap Policy and all proceeds thereof to the Indenture Trustee as security for the Issuer's obligations under (i) the Class A1 Notes and (ii) the Swap
                                              Agreement (other than the rights under the Swap Agreement).

CABS......................................  $100,145,000 First USA Credit Card Master Trust, Class A Floating
                                              Rate Asset Backed Certificates, Series 1997-5; $50,000,000 First
                                              USA Credit Card Master Trust, Class A Floating Rate Asset Backed
                                              Certificates, Series 1997-2; $13,000,000 First USA Credit Card
                                              Master Trust, Class A Floating Rate Asset Backed Certificates,
                                              Series 1997-1 and $94,590,000 First USA Credit Card Master Trust,
                                              Class A Floating Rate Asset Backed Certificates, Series 1996-4. The
                                              CABS were each issued pursuant to an Underlying Agreement. As of the Closing Date, the aggregate principal balance of the CABS is
                                              $257,735,000. The CABS are further described in 'Description of the
                                              CABS' herein.

DESCRIPTION OF CLASS A1 NOTES.............  The Class A1 Notes will be secured by the assets of the Trust pursuant to the Indenture.

  A.  INTEREST RATE PAYABLE
         ON CLASS A1 NOTES................  The Class A1 Notes represent $250,000,000 aggregate Principal Amount.
                                              Interest will accrue on the unpaid Principal Amount of the Class A1
                                              Notes at a rate per annum equal to 6.682%, calculated on the basis of a 360-day year consisting of twelve 30-day months.

  B.  INTEREST PAYMENTS ON
         THE CLASS A1 NOTES...............  Interest will be payable to Class A1 Noteholders on each Payment
                                              Date. Interest in respect of a Payment Date will accrue on the
                                              Class A1 Notes from and including the preceding Payment Date (or in the case of the first Payment Date, from and including the Closing
                                              Date) to but excluding such current Payment Date (each, an
                                              'Interest Accrual Period'). A failure to pay interest on the Class

                                              A1 Notes on any Payment Date, which failure continues for five
                                              Business Days, constitutes an Event of Default under the Indenture.
                                              A 'Business Day' is any day other than a Saturday or Sunday or another day on which banking institutions in New York, New York are authorized or obligated by law, regulations or executive order to be closed.

  C.  PRINCIPAL PAYMENTS ON
         THE CLASS A1 NOTES...............  No principal is scheduled to be payable to the Class A1 Noteholders until the September 1999 Payment Date (the 'Principal Commencement
                                              Date'). However, if an Event of Default (as defined herein) occurs under the Indenture, the Indenture Trustee or the holders of the
                                              Securities may declare the Class A1 Notes due and payable as further described under 'The Indenture-- Events of Default; Rights
                                              Under Events of Default' herein.
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                                      S-3
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                                            Upon any acceleration after an Event of Default the 'Distributable
                                              Amount' shall equal the sum of (i) the principal received on the
                                              CABS and any Eligible Investments on such Payment Date by the
                                              Trust, (ii) the proceeds from the sale of the CABS and any Eligible
                                              Investments and (iii) the amount due from the Swap Counterparty, if any, pursuant to the Swap Agreement with respect to principal, each as calculated by the Calculation Agent. Such payments of principal will be paid first to the Class A1 Noteholders and, once the Class
                                              A1 Noteholders have been paid all principal and interest owing to them, to the holders of the Class A2 Certificates ('Class A2
                                              Certificateholders'). The Class A1 Noteholders and the Class A2
                                              Certificateholders shall be referred to collectively herein as the
                                              'Securityholders.'

                                            Beginning on the Principal Commencement Date, Class A1 Noteholders
                                              will receive principal payments ('Note Amortization Amounts')
                                              monthly on each Payment Date. The Note Amortization Amount will be determined by the Calculation Agent five Business Days prior to the related Payment Date and will equal the product of (i) the percentage that corresponds to a given PSA Index Rate for such
                                              Payment Date (as set forth on the Prepayment Calculation Table included herein) (the 'Monthly Amortization Rate') and (ii) the
                                              Principal Amount of the Class A1 Notes, before giving effect to payment of principal on such Payment Date, rounded to the nearest
                                              $1,000. The Class A2 Certificateholders will receive monthly principal payments (the 'Certificate Amortization Amount') equal to the product of (i) 71.60% of the Monthly Amortization Rate and (ii)
                                              the Face Amount of the Class A2 Certificates, before giving effect to payment of principal on such Payment Date, rounded to the nearest $1,000. The aggregate amount distributed monthly on each
                                              Payment Date on and after the Principal Commencement Date, which is equal to the sum of the Note Amortization Amount and the

                                              Certificate Amortization Amount, is referred to herein as the 'Pay
                                              Down Amount'. On the Final Scheduled Payment Date (as described below) the Pay Down Amount will be equal to the remaining Principal
                                              Amount of the Class A1 Notes.

                                            Four Business Days prior to each Payment Date (the 'Solicitation
                                              Date') (beginning with the fourth Business Day preceding the
                                              Principal Commencement Date and continuing until both the Principal
                                              Amount of the Class A1 Notes and the Face Amount of the Class A2
                                              Certificates have been reduced to zero), (i) the Indenture Trustee will direct the Market Agent to sell (in accordance with the Sale
                                              Procedures, as described below) a face amount of CABS and any
                                              Eligible Investments in a combined amount equal to the Pay Down
                                              Amount (the proceeds of such sale shall be referred to herein as the 'Sale Proceeds'), (ii) the Swap Counterparty will be required to make a payment to the Trust under the Swap Agreement in an amount equal to the Pay Down Amount and (iii) such Sale Proceeds will be paid to the Swap Counterparty under the Swap Agreement.

                                            In the event of a CABS Early Amortization Event (as defined herein)
                                              to the extent that the face amount of such CABS has not
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                                      S-4
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                                              been repaid in full (a 'Credit Loss'), the Face Amount of the Class
                                              A2 Certificates will be reduced pro rata by such Credit Loss until it is reduced to zero. Then the Principal Amount of the Class A1
                                              Notes will be reduced pro rata by the remaining amount of such
                                              Credit Loss. Any such principal reduction will not be reinstated
                                              and will result in the Certificateholders or the Noteholders receiving less than the Face Amount of the Class A2 Certificates or the Principal Amount of the Class A1 Notes, as applicable.

  D.  SALE PROCEDURES.....................  In the event the Indenture Trustee is required to sell CABS or
                                              Eligible Investments as described above, the Market Agent on behalf of the Trust will sell such CABS to the highest of not less than three solicited bidders for such CABS or Eligible Investments
                                              (which bidders may include Lehman Brothers Inc., the Swap
                                              Counterparty, the Swap Guarantor or their respective affiliates).
                                              The CABS will be sold in the order of priority described herein. No assurance can be given as to whether the Market Agent will be successful in soliciting bids to purchase the CABS or the Eligible
                                              Investments. Any such sale shall settle one business day prior to the related Payment Date.

  E.  PAYMENT DATE........................  The 25th day of each month or, if such day is not a Business Day, the next succeeding Business Day, commencing October 25, 1997.

  F.  RECORD DATE.........................  Payments on the Class A1 Notes will be made to the Class A1
                                              Noteholders in whose name the Class A1 Notes were registered at the close of business on the day immediately preceding such Payment
                                              Date, or, if Definitive Notes are issued, at the close of business fifteen days prior to such Payment Date, or, with respect to the first Payment Date, the Closing Date (the 'Record Date').

  G.  MANDATORY PREPAYMENT................  In addition to the prepayments of principal on the Class A1 Notes beginning on the Principal Commencement Date, the Class A1 Notes
                                              and the Class A2 Certificates will be redeemed by the Issuer, at a price equal to 100% of the Principal Amount of the Class A1 Notes and the Face Amount of the Class A2 Certificates plus accrued interest thereon, when the Principal Amount of the Class A1 Notes is equal to or less than 10% of the original principal amount of the Class A1 Notes.

  H.  FINAL SCHEDULED PAYMENT
         DATE OF THE NOTES................  To the extent not previously paid, the Principal Amount of the Class
                                              A1 Notes will be due on August 25, 2004 (the 'Final Scheduled
                                              Payment Date' or the 'Maturity Date').

                                            Failure to pay the full Principal Amount of the Class A1 Notes on the
                                              Final Scheduled Payment Date constitutes an Event of Default under the Indenture.

  I.  FORM AND REGISTRATION...............  The Class A1 Notes will initially be delivered in book-entry form
                                              ('Book-Entry Notes') and will be represented by one or more permanent global notes in fully registered form without coupons deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company ('DTC'). Beneficial interests in such global notes will be shown on, and transfers
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                                      S-5
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                                              thereof will be effected only through, records maintained by DTC and its direct or indirect participants. Transfers within DTC will be in accordance with its usual rules and operating procedures. So long as the Class A1 Notes are Book-Entry Notes, such Class A1
                                              Notes will be evidenced by one or more notes registered in the name of Cede & Co. ('Cede'), as the nominee of DTC. The interests of such Class A1 Noteholders will be represented by bookentries on the records of DTC and participating members thereof. All references in this Prospectus Supplement to Class A1 Notes reflect the rights of
                                              Class A1 Noteholders only as such rights may be exercised through
                                              DTC and its participating organizations for so long as such Class
                                              A1 Notes are held by DTC.

                                            The Class A1 Notes will be issued in fully registered, certificated form to Noteholders or their respective nominees ('Definitive
                                              Notes'), rather than to DTC or its nominee only if (i) the
                                              Administrator advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its

                                              responsibilities as depository with respect to the Notes, and the
                                              Indenture Trustee or the Depositor are unable to locate a qualified successor, (ii) the Administrator, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, Noteholders evidencing not less than 50% of the aggregate unpaid principal amount of the Class A1
                                              Notes advise the Indenture Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC
                                              (or a successor thereto) is no longer in the best interests of the
                                              Noteholders.

  J.  DENOMINATIONS.......................  The Class A1 Notes will be issued in minimum denominations of $10,000 and integral multiples of $1,000 in excess thereof.

  K.  TITLE...............................  DTC, or its nominee, will be deemed the registered holder of Book-
                                              Entry Notes. Title to each Definitive Note will be held by the
                                              Class A1 Noteholder (or its nominee) in whose name such Class A1
                                              Note has been registered.

  L.  EVENTS OF DEFAULT...................  Events of default (each, an 'Event of Default') under the Indenture include, among others: the failure of the Trust to pay interest or principal on any Class A1 Note when such amount becomes due and payable and, with respect to interest, such failure continues for more than five Business Days. See 'The Indenture--Events of
                                              Default; Rights under Events of Default' herein.

                                            If an Event of Default occurs, the Indenture Trustee may (and, under circumstances described under 'The Indenture--Events of Default;
                                              Rights under Events of Default,' will) direct the Market Agent to liquidate all of the CABS and any Eligible Investments.

                                            The Distributable Amount shall be applied to make payments in the following priority:

                                            (i) (a) the amount, if any, owed by the Trust to the Swap
                                              Counterparty, to be paid pari passu (except to the extent of any
                                              Credit Loss, which will be borne first by the Class A-2
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                                      S-6
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                                              Certificateholders and then by the Class A-1 Noteholders) with (b)
                                              the amount of interest accrued and unpaid on the Class A1 Notes;

                                              (ii) the Principal Amount of the Class A1 Notes;

                                              (iii) the amount of interest accrued and unpaid on the Class A2
                                              Certificates;

                                              (iv) the Face Amount of the Class A2 Certificates; and


                                              (v) any remaining amounts may be used to satisfy obligations of the
                                              Swap Counterparty to the Swap Guarantor arising from collateral arrangements used to secure the Swap Counterparty's obligations under the Swap Agreement and other swap agreements that have the benefit of one or more insurance policies issued by the Swap
                                              Guarantor.

DESCRIPTION OF CLASS A2 CERTIFICATES......  Each Class A2 Certificate will represent an undivided interest in the
                                              Trust as described herein.

  A.  INTEREST RATE PAYABLE ON
         CLASS A2 CERTIFICATES............  The Class A2 Certificates represent $7,735,000 aggregate Face Amount.
                                              Interest will accrue on the unpaid Face Amount of the Class A2
                                              Certificates at a rate per annum equal to one month LIBOR plus
                                              0.25%, calculated on the basis of the actual number of days in each
                                              Interest Accrual Period divided by 360 (the 'Class A2 Accrual
                                              Rate').

  B.  INTEREST DISTRIBUTIONS ON THE
         CLASS A2 CERTIFICATES............  Except as otherwise provided herein, interest will be distributed to the Class A2 Certificateholders on each Payment Date. Interest in respect of a Payment Date will accrue on the Class A2 Certificates during the preceding Interest Accrual Period.

  C.  PRINCIPAL DISTRIBUTIONS ON
         THE CLASS A2 CERTIFICATES........  Beginning on the Principal Commencement Date the Class A2
                                              Certificateholders will receive principal payments in an amount equal to the Certificate Amortization Amount. However, if an Event
                                              of Default (as defined herein) occurs under the Indenture, the
                                              Indenture Trustee or the holders of the Securities may declare the
                                              Class A2 Certificates due and payable as further described under
                                              'The Indenture--Events of Default; Rights Under Events of Default'
                                              herein.

  D.  RECORD DATE.........................  Distributions on the Class A2 Certificates will be made to Class A2
                                              Certificateholders in whose name the Class A2 Certificates were registered on the day immediately preceding such Payment Date, or, if Definitive Certificates are issued, fifteen days prior to such
                                              Payment Date, or, with respect to the first Payment Date, the
                                              Closing Date.

  E.  EXPECTED FINAL
         DISTRIBUTION DATE................  The Face Amount of the Class A2 Certificates is expected to be distributed to the Class A2 Certificateholders on August 25, 2004
                                              (the 'Expected Final Distribution Date').

  F.  SUBORDINATION.......................  Distributions of interest and principal on the Class A2 Certificates will be subordinated in priority of payment to the payment of
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                                      S-7

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                                              amounts due on the Class A1 Notes. Consequently, Class A2
                                              Certificateholders will not receive any amounts due on the Class A2
                                              Certificates on any date until the full amount of interest and principal due on the Class A1 Notes on such date is paid in full.

  G.  FORM AND REGISTRATION...............  The Class A2 Certificates will initially be delivered in book-entry form ('Book-Entry Certificates') and will be represented by one or more permanent global certificates in fully registered form without coupons deposited with a custodian for and registered in the name of DTC, subject to limited exceptions.

                                            All transfers of interests in the Class A2 Certificates are subject to certain restrictions.

  H.  DENOMINATIONS.......................  The Class A2 Certificates will be issued in minimum denominations of
                                              $100,000 and integral multiples of $1,000 in excess thereof and will not be eligible to be resold or subdivided into units smaller than the minimum denomination for issuance.

  I.  TITLE...............................  DTC, or its nominee, will be deemed the registered holder of the
                                              Book-Entry Certificates. Title to each Definitive Certificate will be held by the Class A2 Certificateholder (or its nominee) in whose name such Class A2 Certificate has been registered.

MARKET AGENT..............................  Lehman Brothers Inc. will serve as market agent (the 'Market Agent')
                                              for the Trust. In such capacity, Lehman Brothers Inc. will act on behalf of the Trust in connection with the sale and purchase of the
                                              CABS and Eligible Investments and perform various other duties.
                                              Under certain circumstances, Lehman Brothers Inc. may be removed as
                                              Market Agent by the Swap Counterparty or the Swap Guarantor. See
                                              'The Swap Agreement' and 'The Market Agent Agreement' herein.

CALCULATION AGENT.........................  Lehman Brothers Special Financing Inc. will serve as calculation agent (the 'Calculation Agent') for the Trust in connection with the Swap Agreement. Under certain circumstances, Lehman Brothers
                                              Special Financing Inc. may be removed as Calculation Agent by the
                                              Indenture Trustee or the Swap Guarantor. See 'The Swap
                                              Agreement--The Calculation Agent' herein.

SWAP AGREEMENT............................  On the Closing Date the Trust will enter into the Swap Agreement with the Swap Counterparty. Pursuant to the Swap Agreement, the amounts due to the Trust will be computed to match the amounts payable to the holders of the Class A1 Notes and the Class A2 Certificates in
                                              respect of interest on each Payment Date and principal on and after the Principal Commencement Date. The amounts due to the Swap
                                              Counterparty will be computed to match all amounts received as distributions of interest on the CABS and on any Eligible
                                              Investments and the proceeds from the sale of the CABS and any
                                              Eligible Investments in respect of each Payment Date on which principal is payable.


                                            On any date on which interest is received on the CABS or any
                                              Eligibile Investments, the Trust will be required to pay such amounts to the Swap Counterparty. On each Payment Date the Swap
                                              Counterparty will be required to pay to the Trust an amount equal to all interest due on such Payment Date in respect of the

                                              Class A1 Notes and the Class A2 Certificates. On each Payment Date after the Principal Commencement Date, in addition to the payments by the Trust and the Swap Counterparty in respect of interest due on the Class A1 Notes and the Class A2 Certificates, the Trust will pay to the Swap Counterparty an amount equal to all proceeds received from the sale of those CABS and Eligible Investments being sold in respect of such Payment Date and the Swap Counterparty will pay to the Trust an amount equal to the Pay Down Amount in respect of the Class A1 Notes and the Class A2 Certificates for such
                                              Payment Date.

                                            Upon a Swap Counterparty Replacement Event, the Swap Guarantor will, to the extent practicable, replace the Swap Counterparty with another Swap Counterparty (which may be the Swap Guarantor or any affiliate thereof); provided that such replacement will not result in a reduction or withdrawal of the ratings assigned to the Class
                                              A1 Notes or the Class A2 Certificates and certain other criteria are satisfied. Upon such replacement, the Trust will assign its rights under and in respect of the original Swap Agreement to the
                                              Swap Guarantor. A 'Swap Counterparty Replacement Event' includes, among other events (i) a failure of the Swap Counterparty to pay required amounts under the Swap Agreement, (ii) the bankruptcy or insolvency of the Swap Counterparty, (iii) a failure of the Swap
                                              Counterparty to provide sufficient collateral under collateral arrangements in respect of the Swap Agreement and certain other swap agreements it enters into from time to time which are insured by the Swap Guarantor and (iv) certain events of illegality and certain tax events.

SWAP COUNTERPARTY.........................  The Swap Counterparty will be Lehman Brothers Special Financing Inc.
                                              ('LBSF'). Its executive office is at Three World Financial Center,
                                              New York, New York 10285. Upon a Swap Counterparty Replacement
                                              Event, LBSF (or any successor Swap Counterparty) will be replaced by the Swap Guarantor as described herein under 'The Swap
                                              Agreement.'

SWAP GUARANTOR............................  The Swap Guarantor will be Ambac Assurance Corporation ('Ambac'). Its executive office is at One State Street Plaza, New York, New York
                                              10004.


CALCULATION OF LIBOR......................  LIBOR applicable to the calculation of the interest rate on the Class
                                              A2 Certificates in respect of a Payment Date shall be equal to the rate of one month deposits in United States dollars which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related
                                              LIBOR Determination Date. On September 23, 1997, the Calculation
                                              Agent will determine LIBOR for the period from the Closing Date to
                                              October 25, 1997. Thereafter, the Indenture Trustee will determine
                                              LIBOR on the second Business Day prior to the Payment Date on which such Interest Accrual Period commences (each, a 'LIBOR
                                              Determination Date').

                                            The LIBOR applicable to the CABS is described under 'Description of the CABS' herein.

CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES............................  In the opinion of Brown & Wood LLP, for federal income tax purposes, the Trust will not be an association or publicly traded

                                              partnership taxable as a corporation and the Class A1 Notes will be treated as debt. Each Class A1 Noteholder by the acceptance of a
                                              Class A1 Note will agree to treat the Class A1 Notes as
                                              indebtedness for federal, state and local income and franchise tax purposes. See 'Certain Federal Income Tax Consequences' and 'State
                                              Tax Consequences' herein.

ERISA.....................................  Generally, plans that are subject to the requirements of ERISA and the Code are permitted to purchase instruments like the Class A1
                                              Notes that are debt under applicable state law and have no
                                              'substantial equity features' without reference to the prohibited transaction requirements of ERISA and the Code. In the opinion of
                                              Brown & Wood LLP, the Class A1 Notes will be classified as indebtedness without substantial equity features for ERISA purposes. However, if the Class A1 Notes are deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Trust will hold plan assets by reason of a Plan's investment in the Class A1 Notes. Accordingly, any Plan fiduciary considering whether to purchase the Class A1 Notes on behalf of a
                                              Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code and the availability of any exemptions.

RATING....................................  It is a condition to the issuance of the Class A1 Notes and the Class
                                              A2 Certificates that the Class A1 Notes be rated 'Aaa' by Moody's
                                              Investor's Service, Inc. ('Moody's') and 'AAA' by Standard & Poor's
                                              Rating Services, a division of The McGraw-Hill Companies, Inc.
                                              ('S&P'), and that the Class A2 Certificates be rated 'Aa2' by
                                              Moody's and 'AAA' by S&P. There is no assurance that such rating will continue for any period of time or that it will not be revised or withdrawn entirely by such rating agency if, in its judgment, circumstances (including, without limitation, the rating of the
                                              Swap Counterparty or the Swap Guarantor) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Securities. A security rating is not a recommendation to buy, sell or hold securities.

                                  RISK FACTORS

     Limited Liquidity. There is currently no secondary market for the Class A1 Notes. Lehman Brothers Inc. currently intends to make a market from time to time in the Class A1 Notes but is under no obligation to do so. There can be no assurance that a secondary market will develop in the Class A1 Notes or, if a secondary market does develop, that it will provide holders of the Class A1 Notes with liquidity of investment or will continue for the life of the Class A1 Notes.

     Trust's Relationship to the Depositor. The Depositor is not obligated to make any payments in respect of the Class A1 Notes, the Class A2 Certificates or the CABS.

     Substitution of the CABS. If, at any time, a CABS Early Amortization Event occurs with respect to any of the CABS, the Indenture Trustee shall retain all distributions received on such CABS and shall direct the Market Agent to use such proceeds to purchase new CABS or other Eligible Investments meeting certain guidelines (as set forth under 'Description of the CABS--CABS Early Amortization Event' herein). Since all of the CABS are issued by First USA Credit Card Master Trust, a CABS Early Amortization Event of one series of CABS may result in the liquidation of all series of CABS. The Market Agent's ability to substitute the outstanding principal balance of all the initial CABS with new CABS or other Eligible Investments that satisfy the guidelines set forth herein may be limited due to market conditions at such time.

     The Swap Agreement. The purchase of the Class A1 Notes involves risks associated with the Swap Agreement, the Swap Counterparty and the Swap Guarantor. To the extent provided in the Swap Agreement, investors in the Class A1 Notes will be relying on the Swap Counterparty and the Swap Guarantor as a source of payments on the Class A1 Notes.

     On each Solicitation Date, the Indenture Trustee will direct the Market Agent to sell the CABS or Eligible Investments to the highest bidder of not less than three solicited bidders for such CABS or Eligible Investments. Such bidders may include Lehman Brothers Inc., the Swap Counterparty, the Swap Guarantor, or their respective affiliates; provided, however, that the Swap Counterparty, the Swap Guarantor, Lehman Brothers Inc. and their respective affiliates will not be obligated to bid. Bidders need not be limited to recognized broker-dealers.

     Upon a Swap Counterparty Replacement Event, the Swap Guarantor, to the extent practicable, will replace LBSF with another Swap Counterparty (which may be the Swap Guarantor); provided that such replacement will not result in a reduction or withdrawal of the ratings assigned to the Class A1 Notes or the Class A2 Certificates and certain other criteria are satisfied. Upon such replacement, the Trust will assign its rights under and in respect of the original Swap Agreement to the Swap Guarantor. In addition, such replacement of the Swap Counterparty by the Swap Guarantor will also cause the automatic replacement of the Calculation Agent with the new Swap Counterparty or its designee, and will also permit the Swap Counterparty to appoint a new Market Agent so long as such appointment would not cause a reduction or withdrawal of the ratings on the Class A1 Notes or the Class A2 Certificates and certain other criteria are satisfied.


     Effect of Prepayment Calculation Table. The PSA Index Rate and the Prepayment Calculation Table will determine the rate of prepayment of the Class A1 Notes and the Class A2 Certificates. As illustrated in the Prepayment Calculation Table, if the PSA Index Rate for any month is equal to or less than 125, the Monthly Amortization Rate for such month will be 0.118%. At PSA Index Rates above 125, the corresponding Monthly Amortization Rates will increase. If the PSA Index Rate for any month is equal to or greater than 750, the Monthly Amortization Rate for such month will be 100%.

     Yield Considerations. The yield to maturity for each of the Class A1 Notes and the Class A2 Certificates will depend upon the purchase price thereof, the effect of the Prepayment Calculation Table and the actual characteristics of the mortgage loans underlying the Reference Collateral Pool (the 'Base Mortgage Loans'). Generally, if the actual rate of prepayments on the Base Mortgage Loans is slower than the rate anticipated by an investor who purchased Class A1 Notes at a discount, the actual yield to such investor may be lower than such investor's anticipated yield. If the actual rate of prepayments on the Base Mortgage Loans is faster than the rate anticipated by an investor who purchased Class A1 Notes at a premium, the actual yield to such investor also may be lower than such investor's anticipated yield. As described above, variations in the rate of prepayment of the Class A1 Notes may be significant.

     The timing of changes in the rate of principal prepayments on the Base Mortgage Loans (and, thus, the rate of prepayment of the Class A1 Notes and the Class A2 Certificates) also may significantly affect the yield to an investor, even if the average rate of principal prepayments is consistent with such investor's expectations. In general, the earlier the payment of principal, the greater the effect on an investor's yield to maturity. Investors must make their own decisions as to the appropriate assumptions, including payment assumptions, to be used in deciding whether to purchase the Class A1 Notes. See 'Risk Factors--Effect of Prepayment Calculation Table' above.

     Reinvestment Risk. As described herein, the rate of prepayment of the Class A1 Notes depends on a number of factors, including the PSA Index Rate (which reflects the rate of prepayments on the Reference Collateral Pool) and the effect of the Prepayment Calculation Table. Accordingly, it is not possible to predict the rate at which principal of the Class A1 Notes will be paid. Moreover, since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Class A1 Notes will be able to reinvest the payments thereon at yields equaling or exceeding the yield on such Class A1 Notes. It is possible that yields on such reinvestments will be lower, and may be significantly lower, than the yield on the Class A1 Notes. Investors in the Class A1 Notes should consider the related reinvestment risk in light of other investments that may be available to such investors.

     Prepayment Considerations and Risks Relating to the Reference Collateral Pool. The rate of principal prepayments on the Reference Collateral Pool (as reflected in the PSA Index Rate) will include prepayments and liquidations resulting from default, casualty or condemnation and payments made pursuant to any guaranty of payment by, or option to repurchase of, the Federal Home Loan

Mortgage Corporation ('FHLMC'). In general, when the level of prevailing interest rates declines sufficiently relative to the interest rates on fixed rate mortgage loans, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. Based upon published information, the rate of prepayments on 30-year single-family mortgage loans has fluctuated significantly in recent years.

     Acceleration of mortgage payments as a result of transfers of the mortgaged property is another factor affecting prepayment rates. The FHLMC Participation Certificates Offering Circular indicates under 'Mortgage Purchase and Servicing Standards--Mortgage Servicing--Assumption and Due-on-Transfer Policies' therein that most of the mortgage loans that FHLMC purchases contain 'due-on-transfer' clauses permitting automatic acceleration upon a transfer of the mortgaged property or an interest therein regardless of the creditworthiness of the transferee. The FHLMC Participation Certificates Offering Circular also indicates that, except in the case of certain types of transfers described therein, FHLMC generally requires its servicers to enforce such due-on-transfer clauses and to demand full payment of the remaining Principal Amount of the related mortgage to the extent permitted under the securities instrument and state and federal law.

     Potential Conflicts of Interests. The Calculation Agent is the Swap Counterparty and, accordingly, potential conflicts of interest may exist between the Swap Counterparty and the holders of Class A1 Notes. The Swap Counterparty is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

     Rating of the Securities. It is a condition to the issuance and sale of the Securities that the Class A1 Notes be rated 'Aaa' by Moody's and 'AAA' by S&P and that the Class A2 Certificates be rated 'Aa2' by Moody's and 'AAA' by S&P. A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings address the likelihood of the receipt of distributions due on the Securities pursuant to their terms. However, the Rating Agencies do not evaluate, and the ratings of the Securities do not address, the possibility that investors may receive a lower yield than anticipated. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

                                   THE TRUST

GENERAL

     The Issuer, Mortgage Index Amortization Trust 1997-1, is a business trust formed under the laws of the State of Delaware, pursuant to the Trust Agreement, for the transactions described in this Prospectus Supplement. The Trust Agreement constitutes the 'governing instrument' under the laws of the State of Delaware relating to business trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring, holding and managing the CABS and the other assets of the Trust and proceeds therefrom, (ii) issuing the Class A1 Notes and the Class A2 Certificates, (iii) making payments on the Class A1 Notes and the Class A2 Certificates, (iv) entering into the Swap Agreement and any replacement Swap Agreement and (v) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The Trust's principal offices are in Wilmington, Delaware in care of Wilmington Trust Company, as Owner Trustee, at the address listed below under 'The Owner Trustee.'

                       DESCRIPTION OF THE CLASS A1 NOTES

GENERAL

     The Class A1 Notes will be issued pursuant to the Indenture dated as of September 1, 1997, among the Trust, The Bank of New York, as Indenture Trustee and the Swap Counterparty. The Depositor will provide a copy of the Indenture to prospective investors without charge upon request.

     The following summaries describe certain terms of the Class A1 Notes and the Indenture. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Indenture. Wherever particular defined terms of the Indenture are referred to, such defined terms are thereby incorporated herein by reference. See 'The Indenture' herein for a summary of additional terms of the Indenture.

     The Class A1 Notes will be issued in book-entry form only ('Book-Entry Notes'). The Class A1 Notes will be issued in minimum denominations of $10,000 and integral multiples of $1,000 in excess thereof. See 'The
Indenture--Book-Entry Notes' herein.

PAYMENTS ON CLASS A1 NOTES

     Payments on the Class A1 Notes, as described below, will be made by the Indenture Trustee on each Payment Date. Payments to each Class A1 Noteholder holding through DTC will be made through the facilities of DTC to an account specified in writing by such holder as of the preceding Record Date or in such other manner as may be agreed to by the Indenture Trustee and such holder. The final payment in retirement of a Class A1 Note will be made only upon surrender of the Class A1 Note to the Indenture Trustee at the office thereof specified in the notice to Class A1 Noteholders of such final payment. Notice will be mailed prior to the Payment Date on which the final payment of principal and interest on a Class A1 Note is expected to be made to the holder thereof.

PAYMENTS OF INTEREST

     Interest on the Principal Amount of the Class A1 Notes will accrue at a rate per annum equal to 6.682% (the 'Class A1 Accrual Rate') and will be payable monthly on each Payment Date.


     Interest in respect of a Payment Date will accrue on the outstanding principal of the Class A1 Notes during the preceding Interest Accrual Period relating to such Payment Date.

     Except for payments made pursuant to the Swap Agreement described below, interest payments on the Class A1 Notes will be funded from the collections of interest on the CABS, and on Eligible Investments, if any, on such date. Interest on the CABS is payable on the 17th day of each month except for First USA Credit Card Master Trust, Series 1996-4 which is payable on the tenth day of each month or, if such day is not a Business Day, the next succeeding Business Day. Interest on any Eligible Investments will be payable based on the terms of each of the Eligible Investments. If interest collections on the CABS, and on Eligible Investments, if any, plus amounts received with respect to the Swap Agreement are not sufficient to pay the interest due on the Class A1 Notes for any Payment Date and such default continues for five Business Days, an Event of Default will occur in respect of the Class A1 Notes.

PAYMENTS OF PRINCIPAL

     No principal is scheduled to be payable to the Class A1 Noteholders until the September 1999 Payment Date (the 'Principal Commencement Date'). However, if an Event of Default occurs under the Indenture, the

Indenture Trustee or the holders of the Securities may declare the Class A1 Notes due and payable as further described in 'The Indenture--Events of Default; Rights upon Event of Default' herein.

     Beginning on the Principal Commencement Date and on each Payment Date thereafter until the Principal Amount of the Class A1 Notes has been paid in full, Noteholders will receive a monthly principal payment (each, a 'Note Amortization Amount') calculated as described below. Five Business Days prior to each Payment Date, the Calculation Agent will determine the aggregate monthly amortization amount for the Class A1 Notes and for the Class A2 Certificates, which is the sum of the Note Amortization Amount and the Certificate Amortization Amount for such Payment Date (the 'Pay Down Amount'). The Note Amortization Amount for a Payment Date will equal the product of (i) the percentage (the 'Monthly Amortization Rate') that corresponds on the 'Prepayment Calculation Table' with the PSA Index Rate for such Payment Date and (ii) the Principal Amount of the Class A1 Notes, before giving effect to any payment of principal to Class A1 Noteholders on such Payment Date, rounded to the nearest $1,000.

     Upon the determination of a Pay Down Amount, the Market Agent, on behalf of the Indenture Trustee, will sell CABS and Eligible Investments, if any, in a combined amount equal to the Pay Down Amount. The CABS and any Eligible Investments will be sold in accordance with the Sale Procedures (as defined below) and in the following order of priority: (i) the CABS and Eligible Investments with the earliest maturity will be sold first and (ii) the remaining CABS and Eligible Investments will be sold in order of their maturity (such order of priority shall be referred to herein as the 'CABS Amortization Schedule'). Pursuant to the Swap Agreement, the Swap Counterparty will be required to pay to the Trust an amount equal to the Pay Down Amount and the Sale

Proceeds will be paid to the Swap Counterparty. See 'Description of the CABS--CABS Early Amortization Event' and 'The Swap Agreement' herein.

     'Sale Procedures' means that on the Solicitation Date the Indenture Trustee, on behalf of the Issuer, will direct the Market Agent to sell the CABS and Eligible Investments, if any, to the highest bidder of not less than three solicited bidders for such CABS and Eligible Investments. The bidders may include Lehman Brothers Inc., the Swap Counterparty, the Swap Guarantor or their respective affiliates, provided however, that Lehman Brothers Inc., the Swap Counterparty, the Swap Guarantor, and their respective affiliates are not obligated to bid and the bidders need not be limited to recognized broker-dealers. No assurance can be given as to whether the Market Agent will be successful in soliciting bids to purchase the CABS and Eligible Investments, if any.

     On the Final Scheduled Payment Date, to the extent not previously paid, the Principal Amount of the Class A1 Notes will be due and payable. On such date the Indenture Trustee will sell the remaining CABS and Eligible Investments in accordance with the Sale Procedures and the Swap Agreement.

CREDIT LOSS

     In the event that a CABS Early Amortization Event occurs with respect to any of the CABS and the Trust receives proceeds from the CABS in an amount that is less than the face amount of such CABS (a 'Credit Loss'), the Face Amount of the Class A2 Certificates will be reduced pro rata by the amount of such Credit Loss until it is reduced to zero. In the event that such Credit Loss is greater than the Face Amount of the Class A2 Certificates, then the Principal Amount of the Class A1 Notes will be reduced pro rata by any remaining amount of such Credit Loss.

MANDATORY PREPAYMENT

     The Issuer will be required to prepay the entire remaining Principal Amount of Class A1 Notes and Face Amount of Class A2 Certificates on any Payment Date on which the Principal Amount of the Class A1 Notes is less than or equal to 10% of the original principal amount of the Class A1 Notes. On such Payment Date the Class A1 Notes and Class A2 Certificates will be prepaid at a price equal to 100% of their outstanding principal amounts plus all accrued interest thereon.

TERMINATION

     All obligations of the Depositor, the Issuer and the Indenture Trustee created by the Indenture will terminate upon the payment to Noteholders, Certificateholders, the Swap Counterparty and the Swap Guarantor of all amounts required to be paid to them pursuant to the Indenture.

                       CALCULATION OF THE PAY DOWN AMOUNT

     As described herein, commencing on the Principal Commencement Date and on each Payment Date thereafter until the Class A1 Notes and the Class A2 Certificates are paid in full, the Issuer will prepay a portion of the Principal Amount of each of the Class A1 Notes and the Face Amount of each of the Class A2 Certificates on the basis of the calculation of the aggregate Pay Down Amount for such Payment Date, which includes the Note Amortization Amount, which is the amount applied on any Payment Date to prepay Class A1 Notes, and the Certificate Amortization Amount, which is the amount applied to prepay the Class A2 Certificates. The Principal Amount of Class A1 Notes and the Face Amount of Class A2 Certificates prepaid on any Payment Date will vary based on the Monthly Amortization Rate, the monthly prepayment rate specified in the Prepayment Calculation Table that corresponds to the PSA Index Rate for such month. The PSA Index Rate for any month reflects the rate of reduction in aggregate principal amount of outstanding 30 year Federal Home Loan Mortgage Corporation ('FHLMC') 8% mortgage participation certificates issued in calendar year 1996 (the 'Reference Collateral Pool').

                          PREPAYMENT CALCULATION TABLE

   PSA           MONTHLY
  INDEX        AMORTIZATION
   RATE            RATE
----------     ------------
    0-125           0.118%
      126           0.174
      127           0.229
      128           0.285
      129           0.341
      130           0.396
      131           0.452
      132           0.508
      133           0.563
      134           0.619
      135           0.675
      136           0.730
      137           0.786
      138           0.842
      139           0.897
      140           0.953
      141           1.009
      142           1.064
      143           1.120
      144           1.176
      145           1.231
      146           1.287
      147           1.343
      148           1.398
      149           1.454
      150           1.510

      151           1.565
      152           1.621
      153           1.677
      154           1.732
      155           1.788
      156           1.805
      157           1.821
      158           1.838

   PSA           MONTHLY
  INDEX        AMORTIZATION
   RATE            RATE
----------     ------------
      159           1.854%
      160           1.871
      161           1.888
      162           1.904
      163           1.921
      164           1.938
      165           1.954
      166           1.971
      167           1.987
      168           2.004
      169           2.021
      170           2.037
      171           2.054
      172           2.071
      173           2.087
      174           2.104
      175           2.120
      176           2.137
      177           2.154
      178           2.170
      179           2.187
      180           2.204
      181           2.220
      182           2.237
      183           2.253
      184           2.270
      185           2.287
      186           2.303
      187           2.320
      188           2.337
      189           2.353
      190           2.370
      191           2.386
      192           2.403

   PSA           MONTHLY
  INDEX        AMORTIZATION
   RATE            RATE
----------     ------------
      193           2.420%
      194           2.436
      195           2.453
      196           2.470
      197           2.486
      198           2.503
      199           2.519
      200           2.536
      201           2.556
      202           2.576
      203           2.596
      204           2.616
      205           2.637
      206           2.657
      207           2.677
      208           2.697
      209           2.717
      210           2.737
      211           2.757
      212           2.777
      213           2.797
      214           2.817
      215           2.838
      216           2.858
      217           2.878
      218           2.898
      219           2.918
      220           2.938
      221           2.958
      222           2.978
      223           2.998
      224           3.018
      225           3.039
      226           3.059

   PSA           MONTHLY
  INDEX        AMORTIZATION
   RATE            RATE
----------     ------------
      227           3.079%
      228           3.099
      229           3.119
      230           3.139
      231           3.159
      232           3.179
      233           3.199
      234           3.219
      235           3.240
      236           3.260
      237           3.280
      238           3.300
      239           3.320
      240           3.340
      241           3.360
      242           3.380
      243           3.400
      244           3.420
      245           3.441
      246           3.461
      247           3.481
      248           3.501
      249           3.521
  250-400           3.541
      401           3.575
      402           3.609
      403           3.643
      404           3.677
      405           3.711
      406           3.745
      407           3.779
      408           3.813
      409           3.847
      410           3.881
      411           3.915
      412           3.949
      413           3.983
      414           4.017
      415           4.051
      416           4.085
      417           4.119
      418           4.153
      419           4.187
      420           4.221
      421           4.255
      422           4.289

      423           4.323
      424           4.357
      425           4.392
      426           4.426
      427           4.460

   PSA           MONTHLY
  INDEX        AMORTIZATION
   RATE            RATE
----------     ------------
      428           4.494%
      429           4.528
      430           4.562
      431           4.596
      432           4.630
      433           4.664
      434           4.698
      435           4.732
      436           4.766
      437           4.800
      438           4.834
      439           4.868
      440           4.902
      441           4.936
      442           4.970
      443           5.004
      444           5.038
      445           5.072
      446           5.106
      447           5.140
      448           5.174
      449           5.208
      450           5.242
      451           5.276
      452           5.310
      453           5.344
      454           5.378
      455           5.412
      456           5.446
      457           5.480
      458           5.514
      459           5.548
      460           5.582
      461           5.616
      462           5.650
      463           5.684
      464           5.718
      465           5.752
      466           5.786
      467           5.820
      468           5.854
      469           5.888

      470           5.922
      471           5.956
      472           5.990
      473           6.024
      474           6.058
      475           6.093
      476           6.127
      477           6.161
      478           6.195

   PSA           MONTHLY
  INDEX        AMORTIZATION
   RATE            RATE
----------     ------------
      479           6.229%
      480           6.263
      481           6.297
      482           6.331
      483           6.365
      484           6.399
      485           6.433
      486           6.467
      487           6.501
      488           6.535
      489           6.569
      490           6.603
      491           6.637
      492           6.671
      493           6.705
      494           6.739
      495           6.773
      496           6.807
      497           6.841
      498           6.875
      499           6.909
      500           6.943
      501           7.315
      502           7.687
      503           8.060
      504           8.432
      505           8.804
      506           9.176
      507           9.549
      508           9.921
      509          10.293
      510          10.665
      511          11.038
      512          11.410
      513          11.782
      514          12.154
      515          12.526
      516          12.899

      517          13.271
      518          13.643
      519          14.015
      520          14.388
      521          14.760
      522          15.132
      523          15.504
      524          15.876
      525          16.249
      526          16.621
      527          16.993
      528          17.365
      529          17.738

   PSA           MONTHLY
  INDEX        AMORTIZATION
   RATE            RATE
----------     ------------
      530          18.110%
      531          18.482
      532          18.854
      533          19.227
      534          19.599
      535          19.971
      536          20.343
      537          20.715
      538          21.088
      539          21.460
      540          21.832
      541          22.204
      542          22.577
      543          22.949
      544          23.321
      545          23.693
      546          24.065
      547          24.438
      548          24.810
      549          25.182
      550          25.554
      551          25.927
      552          26.299
      553          26.671
      554          27.043
      555          27.416
      556          27.788
      557          28.160
      558          28.532
      559          28.904

      560          29.277
      561          29.649
      562          30.021
      563          30.393
      564          30.766
      565          31.138
      566          31.510
      567          31.882
      568          32.255
      569          32.627
      570          32.999
      571          33.371
      572          33.743
      573          34.116
      574          34.488
      575          34.860
      576          35.232
      577          35.605
      578          35.977
      579          36.349
      580          36.721

   PSA           MONTHLY
  INDEX        AMORTIZATION
   RATE            RATE
----------     ------------
      581          37.093%
      582          37.466
      583          37.838
      584          38.210
      585          38.582
      586          38.955
      587          39.327
      588          39.699
      589          40.071
      590          40.444
      591          40.816
      592          41.188
      593          41.560
      594          41.932
      595          42.305
      596          42.677
      597          43.049
      598          43.421
      599          43.794
      600          44.166
      601          44.538
      602          44.910
      603          45.282
      604          45.655
      605          46.027
      606          46.399

      607          46.771
      608          47.144
      609          47.516
      610          47.888
      611          48.260
      612          48.633
      613          49.005
      614          49.377
      615          49.749
      616          50.121
      617          50.494
      618          50.866
      619          51.238
      620          51.610
      621          51.983
      622          52.355
      623          52.727
      624          53.099
      625          53.472
      626          53.844
      627          54.216
      628          54.588
      629          54.960
      630          55.333
      631          55.705

   PSA           MONTHLY
  INDEX        AMORTIZATION
   RATE            RATE
----------     ------------
      632          56.077%
      633          56.449
      634          56.822
      635          57.194
      636          57.566
      637          57.938
      638          58.310
      639          58.683
      640          59.055
      641          59.427
      642          59.799
      643          60.172
      644          60.544
      645          60.916
      646          61.288
      647          61.661
      648          62.033
      649          62.405
      650          62.777
      651          63.149
      652          63.522
      653          63.894

      654          64.266
      655          64.638
      656          65.011
      657          65.383
      658          65.755
      659          66.127
      660          66.499
      661          66.872
      662          67.244
      663          67.616
      664          67.988
      665          68.361
      666          68.733
      667          69.105
      668          69.477
      669          69.850
      670          70.222
      671          70.594
      672          70.966
      673          71.338
      674          71.711
      675          72.083
      676          72.455
      677          72.827
      678          73.200
      679          73.572
      680          73.944
      681          74.316
      682          74.688

   PSA           MONTHLY
  INDEX        AMORTIZATION
   RATE            RATE
----------     ------------
      683          75.061%
      684          75.433
      685          75.805
      686          76.177
      687          76.550
      688          76.922
      689          77.294
      690          77.666
      691          78.039
      692          78.411
      693          78.783
      694          79.155
      695          79.527
      696          79.900

      697          80.272
      698          80.644
      699          81.016
      700          81.389
      701          81.761
      702          82.133
      703          82.505
      704          82.878
      705          83.250

   PSA           MONTHLY
  INDEX        AMORTIZATION
   RATE            RATE
----------     ------------
      706          83.622%
      707          83.994
      708          84.366
      709          84.739
      710          85.111
      711          85.483
      712          85.855
      713          86.228
      714          86.600
      715          86.972
      716          87.344
      717          87.716
      718          88.089
      719          88.461
      720          88.833
      721          89.205
      722          89.578
      723          89.950
      724          90.322
      725          90.694
      726          91.067
      727          91.439
      728          91.811

   PSA           MONTHLY
  INDEX        AMORTIZATION
   RATE            RATE
----------     ------------
      729          92.183%
      730          92.555
      731          92.928
      732          93.300
      733          93.672
      734          94.044
      735          94.417
      736          94.789

      737          95.161
      738          95.533
      739          95.905
      740          96.278
      741          96.650
      742          97.022
      743          97.394
      744          97.767
      745          98.139
      746          98.511
      747          98.883
      748          99.256
      749          99.628
750 and up        100.000

     The 'PSA Index Rate' means, with respect to any Payment Date (in the following order of priority):

          (i) the rate that appears as of 3:00 p.m. (New York City time) on the related Prepayment Determination Date (as defined below) on the Reference Bloomberg Page (as defined below) under the column heading '1 MO' opposite the row 'PSA';

          (ii) if such rate does not appear on the Reference Bloomberg Page as of 3:00 p.m. (New York City time) on such Prepayment Determination Date, the Calculation Agent (as defined below) will request FHMLC to provide a quotation of the monthly prepayment speed (calculated according to the PSA Standard Prepayment Model (as defined below)) for the Reference Collateral Pool for the applicable month. If FHMLC provides such quotation, the PSA Index Rate will be the quotation provided by FHMLC;

          (iii) if the Calculation Agent determines that FHMLC has not provided such quotation by 5:00 p.m. on the second Business Day following such Prepayment Determination Date, the Calculation Agent will request five major securities dealers selected by the Calculation Agent to provide a quotation of the monthly prepayment speed (calculated according to the PSA Standard Prepayment Model) for the Reference Collateral Pool for the applicable month. If only one quotation is so provided, the PSA Index Rate will be the quotation so provided. If two or three such quotations are so provided, then the PSA Index Rate will be the arithmetic mean of such quotations (rounded to the nearest whole integer) as determined by the Calculation Agent. If four or five such quotations are provided, the highest quotation (or, in the event of equality, one of the highest) and lowest quotation (or, in the event of equality, one of the lowest) will be eliminated and the PSA Index Rate will be the arithmetic mean (rounded to the nearest whole integer) of the remaining quotations as determined by the Calculation Agent; and

         (iv) if no such quotation is provided as requested in clause (iii) above, then the PSA Index Rate will be the PSA Index Rate determined with respect to the Payment Date preceding the applicable Payment Date (or, in the case of the first Payment Date, the monthly prepayment speed (calculated according to the PSA Standard Prepayment Model) for the Reference Collateral Pool obtained from the sources specified in clauses (i)-(iii) above, in that order, with respect to the most recent month for which such information is available.

     'Reference Bloomberg Page' means the display designated as page 'FMAC A017' and titled 'Reference Collateral 30-year 8.00, Issued in 1996' (or such other page selected by the Calculation Agent as may replace page FMAC A017 for the purpose of displaying the monthly prepayment speed (calculated based on the PSA Standard Prepayment Model) for the Reference Collateral Pool) on the Bloomberg Financial Markets Service (or such other service selected by the Calculation Agent as may replace such service).

     'PSA Standard Prepayment Model' or 'PSA' means the methodology set forth under 'Mortgage Prepayment Models--The PSA Standard Prepayment Model' in the 'Uniform Practices for the Clearance and Settlement of Mortgage-Backed Securities and Other Related Securities of the Public Securities Association'.

     The 'Prepayment Determination Date' for any Payment Date on which a payment of principal on the Class A1 Notes is due will be the fourth Business Day of the month in which such Payment Date occurs. The Calculation Agent will notify the Indenture Trustee of the PSA Index Rate for each Payment Date promptly after its determination hereof.

     The calculation of the PSA Index Rate, which involves numerous mortgage pools, may differ among dealers and other market participants, which differences may be significant. The Calculation Agent reserves the right to determine whether any modification in PSA methodology or in the timing or procedures affecting publication or dissemination of the PSA prepayment rate for the Reference Collateral Pool warrants an adjustment to the foregoing calculation procedures, whereupon such procedures will be deemed to be amended as so determined by the Calculation Agent; provided that no change in such procedures will be effective without the written consent of the Swap Counterparty and the Swap Guarantor.

     The 'Calculation Agent' shall mean the Swap Counterparty under the Swap Agreement.

                           HISTORICAL PSA INDEX RATES

     The table below sets forth historical values of the PSA Index Rate for the Reference Collateral Pool (the 30-year FHLMC 8% mortgage participation certificates issued in calendar year 1996) since June 1997 as calculated by the
Underwriter:

June 1997..........................................................   278
July 1997..........................................................   275
August 1997........................................................   306


     The text and table above are included solely for information purposes. It is not intended to reflect the likely or anticipated prepayment experience of the Reference Collateral Pool during any future periods. Investors must make their own assumptions regarding the future prepayment experience of the Reference Collateral Pool and the effect thereof on the rate of prepayment and yield on the Class A1 Notes.

     Certain Additional Information About the PSA Standard Prepayment
Model. Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used herein with respect to the Base Mortgage Loans is the PSA Standard Prepayment Model. 100 PSA assumes prepayment rates of 0.2% per annum of the then unpaid Principal Amount of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100 PSA assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 150 PSA assumes prepayment rates will be 0.3% per annum in the first month, 0.6% per annum in the second month, and increasing by 0.3% in each succeeding month until reaching a rate of 9% per annum in the 30th month and remaining constant at 9% per annum thereafter. Similarly, 200 PSA assumes prepayment rates will be 0.4% per annum in the first month, 0.8% per annum in the second month and increasing by 0.4% in each succeeding month until reaching a rate of 12% per annum in the 30th month and remaining constant at 12% per annum thereafter. 0 PSA assumes no prepayments. Having the PSA Standard Prepayment Model as an industry standard allows actual prepayment experiences of pools of mortgage loans to be expressed by reference to such model.

               PREPAYMENT AND ADDITIONAL STRUCTURING ASSUMPTIONS
                              AND DECREMENT TABLE

     The following table indicates the percentage of original principal amount of the Class A1 Notes that would be outstanding after each of the dates shown at various PSA Index Rates after application of the Prepayment Table and the corresponding weighted average life of the Class A1 Notes. The table has been prepared on the basis of the Additional Structuring Assumptions (as defined below). However, the Base Mortgage Loans will not necessarily have the characteristics assumed; nor are the Base Mortgage Loans likely to prepay at a constant percentage of PSA. Moreover, diverse remaining terms to maturity of the Base Mortgage Loans could produce slower or faster principal payments than indicated in the table at the specified PSA Index Rates, even if the weighted average maturity of the Base Mortgage Loans is identical to the weighted average maturity specified in the Additional Structuring Assumptions.

     Unless otherwise specified, the information in the following table has been prepared on the basis of the following assumptions (such assumptions, the 'Additional Structuring Assumptions'):

          -- the Base Mortgage Loans prepay at the PSA Index Rates specified in the related table;


          -- the issue date for the Class A1 Notes and Class A2 Certificates is September 25, 1997;

          -- the first distribution of principal on the Class A1 Notes and the Class A2 Certificates occurs on September 25, 1999.

       PERCENT OF ORIGINAL PRINCIPAL AMOUNT OF CLASS A1 NOTES OUTSTANDING

                                   125 PSA       155 PSA       200 PSA       250 PSA       400 PSA       500 PSA       750 PSA
    DATE                          INDEX RATE    INDEX RATE    INDEX RATE    INDEX RATE    INDEX RATE    INDEX RATE    INDEX RATE
-------------------------------   ----------    ----------    ----------    ----------    ----------    ----------    ----------
September 25, 1997.............       100           100           100           100           100           100           100
September 25, 1998.............       100           100           100           100           100           100           100
September 25, 1999.............       100            98            97            96            96            93             0
September 25, 2000.............        98            79            72            63            63            39             0
September 25, 2001.............        97            64            53            41            41            17             0
September 25, 2002.............        96            51            39            26            26             0             0
September 25, 2003.............        94            41            28            17            17             0             0
August 25, 2004................         0             0             0             0             0             0             0
AVERAGE LIFE:..................      6.75          5.00          4.50          4.00          4.00          3.00          2.00

                    DESCRIPTION OF THE CLASS A2 CERTIFICATES

GENERAL

     The Class A2 Certificates will be issued pursuant to the Trust Agreement to be dated as of September 1, 1997, between the Depositor and Wilmington Trust Company, as Owner Trustee. The Depositor will provide a copy of the Trust Agreement to prospective investors without charge upon request.

     The following summaries describe certain terms of the Class A2 Certificates and the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Trust Agreement. Wherever particular defined terms of the Trust Agreement are referred to, such defined terms are thereby incorporated herein by reference. See 'The Trust Agreement' herein for a summary of additional terms of the Trust Agreement. The Class A2 Certificates are not being offered hereby.

     The Class A2 Certificates will be issued in book-entry form only ('Book-Entry Certificates'), subject to limited exceptions. The Class A2 Certificates will be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof and will not be eligible to be resold or subdivided in units smaller than the minimum denomination for issuance; provided that one Class A2 Certificate may be issued in such denomination as may be necessary to represent the remainder of the aggregate amount of Class A2 Certificates.

DISTRIBUTIONS ON CLASS A2 CERTIFICATES

     Pursuant to an administration agreement (the 'Administration Agreement') entered into among the Trust, the Indenture Trustee and The Bank of New York as administrator (the 'Administrator'), distributions on the Class A2 Certificates, as described below, will be made on behalf of the Owner Trustee by the Administrator on the Payment Date to persons in whose names the Class A2 Certificates are registered on the Record Date. The expected final distribution in retirement of a Class A2 Certificate will be made only upon surrender of the Class A2 Certificate to the Owner Trustee at the office thereof specified in the notice to Class A2 Certificateholders of such final distribution. Notice will be mailed prior to the Payment Date on which the expected final distribution of principal and interest on a Class A2 Certificate is expected to be made to the holder thereof.

DISTRIBUTIONS OF INTEREST

     Interest on the Face Amount of the Class A2 Certificates will accrue at a rate per annum equal to the Class A2 Accrual Rate and will be distributable monthly on each Payment Date. The Indenture Trustee will determine LIBOR on each LIBOR Determination Date based on the rate of one month deposits in United States dollars appearing on Telerate Page 3750 as of 11:00 a.m. London time.

     Interest in respect of a Payment Date will accrue on the Face Amount of the Class A2 Certificates during the preceding Interest Accrual Period.

DISTRIBUTIONS OF PRINCIPAL


     Principal will be distributed to the Class A2 Certificateholders beginning on the Principal Commencement Date. However, if an Event of Default occurs under the Indenture the Indenture Trustee or the holders of the Securities may declare the Class A2 Certificates due and payable as further described in 'The Indenture--Events of Default; Rights Under Events of Default' herein.

SUBORDINATION

     Distributions of interest and principal on the Class A2 Certificates will be subordinated in priority of payment to the payment of interest and principal due on the Class A1 Notes. Consequently, the Class A2 Certificateholders will not receive any distributions of interest or principal on any date until the full amounts due on the Class A1 Notes on such date are paid in full. In addition, upon the occurrence of any Event of Default the holders of the Class A1 Notes will receive all principal and interest owing to them before any amounts are paid to the Class A2 Certificateholders.

                            DESCRIPTION OF THE CABS

     The Depositor will acquire the CABS for deposit into the Trust from Lehman Brothers Inc. At the time of issuance of the Class A1 Notes and the Class A2 Certificates, the Depositor will cause the beneficial interest in such CABS, which will be held in book-entry form through the facilities of DTC, to be delivered to the Indenture Trustee's participant account at DTC.

     All distributions on the CABS will be remitted directly to an account (the 'Collection Account') to be established with the Indenture Trustee under the Indenture on the Closing Date. The Indenture Trustee will hold such moneys uninvested and without liability for interest thereon for the benefit of the Securityholders and the Swap Counterparty.

     The table below sets forth certain of the characteristics of the CABS. The table does not purport to be complete and is subject to, and qualified in its entirety by reference to, the prospectuses pursuant to which the CABS were offered and sold.

                                                             DESCRIPTION OF THE CABS
                          ----------------------------------------------------------------------------------------------
                                FIRST USA               FIRST USA               FIRST USA               FIRST USA
                               CREDIT CARD             CREDIT CARD             CREDIT CARD             CREDIT CARD
                               MASTER TRUST            MASTER TRUST            MASTER TRUST            MASTER TRUST
ISSUER:                       SERIES 1997-5           SERIES 1997-2           SERIES 1997-1           SERIES 1996-4
------------------------  ----------------------  ----------------------  ----------------------  ----------------------
Principal Amount
  Purchased by
  Depositor.............       $100,145,000            $50,000,000             $13,000,000             $94,590,000
Percentage of Total CABS
  Purchased by the

  Depositor.............          38.86%                  19.40%                  5.04%                   36.70%
Transferor and
  Servicer..............      First USA Bank          First USA Bank          First USA Bank          First USA Bank
Trustee.................   The Bank of New York    The Bank of New York    The Bank of New York    The Bank of New York
                                (Delaware)              (Delaware)              (Delaware)              (Delaware)
Designation.............  Class A Floating Rate   Class A Floating Rate   Class A Floating Rate   Class A Floating Rate
                               Asset Backed            Asset Backed            Asset Backed            Asset Backed
                           Certificates, Series    Certificates, Series    Certificates, Series    Certificates, Series
                                  1997-5                  1997-2                  1997-1                  1996-4
Initial Certificate
  Amount................       $650,000,000            $500,000,000            $750,000,000            $500,000,000
Series Termination
  Date..................      April 17, 2007         January 17, 2007        October 17, 2006         April 10, 2009
Certificate Rate........     One Month LIBOR*        One Month LIBOR*        One Month LIBOR*        One Month LIBOR*
                                 + 0.14%                 + 0.13%                 + 0.10%                 + 0.19%
Payment Date............    17th Business Day       17th Business Day       17th Business Day       10th Business Day
Commencement of
  Principal Payment
  Period................     August 17, 2004           May 17, 2004         February 17, 2004        August 10, 2006
Subordinated Amount.....       $58,735,000             $45,180,000             $67,770,000             $45,180,000
Optional Repurchase
  Percentage............            5%                      5%                      5%                      5%
Ratings.................         Aaa/AAA                 Aaa/AAA                 Aaa/AAA                 Aaa/AAA

------------------
* Telerate LIBOR

     Certain information relating to the CABS filed by or on behalf of First USA Credit Card Master Trust with the United States Securities Exchange Commission (the 'Commission') can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, and
at the following regional offices of the Commission: New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048; Los Angeles Regional Office, 5670 Wiltshire Boulevard, 11th Floor, Los Angeles, California 90036; and Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. In addition, the Commission maintains a Website that contains certain information regarding the CABS. The address of the Commission's Website is http://www.sec.gov.

CABS EARLY AMORTIZATION EVENT

     A 'CABS Early Amortization Event' will occur if, at any time, a Rapid Amoritization Period (as defined in the applicable Underlying Agreements) commences with respect to any of the CABS. A Rapid Amortization Period will commence if one or more of the following pay-out events occurs with respect to the CABS (and, in certain cases, with the election of the trustee under the CABS, or of holders of CABS representing 50% or more of the investor interest in the affected series): (i) certain events of insolvency or receivership relating to the transferor of the CABS (the 'CABS Transferor'), (ii) the First USA Credit Card Master Trust becomes an 'investment company' within the meaning of the Investment Company Act of 1940, as amended, (iii) failure of the CABS Transferor to make payments or deposits in respect of the CABS (after any applicable grace periods), (iv) failure of the CABS Transferor to perform in any material respect covenants or agreements in the Underlying Agreements which failure has a material adverse affect on the holders of the CABS and continues unremedied for 60 days or more after written notice thereof, (v) a representation or warranty made by the CABS Transferor or information provided by the CABS Transferor relating to the identity of the credit card accounts underlying the CABS is incorrect in any material respect for 60 days or more after written notice thereof and this has a material adverse affect on the holders of CABS, (vi) the average Portfolio Yield (as such term is defined in the Underlying Agreements) for any three consecutive monthly periods is less than the Base Rate (as such term is defined in the Underlying Agreements) for such three monthly periods,
(vii) the CABS Transferor fails to convey receivables arising under Additional Accounts (as defined in the Underlying Agreements) to the First USA Credit Card Master Trust as required by the Underlying Agreements and (viii) any Servicer Default (as defined in the Underlying Agreements) occurs which would have a material adverse affect on the holders of the CABS.

     If a CABS Early Amortization Event occurs, the Issuer will be required to direct the Indenture Trustee to apply all the proceeds derived from the amortization of such CABS to invest in Eligible Investments. Any such Eligible Investments must: (i) have final maturities that are the same as, or prior to, the Maturity Date and (ii) have outstanding principal amounts in the aggregate at least equal to that of the CABS being replaced.

     To the extent that such CABS are due to be sold pursuant to the CABS Amortization Schedule, the Indenture Trustee shall reorder the CABS Amortization Schedule and will first sell other CABS. See 'Description of the Class A1 Notes--Payments of Principal' herein.

                                 THE DEPOSITOR

     Lehman ABS Corporation (the 'Depositor') was incorporated in the State of Delaware on January 29, 1988. As of January 4, 1993, the Depositor is a wholly owned, special purpose subsidiary of Lehman Commercial Paper Inc. ('LCPI'), which is itself a wholly owned subsidiary of Lehman Brothers Inc. ('Lehman Brothers'), which is a wholly owned subsidiary of Lehman Brothers Holdings Inc. ('Holdings'). None of Lehman Brothers, LCPI, Holdings or the Depositor, nor any affiliate of the foregoing, has guaranteed or is otherwise obligated with respect to the Class A1 Notes or the Class A2 Certificates.

     The principal executive offices of the Depositor are located at 200 Vesey Street, Three World Financial Center, New York, New York 10285 (Telephone: (212) 526-7000). See 'The Depositor' in the Prospectus.

                                 THE INDENTURE

     The following summary describes certain terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture. Whenever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are thereby incorporated herein by reference. See 'Description of the Class A1 Notes' herein for a summary of certain additional terms of the Indenture.

BOOK-ENTRY NOTES

     The Book-Entry Notes will be issued in one or more global notes which equal the aggregate initial principal balance of the Class A1 Notes and which will be held by a nominee of The Depository Trust Company (together with any successor depository selected by the Depositor, the 'Depository'). Beneficial interests in the Book-Entry Notes will be held indirectly by investors through the book-entry facilities of the Depository, as described herein. Investors may hold such beneficial interests in the Book-Entry Notes in minimum denominations representing an original principal amount of $10,000 and integral multiples of $1,000 in excess thereof. The Depositor has been informed by the Depository that its nominee will be Cede & Co. ('Cede'). Accordingly, Cede is expected to be the holder of record of the Book-Entry Notes. Except as described in the Prospectus under 'Description of the Certificates-Definitive Certificates,' no person acquiring a Book-Entry Note (each, a 'beneficial owner') will be entitled to receive a Definitive Note.

     Unless and until Definitive Notes are issued, it is anticipated that the only 'Certificateholder' of the Book-Entry Notes will be Cede, as nominee of the Depository. Beneficial owners of the Book-Entry Notes will not be Noteholders, as that term is used in the Indenture. Beneficial owners are only permitted to exercise the rights of Noteholders indirectly through the Depository and its participating organizations. Any reports on the Trust provided to Cede, as nominee of the Depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Depository's participating organizations to whose Depository accounts the Book-Entry Notes of such beneficial owners are credited.

     For a description of the procedures generally applicable to the Book-Entry Notes, see 'Description of the Certificates-Book-Entry Certificates' in the Prospectus.

     The Notes will be issued in fully registered, certificated form to Noteholders or their respective nominees ('Definitive Notes'), rather than to DTC or its nominee only if (i) the Administrator advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Notes, and the Indenture Trustee or the Depositor are unable to locate a qualified successor, (ii) the Administrator, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, Noteholders evidencing not less than 50% of the aggregate unpaid principal amount of the Notes advise the Indenture Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Noteholders.


     Upon the occurrence of any of the events described in sections (i), (ii) and (iii) of the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Notes. Upon surrender by DTC of the definitive certificates representing the Notes, and instructions for re-registration, the Indenture Trustee will issue such Notes in the form of Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders, under the Indenture.

     If Definitive Notes are issued, distributions of principal and interest on the Definitive Notes will be made by the Paying Agent or the Indenture Trustee directly to the holders in whose names the Definitive Notes were registered on the related Record Date. Distributions will be made by check mailed to the address of each holder as it appears on the register maintained by the Indenture Trustee, except that the final payment on any Definitive Note will be made only upon presentation and surrender of such Definitive Note on the date for such final payment at such office or agency as is specified in the notice of final distribution to holders. The Indenture Trustee will provide such notice to holders not later than the fifth day of the month of the final distribution.

COLLECTION OF DISTRIBUTIONS ON CABS

     The CABS will be assets of the Trust. All distributions on the CABS will be made directly to the Indenture Trustee. The obligation of the Indenture Trustee in making payments on the Class A1 Notes is limited to distributions on the CABS and payments received pursuant to the Swap Agreement which were actually received by it. However, if the Indenture Trustee has not received a distribution with respect to a CABS by the fifth

Business Day after the date on which such distribution was due and payable pursuant to the terms of such CABS, the Indenture will require the Indenture Trustee to take such actions as may be directed by the Swap Counterparty or the Swap Guarantor, as applicable, and are permissible pursuant to the related Underlying Agreements to ensure that the distribution be made as promptly as possible and legally permitted and to take such legal action as the Swap Counterparty or the Swap Guarantor, as applicable, deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Indenture Trustee in connection with the prosecution of any legal action will be reimbursable to the Indenture Trustee solely out of the proceeds of any such action and will be retained by the Indenture Trustee prior to the deposit of any remaining proceeds in the Collection Account pending distribution thereof to Class A1 Noteholders. In the event that the Indenture Trustee has reason to believe that the proceeds of any such legal action may not be sufficient to reimburse it for its projected legal fees and expenses, the Indenture Trustee will notify the Class A1 Noteholders that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by the Class A1 Noteholders.

REPORTS TO CLASS A1 NOTEHOLDERS

     The Indenture Trustee will mail to the Swap Counterparty, the Swap Guarantor and each Class A1 Noteholder, at such Class A1 Noteholder's request,

at its address listed on the Note Register maintained with the Indenture Trustee a report stating (i) the amounts of principal and interest, respectively, paid on each $1,000 in Principal Amount of Class A1 Notes, (ii) the Principal Amount of the Class A1 Notes, (iii) the outstanding balance of the CABS, and (iv) the outstanding balance of any Eligible Investments.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     With respect to the Class A1 Notes, an 'Event of Default' under the Indenture will consist of: (i) a default for five Business Days or more in the payment of any interest on any Class A1 Note; (ii) a default in the payment of the principal of or any installment of the principal of any Class A1 Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee, the Swap Guarantor, or the Swap Counterparty, or to the Trust, the Swap Counterparty, the Swap Guarantor and the Indenture Trustee by the holders of at least 25% in Principal Amount of the Class A1 Notes; (iv) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the Trust by the Indenture Trustee, the Swap Guarantor or the Swap Counterparty or to the Trust, the Swap Guarantor, the Swap Counterparty, and the Indenture Trustee by the holders of at least 25% in Principal Amount of Class A1 Notes; (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust; or (vi) the occurrence and continuance of a Swap Counterparty Replacement Event wherein it is impracticable for the Swap Guarantor to replace the then existing Swap Counterparty with itself or any other Person.

     If there is an Event of Default with respect to a Class A1 Note due to late payment or nonpayment of interest due on a Class A1 Note, additional interest will accrue on such unpaid interest at the interest rate on the Class A1 Note (to the extent lawful) until such interest is paid. Such additional interest on unpaid interest shall be due at the time such interest is paid. If there is an Event of Default due to late payment or nonpayment of principal on a Class A1 Note, interest will continue to accrue on such principal at the interest rate on the Class A1 Note until such principal is paid.

     If an Event of Default should occur and be continuing with respect to the Class A1 Notes, the Indenture Trustee, if directed by the holders of a majority in Principal Amount of the Notes, or, in the case of an Event of Default described in clauses (iii) or (iv) in the definition thereof, if directed by all Securityholders, will declare the principal of the Class A1 Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in Principal Amount of the Class A1 Notes.

     If the Class A1 Notes are due and payable following an Event of Default, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the CABS or elect to have the Trust maintain possession of the CABS and continue to apply collections on the CABS as if there had been no declaration or acceleration; provided, however, that if the Swap Counterparty or the Swap Guarantor, as applicable, has given instructions to the Indenture Trustee with respect to such proceedings, remedies or actions, the Indenture Trustee shall follow such instructions.

     If an Event of Default occurs and is continuing with respect to the Class A1 Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Class A1 Notes or the Swap Counterparty, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to certain limitations contained in the Indenture, the holders of a majority in Principal Amount of Class A1 Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in Principal Amount of the Class A1 Notes may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Class A1 Notes.

     No holder of a Class A1 Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given the Indenture Trustee written notice of a continuing Event of Default,
(ii) the holders of not less than 25% in Principal Amount of the Class A1 Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority in Principal Amount of the Class A1 Notes.

     In addition, the Indenture Trustee and the Class A1 Noteholders, by accepting the Class A1 Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to the Trust, neither the Indenture Trustee nor the Owner Trustee in their capacities as trustees, nor any holder of a Class A2 Certificate representing an ownership interest in the Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Class A1 Notes or for the agreements of the Trust contained in the Indenture.

CERTAIN COVENANTS

     The Indenture will provide that the Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Class A1 Notes and the performance or observance of any agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trust has been advised that the ratings of the Notes then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation, (v) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any Class A1 Noteholder or Class A2 Certificateholder and (vi) the Trust has received the prior written consent of the Swap Guarantor.

     The Trust will not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Class A1 Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Class A1 Notes because of the payment of taxes levied or assessed upon the Trust, (iii) except as contemplated pursuant to the Indenture, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Class A1 Notes under the Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extent to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof, except as permitted by the Trust Agreement or the Indenture.

     The Trust may not engage in any activity other than as specified under 'The Trust' herein. The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Trust Agreement and the Indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

     The Indenture Trustee will be required to mail each year to all Class A1 Noteholders a report relating to any change in its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of any indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, any change in the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Class A1 Notes and that has not been previously reported, but if no such changes have occurred, then no report shall be required.

SATISFACTION AND DISCHARGE OF INDENTURE

     The Indenture will be discharged with respect to the collateral securing the Class A1 Notes upon the delivery to the Indenture Trustee for cancellation of all the Class A1 Notes or, with certain limitations, upon deposit with the

Indenture Trustee of funds sufficient for the payment in full of the Class A1 Notes, the Class A2 Certificates and any amounts due to the Swap Counterparty or the Swap Guarantor.

MODIFICATION OF INDENTURE

     With the consent of the holders of a majority in Principal Amount of the Class A1 Notes and with the consent of the Swap Counterparty and the Swap Guarantor and with prior written confirmation of the Rating Agencies that the ratings assigned shall not be reduced or withdrawn, the Trust and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Class A1 Noteholders.

     Without the consent of the holder of each outstanding Class A1 Note affected thereby and without the consent of the Swap Counterparty and the Swap Guarantor, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Class A1 Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Class A1 Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Class A1 Notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Class A1 Notes held by the Trust, the Depositor or an affiliate of the Depositor; (v) reduce the percentage of the aggregate outstanding amount of Class A1 Notes, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the CABS if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Class A1 Notes; (vi) decrease the percentage of the aggregate principal amount of Class A1 Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Class A1 Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Class A1 Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Class A1 Note of the security afforded by the lien of the Indenture.

     The Trust and the Indenture Trustee may also enter into supplemental indentures with the consent of the Swap Guarantor, but without obtaining the consent of the Class A1 Noteholders or the Swap Counterparty, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Class A1 Noteholders, provided that such action will not materially and adversely affect the interest of any Class A1 Noteholder, the Swap

Counterparty or the Swap Guarantor as evidenced by a legal opinion satisfactory to the Swap Counterparty, the Swap Guarantor, the Indenture Trustee and the Depositor.

VOTING RIGHTS

     At all times, the voting rights of Class A1 Noteholders under the Indenture will be allocated among the Class A1 Notes pro rata in accordance with their Principal Amounts.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE DEPOSITOR

     Neither the Depositor, the Indenture Trustee nor any director, officer or employee of the Depositor or the Indenture Trustee will be under any liability to the Trust or the Class A1 Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment; provided, however, that none of the Indenture Trustee, the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture.

     All persons into which the Indenture Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Indenture Trustee under the Indenture.

                              THE TRUST AGREEMENT

     The following summary describes certain terms of the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement. Whenever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference. See 'Description of the Class A2 Certificates' herein for a summary of certain additional terms of the Trust Agreement.

EXERCISE OF REMEDIES

     The Trust Agreement provides that until all the Class A1 Notes have been paid in full, the Indenture Trustee will take all actions to collect any distributions due on the Certificates or to exercise remedies pursuant to the Indenture.

REPORTS TO CERTIFICATEHOLDERS

     The Owner Trustee will mail to each Class A2 Certificateholder, at such Class A2 Certificateholder's request, at its address listed on the Class A2 Certificate Register maintained with the Owner Trustee a report stating (i) the amounts of principal and interest, respectively, distributed on each $1,000 in Face Amount of Class A2 Certificates, (ii) the Face Amount of the Class A2 Certificates, (iii) the outstanding balance of the CABS and (iv) the outstanding principal balance of any Eligible Investments.


AMENDMENT

     The Trust Agreement may be amended by the Depositor and the Owner Trustee, without consent of the Class A1 Noteholders or Class A2 Certificateholders or the Swap Counterparty, but with the consent of the Swap Guarantor, to cure any ambiguity, to correct or supplement any provision or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of such Class A1 Noteholders or Class A2 Certificateholders; provided, however, that such action will not, as evidenced by an opinion of counsel satisfactory to the Owner Trustee, adversely affect in any material respect the interests of any Class A1 Noteholders or Class A2 Certificateholders or the Swap Counterparty or the Swap Guarantor. The Trust Agreement may also be amended by the Depositor and the Owner Trustee with the consent of the holders of Class A1 Notes evidencing at least a majority in Principal Amount of Class A1 Notes and Class A2 Certificateholders owning Voting Interests (as herein defined) aggregating not less than a majority of the aggregate Voting Interests and with the consent of the Swap

Counterparty and the Swap Guarantor for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of the Class A1 Noteholders or Class A2 Certificateholders or the Swap Counterparty or the Swap Guarantor; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or delay the timing of, collections of payments on the CABS or distributions that are required to be made for the benefit of such Class A1 Noteholders or Class A2 Certificateholders or (ii) reduce the aforesaid percentage of the Class A1 Notes or the Voting Interests of Class A2 Certificates which are required to consent to any such amendment, without the consent of all the outstanding Class A1 Notes or Class A2 Certificates, as the case may be.

VOTING INTERESTS

     As of any date, the Face Amount of all Class A2 Certificates outstanding will constitute the voting interest of the Issuer (the 'Voting Interests'), except that, for purposes of determining Voting Interests, Class A2 Certificates owned by the Issuer or its affiliates and the Depositor will be disregarded and deemed not to be outstanding, and except that, in determining whether the Owner Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Class A2 Certificates that the Owner Trustee knows to be so owned will be so disregarded. Class A2 Certificates so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Owner Trustee the pledgor's right so to act with respect to such Class A2 Certificates and that the pledgee is not the Issuer or its affiliates.

CERTAIN MATTERS REGARDING THE OWNER TRUSTEE AND THE DEPOSITOR

     Neither the Depositor, the Owner Trustee nor any director, officer or employee of the Depositor or the Owner Trustee will be under any liability to the Trust or the Class A2 Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust

Agreement or for errors in judgment; provided, however, that none of the Owner Trustee, the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement.

     All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.

                               THE SWAP AGREEMENT

GENERAL

     On the Closing Date the Trust will enter into a 1992 International Swaps and Derivative Association, Inc. ('ISDA') Master Agreement (Multi-Currency--Cross Border) (such agreement, together with any schedules and confirmations thereto, the 'Swap Agreement') with the Swap Counterparty modified to reflect the terms of the Class A1 Notes and the Class A2 Certificates, the Indenture, the Trust Agreement and the swap transactions described herein.

     Under the Swap Agreement, the amount due to the Trust will be computed to match the amounts payable to the Class A1 Notes and Class A2 Certificates under the Indenture and Trust Agreement. The amount due to the Swap Counterparty will be computed to match the interest amounts received on the CABS and any Eligible Investments and the proceeds from the sale of the CABS and any Eligible Investments in respect of any Payment Date following the Principal Commencement Date.

     On any day that amounts payable as interest on the CABS and any Eligible Investments are received, the Trust will be required to pay to the Swap Counterparty such amounts. On any Payment Date prior to the Termination Date, the Swap Counterparty will pay to the Trust amounts equal to the amounts payable on the Class A1 Notes and the Class A2 Certificates.

     On each Payment Date on or after the Principal Commencement Date and prior to the Termination Date the Swap Counterparty will be required to make a payment to the Trust under the Swap Agreement in an amount equal to the Pay Down Amount and the Trust will be required to pay to the Swap Counterparty an amount equal to all proceeds received on the sale of CABS and Eligible Investments on such day (the 'Sale Proceeds') in order to satisfy a Pay Down Amount. If the amount realized from the sale of the CABS is less than the Pay Down Amount the Swap Counterparty will bear this loss. In the event of any Credit Losses on the CABS the holders of the Certificates and then the holders of the Notes will bear this loss.

     The payment obligations of the Swap Counterparty under the Swap Agreement are guaranteed by the Swap Guarantor pursuant to and subject to the guarantee delivered on the Closing Date. The Indenture Trustee will notify the Swap Guarantor by 3:00 p.m. (New York City time) with respect to any payment of interest or in respect to any principal payment on the Securities not received from the Swap Counterparty on any Payment Date and the Swap Guarantor shall remit such payment (and any interest owing through the date of actual payment, as may be provided in the Swap Agreement and the Swap Policy) to the Collection Account within one Business Day after receipt of such notice. The Swap Counterparty has assigned its rights under and in respect of the Swap Agreement and other similar swap agreements insured by the Swap Guarantor and certain other property to a collateral agent for the benefit of the Swap Guarantor to secure the Swap Counterparty's obligations to the Swap Guarantor arising under the Swap Agreement and such other similar swap agreements.

     The 'Termination Date' will be the Maturity Date, except in the event of a Mandatory Prepayment.


SWAP COUNTERPARTY REPLACEMENT EVENT

     A 'Swap Counterparty Replacement Event' includes, among other events, (i) failure of the Swap Counterparty to pay required amounts under the Swap Agreement, (ii) the bankruptcy or insolvency of the Swap Counterparty, (iii) a failure of the Swap Counterparty to provide sufficient collateral under collateral arrangements in respect of the Swap Agreement and certain other similar swap agreements it enters into from time to time which are insured by the Swap Guarantor and (iv) certain events of illegality and certain tax events. Upon a Swap Counterparty Replacement Event, the Swap Guarantor will, to the extent practicable, replace the Swap Counterparty with itself or any other Person so long as such replacement would not result in a reduction or withdrawal of the ratings assigned to the Class A1 Notes or the Class A2 Certificates and certain other criteria are satisfied. Upon such replacement, the Trust will assign its rights under and in respect of the original Swap Agreement to the Swap Guarantor. The replacement of the Swap Counterparty by the Swap Guarantor with itself or any other Person will not diminish the obligation of the Swap Guarantor to fulfill any outstanding obligations of the Swap Counterparty under the Swap Agreement, and the Swap Policy (or a replacement Swap Policy having substantially similar terms) shall remain in effect after replacement of the Swap Counterparty. All expenses associated with the replacement of the Swap Counterparty will be borne by the Swap Counterparty or the Swap Guarantor. The replacement of LBSF as Swap Counterparty by the Swap Guarantor upon a Swap Counterparty Replacement Event will also cause the automatic removal of LBSF as the Calculation Agent and its replacement by the new Swap Counterparty (or its designee), and will permit the new Swap Counterparty to appoint a new Market Agent, so long as such appointment does not cause a reduction or withdrawal of the ratings on the Class A1 Notes or the Class A2 Certificates and certain other criteria are satisfied.

THE SWAP COUNTERPARTY

     The Swap Counterparty will be Lehman Brothers Special Financing Inc. ('LBSF'). LBSF is a Delaware corporation and a wholly owned subsidiary of Lehman Brothers Inc. Upon a Swap Counterparty Replacement Event, the Swap Guarantor will designate a replacement for LBSF (or any successor Swap Counterparty) as described above under '--Swap Counterparty Replacement Event.' The Swap Guarantor may serve as such replacement Swap Counterparty.

THE SWAP GUARANTOR

     The Swap Guarantor will be Ambac Assurance Corporation ('Ambac').

     The following information has been supplied by Ambac for inclusion in this Prospectus Supplement. No representation is made by the Depositor, the Underwriter or any of their affiliates as to the accuracy or completeness of such information.

     The Swap Guarantor is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of

Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and Guam. The Swap Guarantor primarily insures newly issued municipal and structured finance obligations. The Swap Guarantor is a wholly owned subsidiary of Ambac Financial Group, Inc., a 100% publicly-held company. Moody's, S&P and Fitch Investors Service, L.P. have each assigned a triple-A claims-paying ability rating to the Swap Guarantor.

     The consolidated financial statements of the Swap Guarantor and its subsidiaries as of December 31, 1996 and December 31, 1995, and for the three years ended December 31, 1996, prepared in accordance with generally accepted accounting principles, included in the Current Report on Form 8-K of AMBAC Inc. (which was filed with the Commission on March 12, 1997; Commission File Number 1-10777) and the consolidated financial statements of the Swap Guarantor and its subsidiaries as of June 30, 1997 and for periods ending June 30, 1997 and June 30, 1996 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended June 30, 1997 (which was filed with the Commission on August 14, 1997), are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     All financial statements of the Swap Guarantor and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The following table sets forth the Swap Guarantor's capitalization as of December 31, 1994, December 31, 1995, December 31, 1996 and June 30, 1997, respectively, in conformity with generally accepted accounting principles.

                          AMBAC ASSURANCE CORPORATION
                              CAPITALIZATION TABLE
                             (DOLLARS IN MILLIONS)

                                                         DECEMBER 31,     DECEMBER 31,    DECEMBER 31,      JUNE 30,
                                                            1994             1995            1996            1997
                                                         ------------     ------------    ------------    ------------
                                                           (AUDITED)        (AUDITED)       (AUDITED)      (UNAUDITED)
Unearned premiums......................................      $  840          $  906          $  995          $1,036
Other liabilities......................................         136             295             259             284
                                                          ------------    ------------    ------------    ------------

     Total liabilities.................................      $  976          $1,201          $1,254          $1,320
                                                          ------------    ------------    ------------    ------------
Stockholder's equity:
  Common Stock.........................................      $   82          $   82          $   82          $   82
  Additional paid-in capital...........................         444             481             515             520
  Unrealized gains (losses) on investments: net of
     tax...............................................         (46)             87              66              64
  Retained earnings....................................         782             907             992           1,079
                                                          ------------    ------------    ------------    ------------
     Total stockholder's equity........................      $1,262          $1,557          $1,655          $1,745
                                                          ------------    ------------    ------------    ------------
     Total liabilities and stockholder's equity........      $2,238          $2,758          $2,909          $3,065
                                                          ------------    ------------    ------------    ------------
                                                          ------------    ------------    ------------    ------------

     For additional financial information concerning the Swap Guarantor, see the audited and unaudited financial statements of the Swap Guarantor incorporated by reference herein. Copies of the financial statements of the Swap Guarantor incorporated herein by reference and copies of the Swap Guarantor's annual statement for the year ended December 31, 1996 prepared in accordance with statutory accounting standards are available, without charge, from the Swap Guarantor. The address of the Swap Guarantor's administrative offices and its telephone number are One State Street Plaza, 17th Floor, New York, New York 10004 and (212) 668-0340.

     The Swap Guarantor makes no representation regarding the Notes or the advisability of investing in the Notes and makes no representation regarding, nor has it participated in the preparation of, this Prospectus Supplement other than the information supplied by the Swap Guarantor and presented under the heading 'The Swap Guarantor' and in the financial statements incorporated herein by reference.

     THE SWAP POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

THE CALCULATION AGENT

     The Calculation Agent will be LBSF, a wholly-owned subsidiary of Lehman Brothers Inc., incorporated in the State of Delaware. Five Business Days prior to each Payment Date, the Calculation Agent will determine the amount scheduled to be received pursuant to the CABS, the amount due to the Class A1 Noteholders and the Class A2 Certificateholders with respect to such Payment Date. The Calculation Agent will also determine all amounts to be paid by the Swap Counterparty. Under certain circumstances, Lehman Brothers Special Financing Inc. may be removed as Calculation Agent by the Indenture Trustee. In addition, as described above, if there is a Swap Counterparty Replacement Event, LBSF will be automatically removed as the Calculation Agent and will be replaced by the new Swap Counterparty or its designee.

                           THE MARKET AGENT AGREEMENT

MARKET AGENT


     Pursuant to the Market Agent Agreement, dated as of the Closing Date, among Lehman Brothers Inc., as Market Agent, the Trust and the Indenture Trustee (the 'Market Agent Agreement'), the Market Agent shall: (a) act on behalf of the Trust in connection with the sale and purchase of the CABS as provided in the Indenture and (b) perform its duties and comply with the provisions set forth in the Market Agent Agreement and Indenture.

     The Market Agent Agreement provides that the Market Agent has no liability for any act or omission except as results from the Market Agent's negligence or willful misconduct. The Market Agent may assign any and all of its duties, obligations and rights as Market Agent to any organization controlled by or under common control with Lehman Brothers Inc. The Market Agent may at any time resign and be discharged of the duties and obligations created by the Market Agent Agreement by giving at least 30 days' notice to the Indenture Trustee. Under certain circumstances, Lehman Brothers Inc. may be removed as Market Agent by the Swap Counterparty. In addition, as described above under 'The Swap Agreement,' if there is a Swap Counterparty Replacement Event and the Swap Guarantor replaces the Swap Counterparty, the new Swap Counterparty will also have the right to appoint a new Market Agent so long as such appointment would not cause a reduction or withdrawal of the ratings on the Class A1 Notes or the Class A2 Certificates and certain other criteria are satisfied.

     On each Solicitation Date, the Indenture Trustee will direct the Market Agent to sell the CABS and any Eligible Investments in compliance with the Sale Procedures. The settlement of the sale will occur on the fourth Business Day prior to each Payment Date and the Sale Proceeds will be deposited in an account established with the Indenture Trustee. 'Sale Procedures' means that the Market Agent on behalf of the Trust will sell one or more CABS or Eligible Investments to the highest bidder of not less than three solicited bidders for such CABS or Eligible Investments (which bidders may include Lehman Brothers Inc., the Swap Counterparty, the Swap Guarantor or their respective affiliates, provided however, that Lehman Brothers Inc., the Swap Counterparty, the Swap Guarantor and any of their respective affiliates are not obligated to bid, and which bidders need not be limited to recognized broker-dealers). In the sole judgment of the Market Agent, bids may be evaluated on the basis of bids for the CABS or Eligible Investments or a portion of the CABS or Eligible Investments being sold or on any other basis selected in good faith by the Market Agent. No assurance can be given as to whether the Market Agent will be successful in soliciting bids to purchase the CABS and any Eligible Investments.

                          THE ADMINISTRATION AGREEMENT

     The Indenture Trustee, in its capacity as Administrator, will enter into the Administration Agreement with the Trust and the Owner Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to enforce the Swap Agreement at the direction of the Owner Trustee, provide notices and perform other administrative obligations required by the Indenture and the Trust Agreement.

                             THE INDENTURE TRUSTEE


     The Bank of New York is the Indenture Trustee under the Indenture. The mailing address of the Indenture Trustee is The Bank of New York, 101 Barclay Street, New York, NY 10286, Attention: Corporate Trust Department.

                               THE OWNER TRUSTEE

     Wilmington Trust Company is the Owner Trustee under the Trust Agreement. The mailing address of the Owner Trustee is Wilmington Trust Company, Rodney Square North, Wilmington, DE 19890, Attention: Corporate Trust Administration.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Class A1 Notes and the Class A2 Certificates will be applied by the Depositor on the Closing Date towards the purchase price of the CABS, the payment of expenses related to such sale and other corporate purposes.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Set forth below is a discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Class A1 Notes offered hereunder. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the 'Code'), existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or Internal Revenue Service ('IRS') rulings on similar transactions involving notes issued by a trust with terms similar to those of the Class A1 Notes. As a result, there can be no assurance that the IRS will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to Class A1 Noteholders.

     This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the Class A1 Noteholders in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to certain types of holders subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies, foreign investors and tax-exempt organizations). This information is directed to prospective purchasers who purchase Class A1 Notes in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the Class A1 Notes as 'capital assets' within the meaning of Section 1221 of the Code. Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CLASS A1 NOTES.

     For purposes of this discussion, references to a 'Class A1 Noteholder' are to the beneficial owner of a Class A1 Note.

CLASSIFICATION OF THE TRUST

     In the opinion of Brown & Wood LLP, counsel to the Depositor and the Underwriter, for federal income tax purposes, the Trust will not be an association or publicly traded partnership taxable as a corporation. This opinion will be based on the assumption that the terms of the Indenture, the Trust Agreement and related documents will be complied with.


     As used in this section, the term 'U.S. Investor' means a beneficial owner of a Class A1 Note that is for U.S. federal income tax purposes a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source of income, a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or any foreign corporation, partnership or other entity which holds a Class A1 Note in connection with a U.S. trade or business. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons also will be a U.S. Investor.

TAX TREATMENT OF THE CLASS A1 NOTES

     Characterization as Debt. The Depositor, the Owner Trustee, the Indenture Trustee, and the Class A1 Noteholders by their purchase of the Class A1 Notes will agree to treat the Class A1 Notes as debt for purposes of any federal, state and local income and franchise taxes based on or measured by income or capital. Special Tax Counsel is of the opinion that, although no specific authority exists with respect to the characterization for federal income tax purposes of securities having the same terms as the Class A1 Notes, based on the terms of the Class A1 Notes, the Class A1 Notes will be treated as debt for federal income tax purposes. The discussion below assumes this characterization or the Notes is correct.

     Treatment of Stated Interest. The Trust intends to treat interest on the Class A1 Notes, as 'qualified stated interest' under Treasury regulations relating to original issue discount ('OID') (hereafter the 'OID regulations'). As a consequence, discount on the Class A1 Notes arising from an issuance at less than par will only be required to be accrued under the OID rules if such discount exceeds a statutorily defined de minimis amount. Qualified stated interest, which generally must be unconditionally payable at least annually, is taxed under a holder's normal method of accounting. De minimis OID is included in income on a pro rata basis as principal payments are made on the Notes.

     A Class A1 Noteholder must include OID in income over the term of the Note under a constant interest method that takes into account the compounding of interest. Under the Code, OID is calculated and accrued using prepayment assumptions where payments on a debt instrument may be accelerated by reason of prepayments of other obligations securing such debt instrument. Moreover, the legislative history to the provisions provides that the same prepayment assumptions used to price a debt instrument be used to calculate OID, as well as to accrue market discount and amortize premium. Here the Class A1 Notes do not technically fit within the provisions of the Code that require the use of a prepayment assumption because they are paid according to the sale of CABS. Nevertheless, the Class A1 Notes' rate of prepayment is based upon the Pay Down

Amount. Moreover, the Pay Down Amount will be used in pricing the Class A1 Notes. Accordingly, if the Class A1 Notes are issued with OID the Trust intends to use a prepayment assumption of 3.541%.

     Optional Election. As an alternative to the above treatments, accrual method holders may elect to include in gross income all interest with respect to a Class A1 Note, including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method described above.

     Market Discount. If a Class A1 Noteholder purchases a Class A1 Note for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its adjusted issue price), the amount of the difference will be treated as 'market discount', unless such difference is less than a specified de minimis amount.

     Under the market discount rules, a Class A1 Noteholder will be required to treat any partial principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of a Class A1 Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain and (ii) the accrued market discount on such Class A1 Note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Class A1 Note, unless the Class A1 Noteholder elects to accrue market discount on a yield to maturity basis.

     A Class A1 Noteholder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Class A1 Note with market discount until the maturity of the Class A1 Note or its earlier disposition in a taxable transaction. A Class A1 Noteholder may elect to include market discount in income currently as it accrues (on either a ratable or yield to maturity basis), in which case the rules described above will not apply. Generally, a current inclusion of market discount is treated as ordinary interest income for United States federal income tax purposes.

     Premium. If a Class A1 Noteholder purchases a Class A1 Note for an amount that is greater than its stated redemption price at maturity, such Class A1 Noteholder will be considered to have purchased the Class A1 Note with 'amortizable bond premium' equal in amount to such excess. A Class A1 Noteholder may elect to amortize such premium using a constant yield method over the remaining term of the Class A1 Note. Premium amortizations may offset only interest otherwise required to be included in respect of the Class A1 Note and are not treated as a separate deduction.

     Sale or Other Disposition. If a Class A1 Noteholder sells a Class A1 Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Class A1 Note. The adjusted tax basis of a Class A1 Note to a particular Class A1 Noteholder will equal the holder's cost for the Class A1 Note, increased by any OID, market discount, acquisition discount, and gain previously included by such Class A1 Noteholder in income with respect to the Class A1 Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Class A1 Noteholder with respect to such Class A1 Note. Any such gain or loss will be capital gain or loss if the Class A1 Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains. The Taxpayer Relief Act of 1997 reduces the maximum rates on long-term capital gains recognized on capital assets held by individuals taxpayers for more than 18 months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). Prospective investors should consult their own tax advisors concerning these tax law changes.

     Tax Consequences to Foreign Holders of Debt. Interest paid (or accrued) to a Class A1 Noteholder who is a nonresident alien, foreign corporation or other person who is not a United States person as defined in Section 7701(a)(30) of the Code (a 'foreign person') generally will be considered 'portfolio interest', and generally will not be subject to United States federal income tax and withholding tax, provided, that (i) the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person, (ii) the foreign person is not actually or constructively a '10 percent shareholder' of the Trust (including a holder of 10% of the outstanding Certificates) nor a 'controlled foreign corporation' with respect to which the Trust is a 'related person' within the meaning of the Code, and (iii) the foreign person provides the Indenture Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Class A1 Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Class A1 Note is a foreign person and providing the foreign person's name and address. If a Class A1 Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Class A1 Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty. Unless the Indenture Trustee receives the appropriate statement from a foreign investor, the Indenture Trustee will withhold for U.S. withholding taxes.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Class A1 Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year of such sale, redemption, retirement or other taxable disposition of the Class A1 Notes.

     If the interest, gain or income on a Class A1 Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its 'effectively connected earnings and profits' within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

     Information Reporting and Backup Withholding. Backup withholding of United States federal income tax at a rate of 31% may apply to payments made in respect of the Class A1 Notes to registered owners who are not 'exempt recipients' and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Class A1 Notes to a Class A1 Noteholders must be reported to the IRS, unless a Class A1 Noteholder is an exempt recipient or establishes an exemption.

     In addition, upon the sale of a Class A1 Note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or
(ii) the seller provides, in the required manner, certain identifying information and, in the case of a Class A1 Noteholder which is a foreign person, certifies that such seller is a foreign person (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either
(i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax liability provided the required information is furnished to the IRS.

     Possible Alternative Characterizations of the Class A1 Notes. Despite Brown & Wood LLP's opinion that the Class A1 Notes will be treated as debt for federal income tax purposes, there can be no assurance that the IRS will not challenge this conclusion and that such challenge would not be successful. If, contrary to the opinion of Special Tax Counsel, the IRS successfully asserted that the Class A1 Notes did not represent debt for federal income tax purposes, the Class A1 Notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership taxable as a corporation with certain adverse consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on Class A1 Notes recharacterized as equity). Alternatively, the Trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Class A1 Notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may be 'unrelated business taxable income', income to foreign holders generally may be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

                             STATE TAX CONSEQUENCES

     In addition to the federal income tax consequences described in 'Certain Federal Income Tax Consequences' herein, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Class A1 Notes. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Class A1 Notes hereunder.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), imposes certain restrictions on employee benefit plans subject to ERISA ('Plans') and on persons who are parties in interest or disqualified persons ('parties in interest') with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Securities should consult with its counsel with respect to the potential consequences under ERISA, and the Code, of the Plan's acquisition and ownership of the Securities.

     Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     As discussed under 'Certain Federal Income Tax Consequences' a Plan would likely realize unrelated business taxable income if it purchases Certificates since the underlying assets of the Trust are debt financed assets. Thus, the Certificates are not being offered to Plans. In view of this restriction, the discussion below is limited to the ERISA considerations resulting from the purchase and ownership of Notes.

PROHIBITED TRANSACTIONS

GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

PLAN ASSETS REGULATION

     The United States Department of Labor ('DOL') has issued final regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the 'Plan Assets Regulation'). The Plan Assets Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be 'plan assets' such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Assets Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Assets Regulation provides that, if a Plan acquires an 'equity interest' in an entity that is neither a 'publicly-offered security' (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions apply. If the Class A1 Notes were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Class A1 Notes. Such plan assets would include an undivided interest in any assets held by the Trust. In such an event, the Indenture Trustee and other persons, in providing services with respect to the Trust's assets, may be parties in interest with respect to such Plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA, and Section 4975 of the Code with respect to transactions involving the Trust's assets.

     Under the Plan Assets Regulation, the term 'equity interest' is defined as any interest in an entity other than an instrument that is treated as indebtedness under 'applicable local law' and which has no 'substantial equity features.' Although the Plan Assets Regulation is silent with respect to the question of which law constitutes 'applicable local law' for this purpose, DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Assets Regulation, DOL declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered 'substantial,' noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services.

     Brown & Wood LLP ('ERISA Counsel') has rendered its opinion that the Class A1 Notes will be classified as indebtedness without substantial equity features for ERISA purposes. ERISA Counsel's opinion is based upon the terms of the Class A1 Notes, the opinion of Tax Counsel that the Class A1 Notes will be classified as debt instruments for federal income tax purposes and the ratings which have been assigned to the Class A1 Notes. However, if contrary to ERISA Counsel's opinion the Class A1 Notes are deemed to be equity interests in the

Trust and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Class A1 Notes.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any Class A1 Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Notes, a fiduciary of a Plan should make its own determination as to whether the Trust, as obligor on the Notes, is, or may become, a party in interest with respect to the Plan, the availability of the exemptive relief provided in the Plan Assets Regulations and the availability of any other prohibited transaction exemptions. In addition, prior to purchasing any Class A1 Notes, a fiduciary of a Plan should make its own determination as to whether the Swap Counterparty, by virtue of being characterized as the issuer of the Class A1 Notes for federal income tax purposes, is, or may become, a party in interest with respect to the Plan. Such other exemptions may include DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 80-51 and 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds) and 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts. There is no assurance that these or other exemptions, even if all of the conditions specified therein are satisfied, will apply to all of the transactions involving the Trust's assets.

     Any purchaser that is an insurance company should consider the effects of the 1993 United States Supreme Court decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993), on its purchase of Class A1 Notes or Class A2 Certificates for its general account. In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be 'plan assets' for ERISA purposes under certain circumstances. In response to that decision, the DOL has issued Prohibited Transaction Exemption 95-60 (Class Exemption for Certain Transactions Involving Insurance Company Pooled General Accounts) which, subject to certain conditions, provides relief from the prohibited transaction rules that under John Hancock might otherwise be applicable to assets held in an insurance company's general account. Any such prospective purchaser should consult with its counsel as to the applicability of this decision and exemption to its purchase of the Class A1 Notes or Class A2 Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

     The appropriate characterization of the Class A1 Notes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Class A1 Notes, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Class A1 Notes will constitute legal investments for them.


     The Depositor makes no representation as to the proper characterization of the Class A1 Notes for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Class A1 Notes under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Class A1 Notes) may adversely affect the liquidity of the Class A1 Notes.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to Lehman Brothers Inc. (the 'Underwriter'), and the Underwriter has agreed to purchase from the Depositor, the Class A1 Notes.

     The Underwriter is obligated to purchase all the Class A1 Notes offered hereby if any are purchased.

     The Depositor has been advised by the Underwriter that it presently intends to make a market from time to time in the Class A1 Notes offered hereby; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Class A1 Notes will develop.

     Distribution of the Class A1 Notes will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor are expected to be $249,247,500 from the sale of the Notes, before deducting expenses payable by the Depositor of approximately $450,000. In connection with the purchase and sale of the Notes, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts, concessions or commissions.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or contribute payments the Underwriter may be required to make in respect thereof.

     The Underwriter is an affiliate of the Depositor, and the participation by the Underwriter in the offering of the Notes complies with Schedule E of the by-laws of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

                                    EXPERTS

     The consolidated financial statements of the Swap Guarantor, Ambac Assurance Corporation and its subsidiaries, as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 are incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Class A1 Notes will be passed upon for the Depositor by Brown & Wood LLP, New York, New York and for the Underwriter by Brown & Wood LLP, New York, New York.

                                    RATINGS

     It is a condition to issuance of the Class A1 Notes that the Class A1 Notes be rated 'Aaa' by Moody's and 'AAA' by Standard & Poor's and that the Class A2 Certificates be rated 'Aa2' by Moody's and 'AAA' by Standard & Poor's.

     A securities rating addresses the likelihood of the receipt by Noteholders of distributions on the CABS. The rating takes into consideration the characteristics of the CABS and the structural, legal and tax aspects associated with the Notes (including, without limitation, the rating of the Swap Counterparty and the Swap Guarantor. The ratings on the Certificates do not, however, constitute statements regarding the possibility that Noteholders might realize a lower than anticipated yield.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS

Accounts......................................................................................                S-1
Additional Structuring Assumptions............................................................               S-20
Administration Agreement......................................................................               S-21
Administrator.................................................................................               S-21
Ambac.........................................................................................          S-9, S-31
Base Mortgage Loans...........................................................................               S-11
Beneficial owner..............................................................................               S-24
Book-Entry Certificates.......................................................................          S-8, S-21
Book-Entry Notes..............................................................................          S-5, S-13
Business Day..................................................................................                S-3
CABS..........................................................................................           S-1, S-3
CABS Amortization Schedule....................................................................               S-14
CABS Early Amortization Event.................................................................               S-23
CABS Transferor...............................................................................               S-23
Calculation Agent.............................................................................          S-8, S-19
Cede..........................................................................................          S-6, S-24
Certificate Amortization Amount...............................................................           S-1, S-4
Certificateholders............................................................................          S-1, S-24
Certificates..................................................................................           S-1, S-2
Class A1 Accrual Rate.........................................................................               S-13
Class A1 Noteholder...........................................................................               S-34
Class A1 Noteholders..........................................................................           S-1, S-2
Class A1 Notes................................................................................           S-1, S-2
Class A2 Accrual Rate.........................................................................                S-7
Class A2 Certificateholders...................................................................           S-1, S-4
Class A2 Certificates.........................................................................           S-1, S-2
Closing Date..................................................................................                S-1
Code..........................................................................................               S-34
Collection Account............................................................................               S-22
Commission....................................................................................               S-22
Credit Loss...................................................................................          S-5, S-14
Definitive Notes..............................................................................          S-6, S-24
Depositor.....................................................................................          S-1, S-23
Depository....................................................................................               S-24
Distributable Amount..........................................................................                S-4
DOL...........................................................................................               S-38
DTC...........................................................................................                S-5
Eligible Investments..........................................................................           S-1, S-2
Equity interest...............................................................................               S-38
ERISA.........................................................................................               S-37
ERISA Counsel.................................................................................               S-38
Event of Default..............................................................................          S-6, S-25
Expected Final Distribution Date..............................................................                S-7
Face Amount...................................................................................                S-2
FHLMC.........................................................................................         S-12, S-15
Final Scheduled Payment Date..................................................................                S-5
Foreign person................................................................................               S-36
Governing instrument..........................................................................               S-12
Holdings......................................................................................               S-23

Indenture.....................................................................................           S-1, S-2
Indenture Trustee.............................................................................           S-1, S-2
Interest Accrual Period.......................................................................                S-3

IRS...........................................................................................               S-34
ISDA..........................................................................................               S-30
Issuer........................................................................................                S-2
LBSF..........................................................................................          S-9, S-31
LCPI..........................................................................................               S-23
Lehman Brothers...............................................................................               S-23
LIBOR Determination Date......................................................................                S-9
Market Agent..................................................................................                S-8
Market Agent Agreement........................................................................               S-32
Maturity Date.................................................................................                S-5
Monthly Amortization Rate.....................................................................          S-4, S-14
Moody's.......................................................................................          S-3, S-10
Note Amortization Amount......................................................................          S-1, S-14
Note Amortization Amounts.....................................................................                S-4
Noteholders...................................................................................                S-1
Notes.........................................................................................           S-1, S-2
OID...........................................................................................               S-35
OID regulations...............................................................................               S-35
Owner Trustee.................................................................................           S-1, S-2
Parties in interest...........................................................................               S-37
Pay Down Amount...............................................................................     S-1, S-4, S-14
Payment Date..................................................................................                S-1
Plan Assets Regulation........................................................................               S-38
Plans.........................................................................................               S-37
Prepayment Determination Date.................................................................               S-19
Principal Amount..............................................................................                S-2
Principal Commencement Date...................................................................     S-1, S-3, S-13
PSA...........................................................................................               S-19
PSA Index Rate................................................................................               S-18
PSA Standard Prepayment Model.................................................................               S-19
Receivables...................................................................................                S-1
Record Date...................................................................................                S-5
Reference Bloomberg Page......................................................................               S-19
Reference Collateral Pool.....................................................................               S-15
Related person................................................................................               S-36
S&P...........................................................................................          S-3, S-10
Sale Procedures...............................................................................         S-14, S-33
Sale Proceeds.................................................................................          S-4, S-30
Securities....................................................................................           S-1, S-2
Securityholders...............................................................................                S-4
Solicitation Date.............................................................................                S-4
Swap Agreement................................................................................               S-30
Swap Counterparty.............................................................................           S-1, S-2
Swap Counterparty Replacement Event...........................................................          S-9, S-30
Swap Guarantor................................................................................          S-1, S-31

Swap Policy...................................................................................                S-1
Termination Date..............................................................................               S-30
Trust.........................................................................................           S-1, S-2
Trust Agreement...............................................................................           S-1, S-2
U.S. Investor.................................................................................               S-34
Underlying Agreements.........................................................................                S-1
Underwriter...................................................................................          S-1, S-39
Voting Interests..............................................................................               S-29

PROSPECTUS

                             LEHMAN ABS CORPORATION
                               ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES
                              (ISSUABLE IN SERIES)
                            ------------------------

     Lehman ABS Corporation (the 'Depositor') may offer from time to time under this Prospectus and related Prospectus Supplements the Asset Backed Notes (the 'Notes') and the Asset Backed Certificates (the 'Certificates' and, together with the Notes, the 'Securities') described herein which may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a 'Prospectus Supplement').

     As specified in the related Prospectus Supplement, the Certificates will evidence an interest in certain assets deposited into a trust (a 'Trust') by the Depositor as depositor or transferor pursuant to a Pooling and Servicing Agreement, Master Pooling and Servicing Agreement, Sale and Servicing Agreement or Trust Agreement, as described herein. The Notes of each series will be issued and secured pursuant to an Indenture between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the 'Indenture Trustee') and will represent indebtedness of the related Trust. The Certificates of a series will represent fractional undivided interests in the related Trust. The property of each Trust will include assets composed of (a) Primary Assets, which may include (i) one or more pools of receivables (collectively, the 'Receivables') generated or to be generated from time to time in the ordinary course of business in one or more portfolios of accounts (collectively, the 'Accounts'), purchased from the seller or sellers or transferor or transferors specified in the related Prospectus Supplement (each a 'Seller') and (ii) CABS Securities (as defined herein), (b) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the servicer of the Receivables, which servicer may also be the Seller, specified in the related Prospectus Supplement (the 'Servicer'), and (c) certain funds, Enhancement (as defined herein) and other assets as described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the property of the Trust will include monies on deposit in a trust account (the 'Pre-Funding Account') to be established with the related Trustee, which will be used to purchase additional Primary Assets or CABS Securities from a Seller from time to time during the Funding Period specified in the related Prospectus Supplement.

     Purchases of CABS Securities for a Series by the Seller or the Depositor will be made in secondary market transactions, not from the issuer of such CABS Securities or any affiliate thereof. See 'Trust Assets--CABS Securities.'

     Each Series of Securities will be issued in one or more classes (each, a 'Class'), which may include subclasses. Interest on and principal of the Securities of a Series will be payable on each Payment Date specified in the related Prospectus Supplement, at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement. Securities may be sold for U.S. dollars or for one or more foreign or composite currencies and the principal of and any interest on Securities may be payable in U.S. dollars or one or more foreign or composite currencies.

     If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. A Series may include one or more classes of Notes and Certificates. A Series may include one or more classes entitled to distributions of principal with disproportionate, nominal or no interest distributions, or to interest distributions with disproportionate, nominal or no distributions in respect of principal. If so specified in the related Prospectus Supplement, the Primary Assets and other assets comprising the Trust may be divided into one or more Asset Groups and each Class of the related Series will be secured by, or will evidence beneficial ownership of, the corresponding Asset Group, as applicable. Each Series of Securities may be subject to termination under the circumstances described herein and in the related Prospectus Supplement.
                            ------------------------

     For a discussion of certain factors which should be considered by prospective purchasers of the Securities, see 'Risk Factors' on page 13 herein and on page S-11 of the Prospectus Supplement.
                            ------------------------

 NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A
  SERIES EVIDENCE BENEFICIAL INTERESTS IN THE RELATED TRUST ONLY AND ARE NOT GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, ANY SELLER, THE
      TRUSTEE, THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY
      ANY OTHER PERSON OR ENTITY. THE DEPOSITOR'S ONLY OBLIGATIONS WITH
       RESPECT TO ANY SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN
           REPRESENTATIONS AND WARRANTIES SET FORTH IN THE RELATED
             POOLING AND SERVICING AGREEMENT, MASTER POOLING AND
              SERVICING AGREEMENT, SALE AND SERVICING AGREEMENT,
             INDENTURE OR TRUST AGREEMENT, AS DESCRIBED HEREIN OR
               IN THE RELATED PROSPECTUS SUPPLEMENT. SEE 'RISK
                      FACTORS' FOR CERTAIN FACTORS TO BE
                   CONSIDERED IN PURCHASING THE SECURITIES.
                           ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
        PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE
        PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.
                           ------------------------

     The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Lehman Brothers Inc. and the other underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Lehman Brothers Inc. and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.
                           ------------------------

                               LEHMAN BROTHERS

               The date of this Prospectus is December 31, 1996

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of
Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the Receivables, the Seller and the Servicer; (iii) the terms of any enhancement with respect to such Series (the 'Enhancement'); (iv) information concerning any other assets in the related Trust, including any Enhancement; (v) the expected date or dates on which the principal amount of each Class of Securities will be paid to holders of such Securities; (vi) the extent to which any Class within a Series is subordinated to any other Class of such Series; and
(vii) additional information with respect to the plan of distribution of such Securities. To the extent that the terms of this Prospectus conflict or are otherwise inconsistent with the terms of any related Prospectus Supplement, the terms of such related Prospectus Supplement shall govern.

                             AVAILABLE INFORMATION

     The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the 'Commission'). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street,Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission,Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Securities And Exchange Commission (the 'Commission') maintains a Web site at http://www.sec.gov containing reports, proxy and information regarding registrants, including the Depositor, that file electronically with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed with respect to each Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of any Prospectus Supplement and prior to the termination of any offering of Securities shall be deemed to be incorporated by reference into such Prospectus Supplement and this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in any Prospectus Supplement or in this Prospectus shall be deemed to be modified or superseded for purposes of such Prospectus Supplement and this Prospectus to the extent that a statement contained in any Prospectus Supplement or in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of any Prospectus Supplement.

                               REPORTS TO HOLDERS


     Periodic and annual reports concerning the related Trust for a Series of Securities are required under the Agreement to be forwarded to holders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public public accountant. See 'THE AGREEMENTS--Reports to Holders' herein.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of Certificates or Notes of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the 'Glossary of Terms' herein.

THE CERTIFICATES.............................  Asset Backed Certificates (the'Certificates') are issuable from time to time in Series pursuant to separate Pooling and
                                                 Servicing Agreements, Master Pooling and Servicing Agreements,
                                                 Sale and Servicing Agreements, or Trust Agreements (each, an
                                                 'Agreement'). Each Certificate of a Series will evidence an interest in the Trust for such Series, or in an Asset Group specified in the related Prospectus Supplement. Each Series of
                                                 Certificates will consist of one or more Classes, one or more of which maybe Classes of Variable Interest Certificates, Zero
                                                 Coupon Certificates, Principal Only Certificates, Compound
                                                 Interest Certificates, Interest Only Certificates, Participating
                                                 Certificates, Senior Certificates, Subordinate Certificates or
                                                 other types of Certificates. Each Class may differ in, among other things, the amounts allocated to and the priority of principal and interest payments, Final Scheduled Payment Dates,
                                                 Payment Dates and interest rate. The Certificates of each Class will be issued in fully registered form in the denominations specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Certificates or
                                                 certain Classes of such Certificates offered thereby may be available in book-entry form only.

THE NOTES....................................  Each Series of Securities may include one or more classes of
                                                 Notes, which will be issued pursuant to an Indenture between the
                                                 Trust and the Indenture Trustee (as amended and supplemented from time to time, an 'Indenture'). The terms of any Notes will be set forth in the Prospectus Supplement relating to such
                                                 Notes.

                                               Unless otherwise specified in the related Prospectus Supplement, each class of Notes will have a stated principal amount and will bear interest at a specified rate or rates (with respect to each class of Notes, the 'Interest Rate'). Each class of Notes may have a different Interest Rate, which may be fixed, variable or an adjustable Interest Rate, or any combination of the
                                                 foregoing. The related Prospectus Supplement will specify the
                                                 Interest Rate for each class of Notes, and the method for
                                                 determining the Interest Rate.

                                               With respect to a Series that includes two or more classes of
                                                 Notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, Interest Rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the
                                                 Pool of Receivables.

                                               In addition, a Series may include one or more classes of Notes, entitled to (i) principal payments with disproportionate,
                                                 nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.

                                               All discussions in this Prospectus of the Certificates, the terms thereof as well as any investment and tax considerations related thereto will be generally applicable to any Notes.

DEPOSITOR....................................  Lehman ABS Corporation (the 'Depositor') was incorporated in the
                                                 State of Delaware on January 29, 1988. As of January 4, 1993,
                                                 the Depositor is a wholly owned, special purpose subsidiary of
                                                 Lehman Commercial Paper Inc. ('LCPI'), which itself is a wholly owned subsidiary of Lehman Brothers Inc. ('Lehman Brothers'), which is a wholly owned subsidiary of Lehman Brothers Holdings
                                                 Inc. ('Holdings'). None of Lehman Brothers, LCPI, Holdings, the
                                                 Depositor, the Servicer, the Trustee or the Seller, nor any
                                                 other affiliate of the foregoing, has guaranteed or is otherwise obligated with respect to the Certificates of any Series. See
                                                 'THE DEPOSITOR.'

INTEREST PAYMENTS............................  Interest payments on the Certificates of a Series entitled by their terms to receive interest will be made on each Payment Date, to the extent set forth in, and at the applicable rate specified in (or determined in the manner set forth in), the related
                                                 Prospectus Supplement. The interest rate on Certificates of a
                                                 Series may be variable or change with changes in the rates of interest on the pool of receivables (collectively, the
                                                 'Receivables') generated or to be generated from time to time in the ordinary course of business in a portfolio of accounts
                                                 (collectively, the 'Accounts') underlying or comprising the
                                                 Primary Assets and/or as early amortizations or prepayments occur with respect to any CABS Securities underlying or

                                                 comprising the Primary Assets. Interest Only Certificates may be
                                                 assigned a 'Notional Amount' set forth in the related Prospectus
                                                 Supplement which issued solely for convenience in expressing the calculation of interest and for certain other purposes and does not represent the right to receive any distributions allocable to principal. Principal Only Certificates may not be entitled to receive any interest payments or may be entitled to receive only nominal interest payments. Interest payable on the Certificates of a Series on a Payment Date will include all interest accrued during the period specified in the related Prospectus
                                                 Supplement. See 'DESCRIPTION OF THE CERTIFICATES--Payments of
                                                 Interest.'

PRINCIPAL PAYMENTS...........................  All payments of principal of a Series of Certificates will be made in an aggregate amount determined as set forth in the related
                                                 Prospectus Supplement and will be paid at the times and will be allocated among the Classes of such Series in the order and amounts, and will be applied either on a pro rata or a random lot basis among all Certificates of any such Class, all as specified in the related Prospectus Supplement.

FINAL SCHEDULED PAYMENT DATE
  OF THE CERTIFICATES........................  The Final Scheduled Payment Date for each Class of Certificates
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                                       4
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                                                 of a Series is the date after which no Certificates of such
                                                 Class are expected to remain outstanding, calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Payment
                                                 Date of a Class may equal the maturity date of the Primary Asset in the related Trust which has the latest stated maturity or will be determined as described herein and in the related
                                                 Prospectus Supplement.

                                               The actual final Payment Date of the Certificates of a Series will depend primarily upon the rate of payment (including early amortization, prepayments and repurchases) of the Receivables underlying or comprising the Primary Assets in the related
                                                 Trust. Unless otherwise specified in the related Prospectus
                                                 Supplement, the actual final Payment Date of any Certificate is likely to occur earlier and may occur substantially earlier than its Final Scheduled Payment Date as a result of the application of prepayments to the reduction of the principal balances of
                                                 Certificates or if an early amortization occurs with respect to the Primary Assets, or may occur later than its Final Scheduled
                                                 Payment Date. See 'RISK FACTORS' and 'DESCRIPTION OF THE
                                                 CERTIFICATES' herein for a more detailed description of factors that may affect the timing of principal payments on the
                                                 Certificates.


OPTIONAL TERMINATION.........................  One or more Classes of Certificates of any Series may be repurchased in whole, but not in part, at the Depositor's or the related Seller's option, at such time and under the
                                                 circumstances specified in the related Prospectus Supplement, at the redemption price set forth therein. If so specified in the related Prospectus Supplement for a Series of Certificates, the
                                                 Depositor, the Servicer, the related Seller or such other entity that is specified in the related Prospectus Supplement may, at its option, cause an early termination of the related Trust by repurchasing all of the Primary Assets remaining in the Trust on or after a specified date, or on or after such time as the aggregate principal balance of the Certificates of the Series or the Primary Assets relating to such Series, as specified in the related Prospectus Supplement, is less than the amount or
                                                 percentage specified in the related Prospectus Supplement. See
                                                 'DESCRIPTION OF THE CERTIFICATES--Optional Purchase or
                                                 Termination.'

                                               In addition, the Prospectus Supplement may provide other
                                                 circumstances under which holders of Certificates of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

TRUST ASSETS.................................  The Trust for a Series of Certificates will consist of one or more of the assets described below, as described in the related
                                                 Prospectus Supplement.

  A. PRIMARY ASSETS..........................  The Primary Assets for a Series may consist of any combination of the following assets, to the extent and as specified in the related Prospectus Supplement. The Primary Assets will be
                                                 purchased from the Seller or may be purchased by the
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                                       5
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                                                 Depositor in secondary market transactions, not from the issuer of such CABS Securities or an affiliate thereof, or, in the case of the Receivables, in privately negotiated transactions,
                                                 including transactions with entities affiliated with the
                                                 Depositor.

                                               The assets of the Trust created with respect to any Series may include a pool of Receivables arising under the Accounts
                                                 included in such Trust from time to time, funds collected or to be collected from cardholders in respect of the Receivables, the right to receive certain Interchange fees attributed to
                                                 cardholder charges for merchandise and services in the Accounts, monies on deposit in certain accounts of the Trust, funds
                                                 collected or to be collected from Participations, if any, and any Enhancement issued with respect to a particular Series (the drawing on or payment of any Enhancement for the benefit of a
                                                 Series or class of investor certificates will not be available to the investor certificateholders of any other Series or
                                                 class).

                                               The designated Accounts will meet the criteria provided in each
                                                 Agreement applied as of the applicable Cut-off Date. The
                                                 Accounts will consist of the Initial Accounts and any Additional
                                                 Accounts but will not include any Removed Accounts. In addition, pursuant to each Agreement, each Seller may (subject to certain limitations and conditions), and in some circumstances, will be obligated to designate Additional Accounts, the Receivables in which will be included in the Trust or, in lieu thereof or in addition thereto, to include Participations in the Trust.

                                               Pursuant to each Agreement, a Seller will have the right (subject to certain limitations and conditions), but not the obligation, to remove the Receivables in certain Accounts from the Trust
                                                 ('Removed Accounts').

     (1) THE RECEIVABLES
         (A) CREDIT CARD
             RECEIVABLES.....................  Credit Card Receivables consist of periodic finance charges, annual membership fees, cash advance fees, late charges on amounts charged for merchandise and services, certain other designated fees ('Finance Charge Receivables') and all amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and all other fees billed to cardholders on the Accounts ('Principal Receivables').
                                                 In addition, certain Interchange attributed to cardholder
                                                 charges for merchandise and services in the Accounts may be treated as Finance Charge Receivables. Recoveries of charged-off
                                                 Finance Charge Receivables will be treated as collections of
                                                 Finance Charge Receivables and recoveries of charged-off
                                                 Principal Receivables will be applied against charge-offs of
                                                 Principal Receivables. From time to time, subject to certain conditions, certain of the amounts described above which are included in Principal Receivables may be treated as Finance
                                                 Charge Receivables. 'Interchange' consists of certain fees received by a credit card-issuing bank
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                                       6
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                                                 from the VISA USA, Inc. ('VISA'1) and MasterCard International
                                                 Incorporated ('MasterCard International'1) associations as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing.


        (B) CHARGE CARD
               RECEIVABLES...................  Charge Card Receivables consist of amounts charged on the designated Accounts for merchandise and services, and annual membership fees and certain other administrative fees billed to the designated Accounts. Receivables originated under charge card accounts are not subject to a monthly finance charge and, therefore, it will be necessary to treat a portion of the
                                                 collections on the Charge Card Receivables as 'yield'. The remainder of such collections will be treated as principal collections.

        (C) GENERAL..........................  All new Receivables arising in the designated Accounts (including in any Additional Accounts) during the term of the Trust will be the property of the Trust. Accordingly, the amount of
                                                 Receivables will fluctuate as new Receivables are generated and an existing Receivables are collected, charged off as
                                                 uncollectible or otherwise adjusted. Receivables may be payable in U.S. dollars or in any foreign currency.

     (2) CABS SECURITIES.....................  Primary Assets for a Series may consist, in whole or in part, of card assetbacked securities ('CABS Securities') which include certificates representing undivided interests in, or notes or loans secured by, Receivables generated in Accounts (as
                                                 described above). Such certificates, notes or loans will have previously been (a) offered and distributed to the public
                                                 pursuant to an effective registration statement or are being registered under the Securities Act of 1933 in connection with the offering of a Series of Securities or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof See 'THE TRUST ASSETS--CABS
                                                 Securities.' Unless otherwise specified in the Prospectus
                                                 Supplement relating to a Series of Securities, payments on the
                                                 CABS Securities will be distributed directly to the Trustee as registered owner of such CABS Securities.

                                               The related Prospectus Supplement for a Series will specify (such disclosure may be on an approximate basis), to the extent
                                                 relevant and to the extent such information is reasonably
                                                 available to the Depositor and the Depositor reasonably believes such information to be reliable, (i) the aggregate approximate principal amount and type of any CABS Securities to be included in the Trust for such Series; (ii) certain characteristics of the Receivables which comprise

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1 VISA and MasterCard are registered trademarks of VISA USA, Inc. and MasterCard
  International Incorporated, respectively.


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                                                 the underlying assets for the CABS Securities; (iii) the
                                                 expected maturity and the final maturity of the CABS Securities;
                                                 (iv) the certificate rate for the CABS Securities; (v) the issuer or issuers of the CABS Securities (the 'CABS Issuer'), the servicer or servicers of the CABS Securities (the 'CABS
                                                 Servicer') and the trustee or trustees of the Securities (the
                                                 'CABS Trustee'); (vi) certain characteristics of enhancement, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to such CABS Securities; (vii) any early amortization events applicable to the CABS Securities;
                                                 (viii) the terms on which underlying Receivables for such CABS
                                                 Securities may, or are required to, be repurchased prior to stated maturity; and (ix) the terms on which substitute
                                                 Receivables may be delivered to replace those initially
                                                 deposited with the CABS Trustee. See 'THE TRUST ASSETS' herein.

  B. COLLECTION, DISTRIBUTION,
       PRE-FUNDING AND OTHER
       TRUST ACCOUNTS........................  Unless otherwise provided in the related Prospectus Supplement, all payments on or with respect to the Primary Assets for a
                                                 Series will be remitted directly to an account (the 'Collection
                                                 Account') to be established for such Series with the Trustee, or the Servicer in the name of the Trustee. Unless otherwise
                                                 provided in the related Prospectus Supplement the Trustee shall be required to apply a portion of the amount in the Collection
                                                 Account, together with reinvestment earnings thereon at the rate or rates specified in the related Prospectus Supplement, to the payment, if and as provided in the related Prospectus
                                                 Supplement, of certain amounts payable to the Servicer under the related Agreement and any other person specified in the related
                                                 Prospectus Supplement, and to deposit a portion of the amount in the Collection Account into a separate account (the
                                                 'Distribution Account') to be established for such Series, each in the manner and at the times established in the related
                                                 Prospectus Supplement. All amounts deposited in such
                                                 Distribution Account will be available unless otherwise
                                                 specified in the related Prospectus Supplement, for (i)
                                                 application to the payment of principal of and interest on such
                                                 Series of Certificates on the next Payment Date, (ii) the making of adequate provision for future payments on certain Classes of
                                                 Certificates and (iii) any other purpose specified in the
                                                 related Prospectus Supplement. After applying the funds in the
                                                 Collection Account as described above, any funds remaining in the Collection Account may be paid over to the Servicer, the
                                                 Depositor, any provider of Enhancement with respect to such
                                                 Series (an 'Enhancer') or any other person entitled thereto in the manner and at the times established in the related
                                                 Prospectus Supplement. From time to time, various accounts, including Pre-Funding Accounts, may be created under the terms of the documents related to a specific Series.


                                               In addition, a Prospectus Supplement may provide that the assets of a Trust will include a Pre-Funding Account (the 'Pre-Funding
                                                 Account'). To the extent provided in the related
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                                       8
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                                                 Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to deposit, and the related
                                                 Trust will be obligated to accept (subject to the satisfaction of certain conditions described in the applicable Sale and
                                                 Servicing Agreement), additional Receivables (the 'Subsequent
                                                 Receivables') from time to time (as frequently as daily) during the Funding Period specified in the related Prospectus
                                                 Supplement having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the
                                                 'Pre-Funded Amount') on the related Closing Date.

ENHANCEMENT..................................  If stated in the Prospectus Supplement relating to a Series, enhancement may be provided with respect to one or more Classes of the Certificates of such Series. Enhancement may be in the form of the subordination of one or more Classes of the
                                                 Certificates of such Series, a letter of credit, the
                                                 establishment of a cash collateral guaranty or account, a surety bond, insurance, the use of cross support features or another method of Enhancement described in the related Prospectus
                                                 Supplement, or any combination of the foregoing. Series
                                                 Enhancement may also include any type of derivative arrangement, including a guaranteed rate agreement, maturity liquidity
                                                 facility, tax protection agreement, interest rate cap or floor agreement, interest rate or currency swap agreement or other similar arrangement. The Enhancement will support the payments on the Certificates and may be used for other purposes, to the extent and under the conditions specified in such related
                                                 Prospectus Supplement. See 'ENHANCEMENT' herein.

                                               Enhancement for a Series may include one or more of the following types of Enhancement, or such other type of Enhancement
                                                 specified in the related Prospectus Supplement.

                                               The type, characteristics and amount of the Enhancement will be determined based on several factors, including the
                                                 characteristics of the Receivables and Accounts underlying or comprising the portfolio as of the relevant Closing Date with respect to any Series, and will be established on the basis of requirements of each Rating Agency rating the Certificates of such Series. If so specified in the related Prospectus
                                                 Supplement, any such Enhancement may apply only in the event of certain types of losses and the protection against losses
                                                 provided by such Enhancement will be limited.


  (A) SUBORDINATION..........................  A Series of Certificates may include one or more Classes of
                                                 Certificates which are subordinate to one or more other Classes of such Series. The rights of the holders of any such
                                                 subordinated Certificates to receive distributions on any
                                                 Payment Date for such Series will be subordinate in right and priority to the rights of the holders of Certificates which are senior to such subordinated Certificates, but only to the extent set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by
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                                       9

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                                                 another Enhancement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount subordinated will
                                                 decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such subordinated Certificates will be distributed to holders of Certificates which are senior to such subordinated
                                                 Certificates. If cash flows otherwise distributable to holders of a subordinated Class of a Series will be used as support for a Class of another Series, the related Prospectus Supplement will specify the manner and conditions for applying such
                                                 across-support feature. See 'ENHANCEMENT--Subordination.'

  (B) LETTER OF CREDIT.......................  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a Series may be provided by one or more letters of credit. A letter of credit may provide
                                                 limited protection against certain losses in addition to or in lieu of another Enhancement. The issuer of the letter of credit
                                                 (the'L/C Bank') will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus
                                                 Supplement. The liability of the L/C Bank under its letter of credit may be reduced by the amount of unreimbursed payments thereunder. The maximum liability of an L/C Bank under its letter of credit will generally be an amount equal to a
                                                 percentage specified in the related Prospectus Supplement of the initial amount of a Series or a Class of such Series. The
                                                 maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement. See 'ENHANCEMENT--Letter of Credit.'


  (C) CASH COLLATERAL
        GUARANTY OR ACCOUNT..................  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a Series may be provided by a guaranty (the 'Cash Collateral Guaranty') secured by the deposit of cash or certain permitted investments in an account the 'Cash
                                                 Collateral Account') reserved for the beneficiaries of the Cash
                                                 Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the
                                                 Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash
                                                 Collateral Account or from the Cash Collateral Account directly.

  (D) RESERVE FUND...........................  If so specified in the related Prospectus Supplement, the
                                                 Depositor may deposit cash, a letter or letters of credit, short-term investments, or other instruments acceptable to the
                                                 Rating Agency in one or more reserve funds to be established in the
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                                       10

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                                                 name of the Trustee (each, a 'Reserve Fund'), which will be used, as specified in such Prospectus Supplement, by the Trustee to make required payments of principal of or interest on the
                                                 Certificates of such Series, to make adequate provision for future payments on such Certificates or for any other purpose specified in the Agreement, with respect to such Series, to the extent that funds are not otherwise available. In the
                                                 alternative or in addition to such deposit, a Reserve Fund for a
                                                 Series may be funded through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement.

  (E) SURETY BOND OR
        INSURANCE POLICY.....................  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a Series may be provided by the posting of a surety bond or the issuance of insurance by an insurance company, in each instance designed to assure the distribution of interest or principal on the Certificates of such Class or Series in the manner and amount specified in the related Prospectus Supplement.

      (F) SPREAD ACCOUNT.....................  If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a Series may be provided by the periodic deposit of certain available excess cash flow from the
                                                 Trust assets into an account (the 'Spread Account') intended to assure the subsequent distribution of interest or principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

      (G) DERIVATIVE PRODUCTS................  If so specified in the related Prospectus Supplement, the
                                                 Depositor may enter into any type of derivative arrangement with respect to the Certificates of any Class or Series. Such
                                                 derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or
                                                 currency swap agreement or any other similar arrangement.

      SERVICING..............................  The Servicer will be responsible for servicing, managing and making collections on the Receivables for a Series. The Servicer may perform such functions alone, through subservicers or in conjunction with a Master Servicer. In performing these
                                                 functions, the Servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables owned or serviced by it. Under certain limited circumstances, the Servicer may resignor be removed, in which event either the Trustee or a third-party servicer will be appointed as successor servicer. The Servicer will receive a periodic fee as servicing compensation and may, as specified herein and in the related Prospectus Supplement, receive certain additional compensation. See 'SERVICING OF RECEIVABLES' herein.

      FEDERAL INCOME
        TAX CONSIDERATIONS...................  Except as set forth in the related Prospectus Supplement, it is anticipated that Special Tax Counsel to the Depositor will be
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                                                 of the opinion that, under existing law, the Trust will be classified as either a grantor trust under the Internal Revenue
                                                 Code of 1986, as amended (the 'Code'), and not as an association taxable as a corporation or as an owner trust and the Notes will be treated as debt instruments for Federal, state and local income and franchise tax purposes as of the Closing Date. See
                                                 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS' for additional information concerning the application of Federal income tax laws.

      ERISA CONSIDERATIONS...................  A fiduciary of any employee benefit plan subject to the Employee
                                                 Retirement Income Security Act of 1974, as amended ('ERISA'), or the Internal Revenue Code of 1986, as amended (the 'Code'), should carefully review with its own legal advisors whether the purchase or holding of Certificates could give rise to a
                                                 transaction prohibited or otherwise impermissible under ERISA or the Code. See 'ERISA CONSIDERATIONS.'


      LEGAL INVESTMENT.......................  Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to
                                                 determine whether and to what extent the Certificates constitute legal investments for them.

      USE OF PROCEEDS........................  The Depositor will use the net proceeds from the sale of each
                                                 Series for one or more of the following purposes: (i) to
                                                 purchase the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary
                                                 Assets, (iii) to establish a Pre-Funding Account for such
                                                 Series, (iv) to establish any Reserve Funds or Cash Collateral
                                                 Accounts described in the related Prospectus Supplement, (v) to provide enhancement for any other Series or for securities issued by another issuer, and (vi) to pay costs of structuring and issuing such Certificates, including the costs of obtaining
                                                 Enhancement, if any. If so specified in the related Prospectus
                                                 Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Certificates with the Seller of such Primary Assets. See 'USE OF PROCEEDS.'

      RATINGS................................  It will be a requirement for issuance of any Series that the
                                                 Certificates offered by this Prospectus and the related
                                                 Prospectus Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Certificates of each Series offered hereby and by the related Prospectus Supplement will be as set forth in the related Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on
                                                 different types of securities.

                                  RISK FACTORS

     Limited Liquidity. There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that such market will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of such Series. The Underwriters presently expect to make a secondary market in the Certificates offered hereby and pursuant to any Prospectus Supplement, but have no obligation to do so.

     Certain Legal Aspects. Each Seller will warrant in its Pooling and Servicing Agreement, Master Pooling and Servicing Agreement, Sale and Servicing Agreement or Trust Agreement (collectively, an 'Agreement') that the transfer of the Receivables by it to the Trust is and will be either a valid transfer and assignment of all right, title and interest in the Receivables and all proceeds thereof to the Trust or the grant to the Trust of a security interest in the Receivables. The Seller has taken and will take certain actions required to perfect the Trust's interest in the Receivables. The Seller has warranted that if the transfer by it to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein. If the transfer of the Receivables and all proceeds thereof to the Trust is deemed to create a security interest therein, a tax or government lien on property of the Seller arising before Receivables come into existence may have priority over the Trust's interest in such Receivables. See 'CERTAIN LEGAL ASPECTS OF THE RECEIVABLES--Transfer of Receivables.'

     If any Seller is a regulated financial institution, to the extent that a Seller grants a security interest in the Receivables to the Trust and that security interest is validly perfected before any insolvency of the Seller and is not granted or taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, that security interest should not be subject to avoidance in the event of insolvency and receivership, and payments to the Trust with respect to the Receivables should not be subject to recovery by a conservator or receiver for the Seller. If, however, the conservator or receiver were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ('FIRREA'), or the conservator or receiver were to request a stay of proceedings with respect to the Seller as provided under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the majority of the Certificateholders from effecting a transfer of servicing to a successor Servicer. If a conservator or receiver were appointed for the Seller pursuant to the Agreement, new Principal Receivables would not be transferred to the Trust and the Trustee would sell the portion of the Receivables allocable in accordance with the Agreement to each Series (unless Certificateholders representing more than 50% of the Investor Amount of each Series, or if any such Series has more than one Class of each Class of such Series, instruct otherwise), thereby causing early termination of the Trust and a loss to the Certificateholders if the net proceeds of such sale were insufficient to pay Certificates in full. Upon the occurrence of a Liquidation Event, if a conservator or receiver was appointed for the Seller and no Liquidation Event other than such conservatorship, receivership or insolvency of the Seller existed, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, a conservator or receiver for the Seller may have the power to cause early payment of the Certificates. See 'CERTAIN LEGAL ASPECTS OF THE RECEIVABLES--Certain Matters Relating to Receivership.'

     The Accounts and the Receivables are subject to numerous Federal and state consumer protection laws which impose requirements on the making and collection of consumer loans. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of finance charges, annual cardholder fees and other fees, and failure by the Seller or the Servicer to comply with such requirements also could adversely affect the Servicer's ability to collect on the Receivables. Pursuant to the Agreement, the Depositor covenants to accept the transfer of all Receivables in an Account if any Receivable in such Account does not comply with all requirements of law, if any Receivable is charged off as uncollectible or if the proceeds of any Receivable in such Account are not available to the Trust. The Depositor also makes certain other representations and warranties relating to the validity and enforceability of the Accounts and the Receivables. However, the Trustee will not make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is breached and such breach continues beyond the applicable cure period, if any, is that the Depositor or the Servicer, as the case may be, will generally be obligated to accept the transfer of all Receivables in the Account affected thereby. In addition, in the event of a breach of certain representations and warranties, the Depositor may be obligated to accept the reassignment and transfer of the interest in the Trust of the holders of all Series.

     Application of Federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Receivables, if such laws result in any Receivables being written off as uncollectible.

     Certain Legal Concerns Applicable to Accounts. In November 1991, the United States Senate voted to amend a then-proposed Senate banking bill to include an amendment to the Federal Truth-in-Lending Act which would have limited the annual percentage rate charged on credit card accounts to a rate not exceeding four percentage points over the rate charged by the IRS on underpayments of federal taxes. Based on the then-current IRS rate, such amendment would have limited the maximum annual percentage rate for all credit card accounts to 14%. Although the amendment was not approved by the House of Representatives, the Depositor cannot predict whether Congress will pass a similar bill in the future or if such a bill would be signed by the President. The potential effect of any legislation which limits the amount of finance charges that may be charged on credit card balances could be to reduce the Net Portfolio Yield of a Series. If such Net Portfolio Yield for such Series is reduced, a Liquidation Event may occur, and the Rapid Amortization Period for such Series could commence prior to the Scheduled Amortization Date for such Series. In addition, during the past year, there has been increased consumer awareness of the level of finance charges and fees and other practices of card issuers. As a result of these developments and other factors, there can be no assurance as to whether any federal or state legislation will be promulgated which would impose additional limitations on the monthly periodic finance charges or fees relating to the Accounts.

     Since October 1991, a number of lawsuits and administrative actions have been filed in several states against out-of-state banks (both federally insured state-chartered banks and federally insured national banks) which issue cards. These actions challenge various fees and charges (such as late fees, over-the-limit fees, returned payment check fees and annual membership fees) assessed against residents of the states in which such suits were filed, based on restrictions or prohibitions under such states' laws alleged to be applicable to the out-of-state cards issuers. There can be no assurance that one of the Sellers will not be named as a defendant in similar lawsuits or other administrative actions. In December 1994, the Superior Court of Pennsylvania reinstated a class-action law suit, stating that not all of Pennsylvania's consumer protection laws which purport to prohibit credit card fees and contingent default charges have been preempted by federal law. This case has been appealed to the Pennsylvania Supreme Court. The Supreme Courts of California, Colorado and New Jersey have also recently handed down decisions in similar actions. The California and Colorado Supreme Courts opined that federal law governs late fees and found for the defendant credit card issuers, while the New Jersey Supreme Court found that late payment fees are not interest and that, therefore, state law is not preempted by federal law with respect to such fees. On January 19, 1996, the United States Supreme Court accepted an appeal from the California Supreme Court's decision, which found that the charge in question was governed by federal law and was, therefore, proper. Such actions and similar actions which may be brought in other states as a result of such actions, if resolved adversely to card issuers, could have the effect of limiting certain charges, other than periodic finance charges, that could be assessed on accounts of residents of such states and could require card issuers to pay refunds and civil penalties with respect to charges previously imposed on cardholders in such states. Consequently, such actions could have an adverse impact on a Seller's card operations. One potential effect of any such litigation involving a Seller, if successful, would be to reduce the Net Portfolio Yield for a Series. If such a reduction occurs, a Liquidation Event may occur.

     Competition. The credit card and charge card industry is highly competitive. There is increased competitive use of advertising, target marketing and pricing competition in interest rates and annual cardholder fees as both traditional and new credit card and charge card issuers seek to expand or to enter the market. As a result of this competition, certain major credit card and charge card issuers assess finance charges for selected portions of their portfolios at rates lower than the rates currently being assessed on the Accounts. A Seller's ability to compete in the credit card and charge card industry will affect its ability to generate new Receivables.

     Payments and Maturity. The Receivables in the Trust may be paid at any time and there is no assurance that there will be additional Receivables created in the Accounts the Receivables of which are designated for inclusion in the Trust or that any particular pattern of cardholder repayments will occur. The continuation of the Revolving Period of a Series will be dependent upon the continued generation of new Receivables for the Trust. A significant decline in the amount of Receivables generated in the Accounts could result in the occurrence of a Liquidation Event for one or more Series and the commencement of the Rapid Amortization Period for each such Series. A decrease in the rate of payment by cardholders could delay the return of principal to the Certificateholders during the Amortization Periods for each Series. See 'Receivable Yield Considerations' in the related Prospectus Supplement. Each Agreement will provide that the Depositor or the related Seller may, or will be required to, designate Additional Accounts, the Receivables of which will be added to the Trust in the event that the amount of the Principal Receivables is not maintained at a certain minimum amount. If Additional Accounts are not designated by the Depositor or the related Seller when required, a Liquidation Event for one or more Series may occur and result in the commencement of a Rapid Amortization Period for such Series. See the related Prospectus Supplement for a discussion of other events which might lead to the commencement of the Rapid Amortization Period for a Series.

     Basis Risk. If so specified in the related Prospectus Supplement, a portion of the Accounts in a Trust will have finance charges set at a variable rate above a designated prime rate or other designated index. A Series of Certificates issued by such Trust may bear interest at a fixed rate or at a floating rate based on an index other than the prime rate or other designated index. If there is a decline in the prime rate or other designated index, the amount of collections of Finance Charge Receivables on such Accounts may be reduced, whereas the amounts payable as Monthly Interest on such Series of Certificates and other amounts required to be funded out of Finance Charge Receivables with respect to such Series may not be similarly reduced.

     Social, Geographic and Economic Factors. Changes in card use, payment patterns and the rate of defaults by cardholders may result from a variety of social, economic and geographic factors. Social factors include the public's perceptions of the use of credit cards. Legal factors include any charges in the current legal structure affecting the relative balance of power between credit card issuers and the obligors under credit card accounts. Economic factors include the rate of inflation and relative interest rates offered for various types of loans. Adverse changes in economic conditions in any states where cardholders are located could have a direct impact on the timing and amount of payments on the Certificates of any Series. The Depositor is unable to determine and has no basis to predict whether, or to what extent, economic, social or geographic factors will affect future card use or repayment patterns. New credit card issuers have been entering the market while other issuers have been seeking to expand market share through increased advertising, target marketing and pricing competition. Additionally, the use of incentive or affinity programs (e.g., gift awards for card usage) may affect card usage patterns.

     In 1992, a jury in Federal court in Utah held that the VISA association violated antitrust laws when it denied membership in VISA to a subsidiary of Sears Roebuck & Co., on the basis that another Sears subsidiary is the issuer of the Discover Card, a competitor of the VISA credit card. In September 1994, the United States Court of Appeals reversed the trial court's decision upholding the verdict, and held VISA's conduct did not violate the antitrust laws. The United States Court of Appeals denied Dean Witter, Discover and Co.'s motion for a rehearing en banc, and in June 1995, the United Stated Supreme Court refused to review the decision of the Court of Appeals. While the United Stated Supreme Court refused to review the Court of Appeals decision with regard to Dean Witter, Discover & Co.'s antitrust claims, the case is continuing on Dean Witter, Discover & Co.'s state law claims and VISA's counterclaims.

     A Seller's Ability to Change Terms of the Receivables. Any Seller may have the right to determine the finance charges and the other fees and charges which will be applicable from time to time on its Accounts, to alter the minimum monthly payment required under the Accounts and to change various other terms of its agreement with cardholders with respect to the Accounts. A decrease in the finance charges and the other fees and charges assessed on the Accounts would decrease the effective yield on the Accounts and could result in the occurrence of a Liquidation Event for one or more Series and commencement of the Rapid Amortization Period for each such Series. Under an Agreement a Seller may agree that, unless required by law or as is otherwise necessary, in its good faith judgment, to maintain its credit card business on a competitive basis, it will not reduce the annual percentage rate at which finance charges are assessed on the Receivables or the other fees and charges assessed on the Accounts, if, as a result of such reduction, the Net Portfolio Yield for any Series (as defined below under 'Maturity Assumptions') as of such date would be less than the Base Rate for such Series. The terms 'Base Rate' and 'Net Portfolio Yield' for each Series have the meanings set forth in the Prospectus Supplement relating to each such Series. The Seller may also covenant that it will change the terms relating to the Accounts only if the change is made applicable to the comparable segment of the accounts owned and serviced by the Seller with characteristics the same as or substantially similar to the Accounts, except as otherwise restricted by the terms of the applicable cardholder agreement. In servicing Accounts, a Servicer will be required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts. Except as set forth above, the Agreement does not contain any restrictions on the ability of a Seller to change the terms of the Accounts or the Receivables. There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by a Seller to decrease finance charges or other fees and charges for existing accounts, or take actions which would otherwise change the terms of the Accounts.

     Limited Nature of Rating. Any rating assigned to the Certificates of a Series or a Class of a Series by a Rating Agency will reflect such Rating Agency's assessment solely of the likelihood that Certificateholders will receive the payments of interest and principal required to be made under the Agreement and will be based primarily on the value of the Primary Assets in the Trust and the availability of any Enhancement with respect to such Series or Class of such Series. The rating will not be a recommendation to purchase, hold or sell Certificates of such Series or Class of such Series, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

     Book-Entry Certificates. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See 'DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration' herein.

     Because transactions in the Certificates can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Certificate to persons or entities that do not participate in the DTC, CEDEL or Euroclear system, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Certificates. See 'DESCRIPTION OF THE CERTIFICATES-- Book-Entry Registration' herein.

     Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Certificates because such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. See 'DESCRIPTION OF THE
CERTIFICATES--Book-Entry Registration' herein.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued in Series pursuant to separate Pooling and Servicing Agreements, Master Pooling and Servicing Agreements, Sale and Servicing Agreements or Trust Agreements (collectively, an 'Agreement') between the Depositor, the Servicer and the Trustee for the related Series identified in the related Prospectus Supplement. A form of Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Agreement relating to each Series of Certificates will be filed as an exhibit to a report on Form 8-K to be filed with the Commission within 15 days following the issuance of such Series of Certificates.

     The Seller may agree to reimburse the Depositor for certain fees and expenses of the Depositor incurred in connection with the offering of Certificates.

     The following summaries describe certain provisions in the Agreements which are anticipated to be common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement and the Prospectus Supplement relating to each Series of Certificates. Where particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

     The Certificates are issuable in Series. Each Series will consist of one or more Classes of Certificates, one or more of which may be Variable Interest Certificates, Zero Coupon Certificates, Principal Only Certificates, Interest Only Certificates or other types of Certificates as described in the related Prospectus Supplement. A Series may also include one or more Classes of Subordinate Certificates. The Certificates of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Certificates may be registered and the Certificates may be exchanged at the office of the Trustee specified in the related Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

     Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Certificates will be made on the Payment Dates specified in the Prospectus Supplement relating to such Series by check mailed to Certificateholders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Payment Dates at their addresses appearing on the certificate register, except that (a) payments may be made by wire transfer (at the expense of the Certificateholder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Certificate will be made only upon presentation and surrender of such Certificate at the office of the Trustee specified in the related Prospectus Supplement. Notice of the final payment on a Certificate will be mailed to the holder of such certificate before the Payment Date on which the final principal payment on any Certificate is expected to be made to the holder of such Certificate.

     Payments of principal of and interest on the Certificates will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, all payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Enhancement will be deposited directly into the Collection Account and, net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the Series under the related Agreement and any other person specified in the related Prospectus Supplement, will thereafter be deposited into the Distribution Account and will be available to make payments on Certificates of such Series on the next Payment Date, as the case may be. See 'THE TRUST ASSETS--Collection and Distribution Accounts.'

PAYMENTS OF INTEREST

     The Certificates of each Class which by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the method described in the related Prospectus Supplement. Interest on such Certificates of a Series will be payable on the Payment Date specified in the related Prospectus Supplement. The rate of interest on Certificates of a Series may be floating. Principal Only Certificates may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Certificates that is not paid on the related Payment Date will accrue and be added to the principal thereof on such Payment Date.

     Interest payable on the Certificates on a Payment Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Payment Date the effective yield to Certificateholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Certificates were to accrue through the day immediately preceding such Payment Date.

PAYMENTS OF PRINCIPAL

     On each Payment Date for a Series, principal payments will be made to the holders of the Certificates of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

FINAL SCHEDULED PAYMENT DATE

     The Final Scheduled Payment Date of each Class of a Series of Certificates will be specified in the related Prospectus Supplement and will be the date (calculated on the basis of the assumptions applicable to such Series described therein) on which the entire aggregate principal balance of such Class is expected to be reduced to zero. Because payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Certificates, it is likely that the actual final Payment Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Payment Date.

COMPANION SERIES

     If so specified in the related Prospectus Supplement, a Series of Certificates may be paired with another Series issued by the related Trust (a 'Companion Series') on or prior to the commencement of an Accumulation Period or Amortization Period for such Series. As the Investor Interest of the Series having a Companion Series is reduced, the Investor Interest of the Companion Series will increase by an equal amount. Upon payment in full of such Series, the Investor Interest of the Companion Series will be equal to the amount of the Investor Interest paid to Certificateholders of such Series.

OPTIONAL PURCHASE OR TERMINATION


     The Depositor may, at its option, purchase a Class of Certificates of any Series, on any Payment Date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Certificates, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust by repurchasing all of the Primary Assets from such Trust on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates or Primary Assets, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. Notice of such purchase or termination must be given by the Depositor or the Trustee prior to the related date. The purchase or repurchase price will be set forth in the related Prospectus Supplement.

     In addition, the related Prospectus Supplement may provide other circumstances under which holders of Certificates of a Series could be fully paid significantly earlier than would otherwise be the case as a result of the occurrence of an Early Amortization Event.

BOOK-ENTRY REGISTRATION

     If so specified in the related Prospectus Supplement, Certificateholders may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     Cede, as nominee for DTC, will hold one or more global Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described in the related Prospectus Supplement, all references herein or in such Prospectus Supplement to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its participating organizations (the 'Participants') and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificateholders in accordance with DTC procedures.

     CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

Citibank, N.A. will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, the 'Depositaries').

     Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear

Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for sameday funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Certificates, see Annex I hereto and for information with respect to tax documentation procedures relating to the Certificates, see Annex I hereto and 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Foreign Investors.'

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York UCC, and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations (including the Underwriters). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Participant, either directly or indirectly (the 'Indirect Participants').

     Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificateholders will receive all distributions of principal of and interest on the Certificates from the Trustee, as paying agent, or its successor in such capacity (the 'Paying Agent'), through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificateholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Paying Agent to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificateholders. It is anticipated that the only 'Certificateholder' for a Series may be Cede, as nominee of DTC. Certificateholders would not then be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificateholders would only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective

Certificateholders. Accordingly, although Certificateholders will not possess Certificates, Certificateholders will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC will take such actions with respect to specified percentages of the Certificateholders' interests only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Centrale de Livraison de Valeurs Mobilieres S.A. ('CEDEL') is incorporated under the laws of Luxembourg as a professional depositary. CEDEL holds securities for its participating organizations ('CEDEL Participants') and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depositary, CEDEL is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for its participants ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of certificates and the risk resulting from transfers of securities and cash that are not simultaneous.

     The System has subsequently been extended to clear and settle transactions between Euroclear Participants and counterparties both in CEDEL and in many domestic securities markets. Transactions may be settled in any of 32 settlement currencies, including United States dollars. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear System includes securities lending and borrowing and money transfer services. The Euroclear System is operated by the Brussels, Belgium, office of Morgan Guaranty Trust Company of New York (the 'Euroclear Operator'), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear Operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern all transfers of securities and cash, both within the System and receipts and withdrawals of securities and cash. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'Certain Federal Income Tax Considerations.' The CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     The Certificates of any Series will be issued in fully registered, certificated form to Certificateholders or their respective nominees ('Definitive Certificates'), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates, and the Trustee or the Depositor are unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificateholders of the related series evidencing not less than 50% of the aggregate unpaid principal amount of the Certificates advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Certificateholders.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Certificates, and instructions for re-registration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders, under the Agreement and the Series Supplement ('Holders').

     If Definitive Certificates are issued, distribution of principal and interest on the Definitive Certificates will be made by the Paying Agent or the Trustee directly to the Holders in whose names the Definitive Certificates were registered on the related Record Date in accordance with the procedures set forth herein and in the Agreement and the Series Supplement. Distributions will be made by check mailed to the address of each Holder as it appears on the register maintained by the Trustee, except that the final payment on any Definitive Certificate will be made only upon presentation and surrender of such Definitive Certificate on the date for such final payment at such office or agency as is specified in the notice of final distribution to Holders. The

Trustee will provide such notice to Holders not later than the fifth day of the month of the final distribution.

     Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be Citibank. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

     Each series of Securities may include one or more classes of Notes, which will be issued pursuant to an Indenture between the Trust and the Indenture Trustee (as amended and supplemented from time to time, an 'Indenture'). The terms of any Notes will be set forth in the Prospectus Supplement relating to such Notes.

     All discussions in this Prospectus of the Certificates, the terms thereof as well as any investment considerations related thereto will be generally applicable to any Notes.

                                  TRUST ASSETS

GENERAL

     The Trust for each Series of Certificates will be composed of certain assets delivered, assigned and transferred to the Trustee by the Depositor, in each case consisting, unless otherwise specified in the related Prospectus Supplement, of (i) the Primary Assets, (ii) any Enhancement, (iii) the amount, if any, initially deposited in the Collection Account, Distribution Account or Pre-Funding Account for a Series as specified in the related Prospectus Supplement.

     The Primary Assets for a Series will be sold by the Seller to the Depositor or purchased by the Depositor in secondary market transactions, not from the issuer of such CABS Securities or an affiliate thereof, or, in the case of the Receivables, in privately negotiated transactions, which may include transactions with affiliates. Receivables relating to a Series will be serviced by the Servicer, which may be the Seller, specified in the related Prospectus Supplement, either pursuant to a Pooling and Servicing Agreement or, if serviced by the Seller, a Sale and Servicing Agreement (any of the Pooling and Servicing Agreements or the Sale and Servicing Agreements are referred to herein individually as an 'Agreement').

     Primary Assets included in the Trust for a Series may consist of any combination of Receivables and CABS Securities, to the extent and as specified in the related Prospectus Supplement.

     The following is a brief description of the Primary Assets expected to be included in the Trusts. Specific information regarding the Primary Assets will be provided in the related Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificate. A copy of the Agreement with respect to each Series of Certificates, or the Indenture with respect to each Series of Notes, will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement.

THE RECEIVABLES

     General. The Primary Assets for a Series may consist, in whole or in part, of consumer, corporate, revolving credit card, charge card or debit card receivables (collectively, the 'Receivables') generated from time to time in the ordinary course of business in a portfolio of consumer, corporate, revolving credit card, charge card or debit card accounts (collectively, the 'Accounts'). The Accounts will consist of the Initial Accounts sold by a Seller, as well as any Additional Accounts added from time to time, but will not include any Removed Accounts. Each Seller will convey to the Trust all Receivables existing on the Cut-off Date in certain consumer, revolving credit card, charge card or debit card accounts (the 'Initial Accounts') and all Receivables arising in the Initial Accounts from time to time thereafter until the termination of the Trust. The Receivables may be payable in U.S. dollars or in any other foreign currency. After the Cut-off Date, the Seller will convey to the Trust the

Receivables in certain New Accounts and the Receivables in certain other Accounts included in certain Lump Sum Additions, in each case in accordance with the provisions of the Agreement. In addition, pursuant to the Agreement, the Seller in some circumstances will be obligated to designate Additional Accounts the Receivables in which will be included in the Trust or, in lieu thereof or in addition thereto, to include Participations in the Trust. Additional Accounts will consist of New Accounts and accounts relating to any Lump Sum Additions. The Seller will convey to the Trust all Receivables in Additional Accounts, whether such Receivables are then existing or thereafter created. The addition to the Trust of Receivables in Additional Accounts or Participations will be subject to certain conditions.

     Pursuant to the Agreement, the Seller will have the right (subject to certain limitations and conditions), but not the obligation, to remove the Receivables in certain Accounts from the Trust ('Removed Accounts'). If so specified in the related Prospectus Supplement, the Seller will be able to include in the related Trust, participations representing undivided interests in a pool of assets primarily consisting of revolving credit card accounts or other revolving credit accounts owned by the Seller or any affiliate thereof and collections thereon ('Participations').

     Credit Card Accounts and Receivables. The Credit Card Receivables consist of periodic finance charges, annual membership fees, cash advance fees and late charges on amounts charged for merchandise and services and certain other fees designated by the Seller ('Finance Charge Receivables') and all amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and all other fees billed to cardholders on the Accounts ('Principal Receivables'). In addition, certain Interchange attributed to cardholder charges for merchandise and services in the Accounts may be treated as Finance Charge Receivables. Recoveries of charged-off Finance Charge Receivables will be treated as collections of Finance Charge Receivables and recoveries of charged-off Principal Receivables will be applied against charge-offs of Principal Receivables. From time to time, subject to certain conditions, certain of the amounts described above which are included in Principal Receivables may be treated as Finance Charge Receivables. The amount of Receivables will fluctuate from day to day as new Receivables are generated or added to the Trust and as existing Receivables are collected, charged-off as uncollectible or otherwise adjusted. 'Interchange' consists of certain fees received by a credit card-issuing bank from the VISA and MasterCard International associations as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard International systems, a portion of the Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. VISA and MasterCard International may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards.

     Charge Card Accounts and Receivables. Charge Card Receivables consist of amounts charged on designated Accounts for merchandise and services, and all annual membership fees and certain other administrative fees billed to the designated Accounts. Receivables originated under Charge Card Accounts are not subject to a monthly finance charge.

     There are distinctions between the Credit Card Accounts and the Charge Card Accounts. The Credit Card Accounts offer revolving credit plans to their customers. Charge Card Accounts generally have no pre-set spending limit and are designed for use as a convenient method of payment for the purchase of merchandise and services. Charge Card Accounts generally cannot be used as a means of financing such purchases. Accordingly, the full balance of a month's purchases is billed to cardmembers and is due upon receipt of the billing statement. By contrast, revolving credit plans allow customers to make a minimum monthly payment and to borrow the remaining outstanding balance from the credit issuer up to a predetermined limit. As a result of these payment requirement differences, the Charge Card Accounts have a high monthly payment rate and balances which turn over rapidly relative to their charge volume when compared to Credit Card Accounts.

     Another distinction between Charge Card Accounts and Credit Card Accounts is that Charge Card Account balances are generally not subject to monthly finance charges. As described above, the full Account balance is billed monthly and is due upon receipt of the billing statement. Cardmembers do not have the option of using their Charge Card Accounts to extend payment and to pay a finance charge on the remaining outstanding balance. Credit Card Accounts, by contrast, do allow customers to pay a specified minimum portion of an outstanding amount and to finance the balance at a finance charge rate determined by the credit card issuer. (Because Charge Card Account balances are not assessed finance charges, for the purpose of providing yield to the Trust a portion of Collections on Receivables in Accounts received in any Due Period equal to the product of Collections and the Yield Factor will generally be treated as Yield Collections.) Each related Prospectus Supplement, where applicable, will describe the Yield Calculation for a specific portfolio of Charge Card Accounts.

ADDITIONAL INFORMATION RELATING TO RECEIVABLES

     The related Prospectus Supplement for each Series will provide information with respect to the Receivables that are Primary Assets as of the Cut-off Date, including, among other things, the aggregate principal balance of the Receivables and whether the Receivables are Credit Card Receivables or Charge Card Receivables.

     The eligibility criteria which shall apply with respect to the Primary Assets will be specified in the related Prospectus Supplement. The related Prospectus Supplement will provide information, including, among other things,
(a) underwriting criteria; (b) the loss and delinquency experience for the portfolio of Receivables; (c) the composition of the portfolio by account balance; and (d) the geographic distribution of Accounts and Receivables. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Receivables for a Series.

     If information of the nature described above respecting the Receivables is not known to the Seller at the time the Certificates are initially offered, approximate or more general information of the nature described above will be provided in the related Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Certificates.

CABS SECURITIES

     General. Primary Assets for a Series may consist, in whole or in part, of CABS Securities which include certificates evidencing an undivided interest in, or notes or loans secured by, Receivables generated in Accounts. Such certificates, notes or loans will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or are being registered under the Securities Act of 1933 in connection with the offering of a Series of Securities or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. CABS Securities will have been issued pursuant to a Pooling and Servicing Agreement, a Master Pooling and Servicing Agreement, a Sale and Servicing Agreement, a Trust Agreement, Indenture or similar agreement (a 'CABS Agreement'). The seller/servicer of the underlying Receivables will have entered into the CABS Agreement with the trustee under such CABS Agreement (the 'CABS Trustee'). Receivables underlying a CABS Security will be serviced by a servicer (the 'CABS Servicer') directly or by one or more sub-servicers who may be subject to the supervision of the CABS Servicer.

     All purchases of CABS Securities for a Series by the Seller or the Depositor will be made in secondary market transactions, not from the issuer of such CABS Securities or any affiliate thereof. As a result, no such purchases of CABS Securities offered and distributed to the public pursuant to an effective registration statement will be made by the Seller or Depositor for at least ninety days after the initial issuance of such CABS Securities. The issuer of the CABS Securities (the 'CABS Issuer') will be a financial institution, corporation, or other entity engaged generally in the business of issuing credit or charge cards; any form of store or merchandiser that issues credit or charge cards; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling receivables to such trusts, and selling beneficial interests in such trusts; or one of such trusts. If so specified in the related Prospectus Supplement, the CABS Issuer may be an affiliate of the Depositor. The obligations of the CABS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the CABS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the CABS Securities issued under the CABS Agreement.

     Distributions of principal and interest will be made on the CABS Securities on the dates specified in the related Prospectus Supplement. The CABS Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the CABS Securities by the CABS Trustee or the CABS Servicer. The CABS Issuer or the CABS Servicer may have the right to repurchase assets underlying the CABS Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Underlying Receivables. The Receivables underlying the CABS Securities may consist of Credit Card Receivables or Charge Card Receivables.

     Enhancement Relating to CABS Securities. Enhancement in the form of reserve funds, subordination of other CABS issued under the CABS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of Enhancement may be provided with respect to the Receivables underlying the CABS Securities or with respect to the CABS Securities themselves. The type, characteristics and amount of Enhancement will be a function of certain characteristics of the Receivables and other factors and will have been established for the CABS Securities on the basis of requirements of the rating agencies.

     Additional Information. The related Prospectus Supplement for a Series for which the Primary Assets includes CABS Securities will specify, to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable,
(i) the aggregate approximate principal amount and type of the CABS Securities to be included in the Primary Assets; (ii) certain characteristics of the Receivables which comprise the underlying assets for the CABS Securities including, (A) whether such Receivables are Credit Card Receivables or Charge Card Receivables, (B) the fees and charges associated with such Receivables and
(C) the servicing fee or range of servicing fees with respect to the Receivables; (iii) the expected and final maturity of the CABS Securities; (iv) the interest rate of the CABS

Securities; (v) the CABS Issuer, the CABS Servicer (if other than the CABS Issuer) and the CABS Trustee for such CABS Securities; (vi) certain characteristics of Enhancement, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the Receivables underlying the CABS Securities or to such CABS Securities themselves; (vii) the terms on which the underlying Receivables for such CABS Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the CABS Securities; and (viii) the terms on which Receivables may be substituted for those originally underlying the CABS Securities.

     If information of the nature described above representing the CABS Securities is not known to the Depositor at the time the Certificates are initially offered, approximate or more general information of the nature described above will be provided in the related Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days of the initial issuance of such Certificates.

COLLECTION AND DISTRIBUTION ACCOUNTS


     A separate Collection Account will be established by the Trustee or the Servicer, in the name of the Trustee, for each Series of Certificates for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, will be deposited in a related Distribution Account, which will also be established by the Trustee for each such Series of Certificates, for distribution to the related Certificateholders. The Trustee will invest the funds in the Collection and Distribution Accounts in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account, than the day preceding the next Payment Date for the related Series of Certificates. Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the Rating Agency.

     From time to time, various accounts including Pre-Funding Accounts may be created under the terms of the documents related to a specific Series.

                                  ENHANCEMENT

GENERAL

     For any Series, Enhancement may be provided with respect to one or more Classes thereof. Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, insurance, the use of cross support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Enhancement may also include any type of derivative product or arrangement. If so specified in the related Prospectus Supplement, any form of Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.

     Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Enhancement or which are not covered by the Enhancement, certificateholders will bear their allocable share of deficiencies.

     If Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) any material provisions of any agreement relating to such Enhancement. Additionally, the related Prospectus Supplement may set forth certain information with respect to the issuer of any third-party Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the related Prospectus Supplement.

SUBORDINATION

     If so specified in the related Prospectus Supplement, one or more Classes of a Series may be subordinated to one or more other Classes of a Series. If so specified in the related Prospectus Supplement, the rights of the holders of the subordinated Certificates to receive distributions of principal and/or interest on any Payment Date will be subordinated to such rights of the holders of the Certificates which are senior to such subordinated Certificates to the extent set forth in the related Prospectus Supplement. The amount of subordination will decrease whenever amounts otherwise payable to the holders of subordinated Certificates are paid to the holders of the Certificates which are senior to such subordinated Certificates.

LETTER OF CREDIT

     If so specified in the related Prospectus Supplement, a letter of credit with respect to a Series or Class of Certificates may be issued by the bank or financial institution specified in the related Prospectus Supplement (the 'L/C Bank'). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the amount described in the related Prospectus Supplement. The amount available under the letter of credit will be reduced to the extent of the unreimbursed payments thereunder.

CASH COLLATERAL GUARANTY OR ACCOUNT

     If specified in the related Prospectus Supplement, the Certificates of any Class or Series may have the benefit of a Cash Collateral Guaranty issued pursuant to a trust agreement between a cash collateral depositor, a cash collateral trustee and the Seller and Servicer or a Cash Collateral Account directly. The Cash Collateral Guaranty will generally be an obligation of the cash collateral trust and not of the cash collateral depositor, the cash collateral trustee (except to the extent of amounts on deposit in the cash collateral account), the Trustee or the Seller or the Servicer.

     The Servicer will determine on each Determination Date with respect to the Series enhanced by the Cash Collateral Guaranty or the Cash Collateral Account whether a deficiency exists with respect to the payment of interest and/or principal on the Certificates so enhanced. If the Servicer determines that a deficiency exists, it shall instruct the Trustee for such Series to draw an amount equal to such deficiency from the Cash Collateral Guaranty or the Cash Collateral Account, up to the maximum amount available thereunder.

RESERVE FUND

     If so specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor will deposit into one or more funds to be established with the Trustee as part of the Trust for such Series or for the benefit of any Enhancer with respect to such Series (the 'Reserve Fund') cash, a letter or letters of credit, Eligible Investments, or other instruments meeting the criteria of the Rating Agency rating any Series of the Certificates in the amount specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Certificates will be described in the related Prospectus Supplement.

     Amounts withdrawn from any Reserve Fund will be applied by the Trustee to make payments on the Certificates of a Series, to pay expenses, to reimburse any Enhancer or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

     Amounts deposited in a Reserve Fund will be invested by the Trustee, in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

SURETY BOND OR INSURANCE POLICY

     If so specified in the related Prospectus Supplement, insurance with respect to a Series or Class of Certificates may be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, a surety bond may be purchased for the benefit of the holders of any Series or Class of such Series to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

SPREAD ACCOUNT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a Series may be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the 'Spread Account') intended to assure the subsequent distribution of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

DERIVATIVE PRODUCTS


     If so specified in the related Prospectus Supplement, the Depositor may enter into a derivative arrangement with respect to the Certificates of any Class or Series. Such derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement.

                            SERVICING OF RECEIVABLES

GENERAL

     Customary servicing functions with respect to Receivables comprising or underlying the Primary Assets in the Trust will be provided by the Servicer directly pursuant to an Agreement.

COLLECTION PROCEDURES

     The Servicer will make reasonable efforts to collect all payments required to be made under the Accounts and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable receivables held in its own portfolio.

DEPOSITS TO THE COLLECTION ACCOUNT

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will establish a separate account (the 'Collection Account') in the name of the Trustee. Unless otherwise indicated in the related Prospectus Supplement, the Collection Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit herein are rated as described in the related Prospectus Supplement and as specified by each Rating Agency rating the Certificates of such Series or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each Rating Agency.

     Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested, pending remittance to the Trustee, in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Seller, the Trustee or the Depositor, as appropriate, will deposit into the Collection Account for each Series, within two business days after the date of receipt thereof, the following payments and collections received or made by it:

          (i) All payments on account of principal, including prepayments, on such Primary Assets;

          (ii) All payments on account of interest or finance charges on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the applicable Agreement, the Servicing Fee in respect of such Primary Assets;

          (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable documents or otherwise pursuant to law ('Liquidation Proceeds'), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset;

          (iv) All amounts required to be deposited therein from any applicable Enhancement for such Series pursuant to the related Trust Agreement;

          (v) All repurchase prices of any such Primary Assets repurchased by the Depositor, the Seller or the Servicer pursuant to the related Agreement;

          (vi) Any amounts payable to the applicable person with respect to each Primary Asset acquired that has been repurchased or removed from the Trust by the Depositor, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

          (vii) All amounts payable to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Certificateholders of such series as provided for in the related Trust Agreement; and

          (viii) All amounts necessary to clear and terminate the Collection Account pursuant to the related Agreement.

     In addition, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a servicing fee in an amount to be determined as specified in the related Prospectus Supplement. The servicing fee may be fixed or variable, as specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Receivables including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of the cost of Enhancement, if any, and payment of expenses incurred in preparation of reports to Certificateholders.


     The rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of expenses or otherwise, may be subordinate to the rights of Certificateholders of such Series.

EVIDENCE AS TO COMPLIANCE

     The Agreement for each Series may provide that, each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Receivables by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with the Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

     The Agreement for each Series will provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Seller and may have other business relationships with the Depositor and its affiliates.

     If an event of default occurs with respect to the Servicer under an Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, Servicer

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
events of default and the rights of the Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under 'THE AGREEMENTS--Events of Default' and '--Rights upon Events of Default' herein.

     Unless otherwise provided in the related Prospectus Supplement, the Servicer may not resign from its obligations and duties under the Agreement, except (a) upon determination that (i) the performance of its duties under the Agreement is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law, (b) in connection with a conveyance, consolidation or merger by the Servicer with any corporation, or conveyance or transfer of its properties or assets substantially as an entirety to any other person permitted under the Agreement or (c) upon the satisfaction of the following conditions: (i) the acceptance and assumption, by an agreement supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, of the obligations and duties of the Servicer thereunder by a proposed successor Servicer, (ii) the Servicer having given written notice to each Rating Agency of such transfer and such Rating Agency having notified the Servicer in writing to the effect that its then current rating of Certificates of any Series will not be reduced or withdrawn as a result of such transfer, (iii) the written consent of any provider of Enhancement (such consent not to be unreasonably withheld) and (iv) the proposed successor Servicer being an Eligible Servicer (as defined below). Notwithstanding anything in the Agreement to the contrary, any successor Servicer appointed under clause (c) will be deemed to be a successor Servicer. Any such determination permitting the resignation of the Servicer will be evidenced as to clause (a) above by an opinion of counsel to such effect delivered to the Trustee. No such resignation will become effective until the Trustee or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with the Agreement.

     'Eligible Servicer' means the Trustee or an entity which, at the time of its appointment as Servicer, (i) is an established financial institution having capital or a net worth of not less than $100,000,000, (ii) is servicing a portfolio of consumer credit card or charge card accounts, (iii) is legally qualified and has the capacity to service the Accounts, (iv) has demonstrated the ability to professionally and completely service a portfolio of similar accounts in accordance with standards of skill and care customary in the industry and (v) is qualified to use the software that is then currently being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under the Agreement.

INDEMNIFICATION

     Except to the extent otherwise provided therein, each Agreement will provide that the Servicer will indemnify the Trust, the Trustee and the Certificateholders of all series from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer with respect to the Trust or the Trustee or any co-trustee pursuant to this Agreement, including those arising from acts or omissions of the Servicer pursuant to the Agreement, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify: (i) the Trust or the Trustee if such acts, omissions or alleged acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or misconduct by the Trustee; (ii) the Trust, the Trustee or the Certificateholders of any series for any liability, cost or expense of the Trust with respect to any action taken by the Trust at the request of the Certificateholders of a Series in accordance with the Agreement nor with respect to any Federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Trust or the Certificateholders of a Series in connection herewith to any taxing authority; or (iii) the Trust or Certificateholders for any losses incurred by any of them as a result of defaulted Receivables or Receivables which are written off as uncollectible unless such write-off is caused by a breach of the Agreement by the Servicer. Subject to certain exceptions in the Agreement, any indemnification pursuant to the Agreement will be only from the assets of the Servicer.

                                 THE AGREEMENTS


     The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF PRIMARY ASSETS

     Receivables; Pre-Funding Accounts. On the Closing Date specified with respect to any given Trust in the related Prospectus Supplement (the 'Closing Date'), the Seller will transfer and assign to the applicable Trustee, without recourse, its entire interest in the Initial Receivables of the related receivables pool. Each such Receivable will be identified at such time of transfer. The Applicable Trustee will, concurrently with such transfer and assignment, execute and deliver the related Certificates. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates of a given series will be applied to the purchase of the related CABS Securities from the Seller and, to the extent specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent CABS will be sold by the Seller to the applicable Trust from time to time during the Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a 'Subsequent Transfer Date').

     General. In connection with any transfer of the Initial Receivables and any transfer of Subsequent Receivables and CABS Securities pursuant to an Agreement each Seller will annotate and indicate in its computer files that the Receivables and CAB Securities have been conveyed to the Trust. In addition, the Seller will provide to the Trustee a computer file or a microfiche list containing a true and complete list showing each Account, the Receivables of which have been designated for inclusion in the Trust, identified by account number, collection status, the amount of Receivables outstanding and the amount of Principal Receivables as of the Cut-off Date. The Seller will not deliver to the Trustee any other records or agreements relating to such Account or the Receivables. The records and agreements relating to such Accounts and the Receivables maintained by the Seller or the Servicer will not be segregated by the Seller or the Servicer from other documents and agreements relating to other Accounts and Receivables and will not be stamped or marked to reflect the transfer of the Receivables to the Trust. Each Seller will file the UCC financing statements meeting the requirements of applicable state law with respect to the Receivables. See 'RISK FACTORS--Certain Legal Aspects' and 'CERTAIN LEGAL ASPECTS OF THE RECEIVABLES.'

     Assignment of CABS Securities; Pre-Funding Accounts. The Depositor will cause CABS Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its agent or correspondent) will have possession of any certificated CABS Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a CABS Security. See 'THE TRUST ASSETS--CABS Securities' herein. Each CABS Security will be identified in a schedule appearing as an exhibit to the related Agreement (the 'CABS Schedule'), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each CABS Security conveyed to the Trustee. In the Agreement, the Depositor will represent and warrant to the Trustee regarding the CABS Securities: (i) that the information contained in the CABS Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the CABS Securities, the Depositor had good title thereto, and was the sole owner thereof; (iii) that there has been no other sale by it of such CABS Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance on such CABS Securities. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates of a given series will be applied to the purchase of the related CABS Securities from the Seller and, to the extent specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent CABS will be sold by the Seller to the applicable Trust from time to time during the Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a 'Subsequent Transfer Date').

     Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Depositor to the Trustee is found by the Trustee within 45 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Servicer, as the case may be, of the defect, repurchase the related Primary Asset from the Trustee at a price equal to (a) the outstanding principal balance of such Primary Asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such Primary Asset at the rate set forth in the related Agreement.

     If provided in the related Prospectus Supplement, the Depositor may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust (the 'Deleted Primary Asset') and substitute in its place one or more other Primary Assets (each, a 'Qualifying Substitute Primary Asset').

     Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Payments due in the month of substitution, at least equal to the outstanding principal balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Certificate Account in the month of substitution for distribution to Certificateholders), (ii) an interest rate not less than the interest rate of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.


     Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Certificateholders or the Trustee for a material defect in a document for a Primary Asset.

     The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or such entity is obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

     The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of such Primary Assets. See 'RISK FACTORS.'

REPORTS TO HOLDERS

     The Trustee will prepare and forward to each Certificateholder on each Payment Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

          (i) with respect to a Series, the amount of such distribution allocable to interest or finance charges on the Primary Assets;

          (ii) with respect to a Series the amount of such distribution allocable to principal on the Primary Assets;

          (iii) the amount of servicing compensation with respect to the Primary Assets paid during the period commencing on the Due Date to which such distribution relates and the amount of servicing compensation during such period attributable to penalties and fees;

          (iv) the aggregate outstanding principal balance of the Primary Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (i) above;

          (v) the aggregate outstanding principal amount of the Certificates of such Series as of the Due Date after giving effect to distributions allocated to principal reported under (ii) above;

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
          (vi) with respect to Certificates that are Compound Interest Certificates or Zero Coupon Certificates, the amount of interest accrued on such Certificates during the related interest accrual period and added to the Compound Value thereof;

          (vii) in the case of Certificates that are Variable Interest Certificates, the rate applicable to the distribution being made;


          (viii) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient eligible funds in the Distribution Account and the amounts actually distributed);

          (ix) if applicable, the number and aggregate principal balances of Primary Assets delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of business on the Determination Date to which such distribution relates;

          (x) in the case of any Enhancement described in the related Prospectus Supplement, the amount of coverage of such Enhancement as of the close of business on the applicable Payment Date;

          (xi) in the case of any Series which includes a Class of Subordinate Certificates, the subordinated amount, if any, determined as of the related Determination Date and if the distribution to the Senior Certificateholders is less than their required distribution, the amount of the shortfall;

          (xii) the amount of any withdrawal from any applicable Reserve Fund included in amounts actually distributed to Certificateholders and the remaining balance of each Reserve Fund, if any, on such Payment Date, after giving effect to distributions made on such date;

          (xiii) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount;

          (xiv) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and that is being passed through as payments on the Certificates of the related Series; and

          (xv) such other information as is specified in the related Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each holder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to (i) through
(iv), (vi) and (viii) above for such calendar year and (b) such information specified in the Agreement to enable holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Certificates, if applicable. Information in the Payment Date reports and the annual reports provided to the holders will not have been examined and reported upon by an independent public accountant. However, each Servicer will provide to the Trustee an annual report by independent public accountants with respect to the Servicer's servicing of the Receivables. See 'SERVICING OF RECEIVABLES--Evidence as to Compliance' herein.

EVENTS OF DEFAULT

     Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Agreement for each Series include (i) any failure by the

Servicer to deposit amounts in the Collection Account and Distribution Account to enable the Trustee to distribute to Certificateholders of such Series any required payment, which failure continues unremedied for five days after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the holders of Certificates of such Series evidencing not less than 25% of the aggregate voting rights of the Certificates for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the holders of Certificates of such Series evidencing not less than 25% of the aggregate voting rights of the Certificates and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENTS OF DEFAULT

     So long as an Event of Default remains unremedied under the Agreement for a Series, the Trustee for such Series or holder of Certificates of such Series evidencing not less than 51% of the aggregate principal amount of the Certificates for such Series may terminate all of the rights and obligations of the Servicer as servicer under the Agreement and in and to the Receivables, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges, or otherwise as provided in the Agreement.

     In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth of at least $15,000,000 to act as successor Servicer under the provisions of such Agreement relating to the servicing of the Receivables. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Agreement.

     During the continuance of any Event of Default under the Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and holders of Certificates evidencing not less than 51% of the aggregate voting rights of the Certificates for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudiced to the nonassenting Certificateholders.

     No Certificateholder of a Series, solely by virtue of such holder's status as a Certificateholder, will have any right under the Agreement for such Series to institute any proceeding with respect to the Agreement, unless such holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Certificates evidencing not less than 51% of the aggregate voting rights of the Certificates for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Certificates will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust relating to a Series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Agreement.

DUTIES OF THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of the Agreement, the Certificates or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement.

Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement; however, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Certificateholders to the Servicer under the Agreement.

     The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default. See '--Rights Upon Events of Default' above. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under an Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time
(i) by the Depositor, if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the holders of Certificates evidencing more than 50% of the aggregate voting rights of the Certificates in the Trust upon 30 days' advance written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF THE AGREEMENT

     Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Certificates may be amended by the Depositor, the Servicer, and the Trustee with respect to such Series, without notice to or consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to add to the duties of the Depositor or Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Certificates, or (vi) to comply with any requirements imposed by the Code; provided that any such amendment pursuant to clause (iv) above will not adversely affect in any material respect the interests of any Certificateholders of such Series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause (vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Agreement for each Series may also be amended by the Trustee, the Servicer and the Depositor with respect to such Series with the consent of the holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Certificates of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Certificateholders of such Series; provided, however, that no such amendment may
(a) reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of such Certificate; or (b) reduce the aforesaid percentage of aggregate outstanding principal amount of Certificates of each Class, the holders of which are required to consent to any such amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each Class of Certificates affected thereby.

VOTING RIGHTS

     The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series, if other than set forth herein.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more Certificateholders of record of a Series for purposes of communicating with other Certificateholders with respect to their rights under the Agreement or under the Certificates for such Series, which request is accompanied by a copy of the communication which such Certificateholders propose to transmit, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

     No Agreement will provide for the holding of any annual or other meeting of Certificateholders.

TERMINATION

     The obligations created by the Agreement for a Series will terminate upon the distribution to Certificateholders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the final payment or other liquidation of the last Primary Asset remaining in the Trust for such Series or
(ii) the repurchase, as described below, by the Servicer from the Trustee for such Series of all Primary Assets and other property at that time subject to the Agreement. The Agreement for each Series permits, but does not require, the Servicer to repurchase from the Trust for such Series all remaining Primary Assets at a price equal to 100% of the aggregate Principal Balance of such Primary Assets plus, with respect to any property acquired in respect of a Primary Asset, if any, the outstanding Principal Balance of the related Primary Asset, and unreimbursed expenses (that are reimbursable pursuant to the terms of the Agreement), plus accrued interest thereon at the weighted average rate on the related Primary Assets through the last day of the Due Period in which such repurchase occurs. The exercise of such right will effect early retirement of the Certificates of such Series, but the Servicer's right to so purchase is subject to the aggregate Principal Balance of the Primary Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the Cut-off Date aggregate Principal Balance. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a

Series, the Depositor or another entity may effect an optional termination of the Trust under the circumstances described in such related Prospectus Supplement. See 'DESCRIPTION OF THE CERTIFICATES--Optional Purchase or Termination' herein.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

     The following discussion contains summaries of certain legal aspects of credit, charge and debit card receivables which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which Receivables originate. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Receivables.

TRANSFER OF RECEIVABLES

     Each Seller will warrant in the applicable Agreement that the transfer of the Receivables by it to the Depositor constitutes either a valid transfer and assignment to the Depositor of all right, title and interest of the Seller in and to the Receivables free and clear from liens arising from or through the Seller, except, to the extent specified in the related Prospectus Supplement, for certain potential tax liens, any interest of the Seller as holder of the Exchangeable Transferor's Certificate and the Depositor's right to receive interest and investment earnings (net of losses and investment expenses) in respect of the Collection Account, or a valid grant to the Depositor of a security interest in the Receivables. The Seller will also warrant in the Agreement that, in the event the transfer of the Receivables by the Seller to the Depositor is deemed to create a security interest under the Uniform Commercial Code (the 'UCC') as in effect in the state in which its principal office is located, there will exist a valid, subsisting and enforceable first priority perfected security interest in the Receivables in favor of the Depositor and a valid, subsisting and enforceable first priority perfected security interest in the Receivables created thereafter in favor of the Depositor on and after their creation, except for certain liens as described in the Agreement.

     The Receivables are generally considered to be 'accounts' for purposes of the UCC. Both the transfer of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of appropriate financing statements is required to perfect the security interest of the Depositor. Financing statements covering the Receivables will be filed with the appropriate governmental authority to protect the interest of the Depositor in the Receivables.

     There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the date on which such Receivables are transferred to the Depositor could have an interest in such Receivables with priority over the Depositor's interest. Under the

Agreement, however, the Seller will warrant that it has transferred the Receivables to the Depositor free and clear of the lien of any third party, except for certain tax and other governmental liens. In addition, the Seller will covenant that, except as permitted by the Agreement, it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Depositor. A tax or other government lien on property of the Seller arising prior to the time a Receivable comes into existence may also have priority over the interest of the Depositor in such Receivable. In addition, if a Seller is a Bank, if the FDIC were appointed as receiver of the Bank, certain administrative expenses of the receiver may also have priority over the interest of the Depositor in such Receivables.

     A case recently decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by an entity which subsequently became bankrupt remained property of the debtor's bankruptcy estate. If a Seller were to become a debtor under the federal bankruptcy code and a court were to follow the reasoning of the Tenth Circuit, Certificateholders could experience a delay or reduction in distributions.

CERTAIN MATTERS RELATING TO RECEIVERSHIP

     It is likely that many of the Sellers to the Depositor will be banking institutions. The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ('FIRREA'), which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as receiver of a Seller which is a national bank.

     Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC before the passage of FIRREA that the FDIC in its capacity as receiver for the Seller would not interfere with the timely transfer to the Depositor of payments collected on the Receivables or interfere with the timely liquidation of Receivables as described below. To the extent that the Seller granted a security interest in the Receivables to the Depositor, and that interest was validly perfected before the Seller's insolvency and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, that security interest should not be subject to avoidance, and payments to the Depositor with respect to the Receivables should not be subject to recovery by the FDIC as receiver of the Seller. If, however, the FDIC were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, delays in payments on the Certificates of any Series relating to such Seller outstanding at such time and possible reductions in the amount of those payments could occur.

     Each Agreement as to which a Bank is the Seller will provide that, upon the appointment of a receiver for the Seller, the Seller will promptly give notice thereof to the Trustee, and a Liquidation Event will occur. Under the Agreement, no new Principal Receivables will be transferred to the Trust and, unless otherwise instructed within a specified period by the holders of Certificates representing undivided interests aggregating more than 50% of the Investor Amount of each Series (or if any such Series has more than one Class, of each Class of such Series) or unless otherwise prohibited by law, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as collections on the Receivables. This procedure could be delayed as described above. The net proceeds of any such sale will first be treated by the Trustee as collections on the Finance Charge Receivables, if any. Upon the occurrence of a Liquidation Event, if a conservator or receiver is appointed for the Seller and no Liquidation Event other than such conservatorship or receivership or insolvency of the Seller exists, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of Receivables and the commencement of a Rapid Amortization Period with respect to any outstanding Series. In addition, a conservator or receiver for the Seller may have the power to cause early payment of the Certificates.

     If the Seller Bank is servicing its Receivables and a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the majority in interest of the Certificateholders from effecting a transfer of servicing to a successor Servicer.

CONSUMER PROTECTION LAWS

     The relationship of cardholder and card issuer is extensively regulated by Federal and state consumer protection laws. The most significant of these laws include the Federal Truth-in-Lending Act, Equal Credit Opportunity Act, Fair Credit Reporting Act, Electronic Funds Transfer Act and, to the extent that the Seller is a bank, the National Bank Act (if such Seller is a national banking association), as well as the banking statutes of the state in which the bank is located, and comparable statutes in the states in which cardholders reside. These statutes impose disclosure requirements when an account is advertised, when it is opened, at the end of monthly billing cycles, upon account renewal for accounts on which annual fees are assessed, and at year end and, in addition, limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Newly adopted Federal legislation requires card issuers to disclose to consumers the interest rates, annual cardholder fees, grace periods, and balance calculation methods associated with their accounts. Cardholders are entitled under current law to have payments and credits applied to the account promptly, to receive prescribed notices and to have billing errors resolved promptly.

     Various proposed laws and amendments to existing laws have been introduced in Congress and certain state and local legislatures that, if enacted, would further regulate the credit card industry. Certain such laws would, among other things, impose a ceiling of the rate at which a financial institution may assess finance charges on credit card accounts that would be substantially below the rates of the finance charges currently assessed by most Sellers on their accounts. A proposed bill of this nature was defeated in the United States House of Representatives in 1987, and on November 14, 1991, the United States Senate approved by a vote of 74 to 19 a measure which could have established, if it were enacted as law, a ceiling on credit card interest rates of 4% above the rate that the IRS charges on the underpayment of taxes. Such a law would, in effect, reduce all interest rates on credit cards to 14% per annum until the IRS calculates the new rate, which is currently done on a quarterly basis. Although this proposed legislation was not passed by Congress, the issue of federal regulation of interest rates on credit cards continues to be debated, and there can be no assurance that such a bill will not become law in the future. The potential effect of any legislation which limits the amount of finance charges that may be charged on credit cards could be to reduce the Net Portfolio Yield of each Series. If such Net Portfolio Yield of a Series is reduced, a Liquidation Event for such Series may occur, and the Rapid Amortization Period for such Series would commence.

     In October 1991, the United States District Court for the State of Massachusetts held that Greenwood Trust Company (a federally-insured, Delaware-chartered bank that issues the Discover credit card) was prohibited by Massachusetts law from assessing late charges on credit card accounts of Massachusetts residents. On August 6, 1992, that decision was reversed by the United States Court of Appeals for the First Circuit, which held that the Massachusetts law was preempted by federal law permitting the charges in question. In November 1992, the Commonwealth of Massachusetts petitioned the United States Supreme Court to accept the case. On January 11, 1993, the U.S. Supreme Court denied the petition of the Commonwealth to review the decision of the First Circuit. Since October 1991, a number of lawsuits and administrative actions have been filed in several states against out-of-state banks (both federally insured state-chartered banks and federally insured national banks) which issue cards. These actions challenge various fees and charges (such as late fees, overlimit fees, returned payment check fees and annual membership fees) assessed against residents of the states in which such suits were filed, based on restrictions or prohibitions under such states' laws alleged to be applicable to the out-of-state card issuers. The California Supreme Court in March 1992 refused to review a lower court's determination that the practice by Wells Fargo Bank of charging its cardholders over-the-limit and late payment fees violated California laws that require banks to limit such charges to their costs. Such actions and similar actions which may be brought in other states as a result of such actions, if resolved adversely to card issuers, could have the effect of limiting certain charges, other than periodic finance charges, that could be assessed on accounts of residents of such states and could require card issuers to pay refunds and civil penalties with respect to charges previously imposed on cardholders in such states.

     The Depositor may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee of the Seller with respect to obligations arising before transfer of the Receivables to the Depositor or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. Each Seller will covenant in the Agreement to accept the transfer of all Receivables in an Account if any Receivable in such Account has not been created in compliance with the requirements of such laws.


     Application of Federal and state bankruptcy and debtor relief laws would adversely affect the interests of the Certificateholders if such laws result in any Receivables being written off as uncollectible.

                                 THE DEPOSITOR

GENERAL

     The Depositor was incorporated in the State of Delaware on January 29, 1988. As of January 4, 1993, the Depositor is a wholly owned subsidiary of LCPI, which is a wholly owned subsidiary of Lehman Brothers, a wholly owned subsidiary of Holdings. The Depositor's principal executive offices are located at Three World Financial Center, New York, New York 10285. Its telephone number is (212) 526-7000.

     The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ('Depositor Securities') collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass-through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with
(i) the sale or lease of automobiles, trucks or other motor vehicles, equipment, merchandise and other personal property, (ii) credit card purchases or cash advances, (iii) the sale, licensing or other commercial provision of services, rights, intellectual properties and other intangibles, (iv) trade financings,
(v) loans secured by certain first or junior mortgages on real estate, (vi) loans to employee stock ownership plans and (vii) all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as Enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes. The Certificate of Incorporation of the Depositor provides that any Depositor Securities, except for subordinated Depositor Securities, must be rated in one of the four highest categories by a nationally recognized rating agency.

                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Certificates offered hereby and by the related Prospectus Supplement for one or more of the following purposes: (i) to purchase the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish a Pre-Funding Account for such Series, (iv) to establish any Reserve Funds or Cash Collateral Accounts described in the related Prospectus Supplement, (v) to provide enhancement for any other Series or for securities issued by another issuer and
(vi) to pay costs of structuring and issuing such Certificates, including the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Certificates with the Seller of such Primary Assets.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     Set forth below is a discussion of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the Securities. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to holders of the Securities in light of their personal investment circumstances, nor to certain types of holders subject to special treatment under the U.S. federal income tax laws (for example, banks, life insurance companies and tax-exempt organizations). Prospective investors are advised to consult their own tax advisors with regard to the U.S. federal income tax consequences of holding and disposing of the Securities, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the 'Code'), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the 'IRS').

     The Securities of a Series may be classified for U.S. federal income tax purposes as (i) indebtedness, (ii) an ownership interest in some or all of the assets included in the Trust for a Series, or (iii) otherwise specified in the Prospectus Supplement for a Series.

TREATMENT OF THE NOTES AS INDEBTEDNESS

     The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. If so specified in the Prospectus Supplement for a Series, Tax Counsel will advise the Trust that the Notes of a Series will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct. If, contrary to the opinion of Special Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation or, alternatively, as a publicly traded partnership.

TAXATION OF DEBT SECURITIES


     Interest Income to Securityholders. Assuming the Securities are debt obligations for U.S. federal income tax purposes, interest thereon will be taxable as ordinary income for U.S. federal income tax purposes when received by Securityholders utilizing the cash basis method of accounting and when accrued by Securityholders utilizing the accrual method of accounting. Interest received on the Securities may also constitute 'investment income' for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. In addition, a Securityholder who buys a Security for less than its principal amount (assuming the Security is issued without OID) will be subject to the 'market discount' rules of the Code, and a Securityholder who buys a Security for more than its principal amount will be subject to the premium amortization rules of the Code. See 'Original Issue Discount' below for a description of the U.S. federal income tax consequences if the Securities are issued with OID.

     The Trustee will be required to report annually to the IRS, and to each Securityholder of record, the amount of interest paid (and OID accrued, if any) on the Securities (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders. See 'Backup Withholding' herein.

     The Code currently provides for a top marginal tax rate applicable to ordinary income of individuals of 39.6% while maintaining a maximum marginal rate for the long-term capital gains of individuals of 28%.

     Original Issue Discount. The following summary is a general discussion of the United States federal income tax consequences to Securityholders who are United States persons owning Securities issued with original issue discount ('OID Securities' and 'OID', respectively). It is based upon income tax regulations (the 'OID Regulations') finalized on January 27, 1994 under Code Sections 1271 through 1273 and 1275.

     In general, the OID with respect to any OID Security will equal the difference between the principal amount of the Security and its issue price (defined as the initial offering price to the public at which price a substantial amount of the OID Securities have been sold), if such excess is 0.25% or more of the OID Security's principal amount multiplied by the number of complete years to its maturity (the 'de minimis amount'). Even if such excess is less than the de minimis amount, if a failure to pay interest currently on the Securities is not a default it is possible that all stated interest could be treated as principal for this purpose (and for purposes of the computations described below) with the result that the Securities could be viewed as OID Securities. Holders of OID Securities must include OID in income for United States federal income tax purposes as it accrues under a method that takes account of the compounding of interest, in advance of receipt of the related cash payments.

     In general, each Securityholder of an OID Security, whether such Securityholder uses the cash or accrual method of accounting for tax purposes, will be required to include in ordinary gross income the sum of the 'daily portions' of OID on the Security for each day during the taxable year that the Securityholder owns the Security. The daily portion of OID on an OID Security is determined by allocating to each day in any 'accrual period' a ratable portion of the original issue discount allocable to that accrual period. In the case of an initial Securityholder, the amount of original issue discount on an OID Security allocable to each accrual period is determined by (i) multiplying the 'adjusted issue price' (as defined below) of the Security by a fraction, the numerator of which is the annual yield to maturity of such Security and the denominator of which is the number of accrual periods in a year, and (ii) subtracting from the product the amount of interest paid during that accrual period. The 'adjusted issue price' of an OID Security at the beginning of any accrual period will be the sum of its issue price and the amount of OID allocable to all prior accrual periods, minus the amount of all payments (other than payments of qualified stated interest) previously made with respect to the OID Security. As a result of such 'constant yield' method of including OID income, the amounts so includible in income are lower in the early years and greater in the later years than the amounts that would be includible on a straightline basis.

     In the event that a Securityholder purchases an OID Security at an 'acquisition premium,' i.e., at a price in excess of the issue price, plus the OID accrued prior to acquisition and minus any principal payments made with respect to the OID Security prior to acquisition, the amount includible in income in each taxable year as OID will be reduced by that portion of the premium properly allocable to such year. Moreover, a Securityholder who purchases an OID Security at a price less than the price described in the preceding sentence will be subject to the market discount rules of the Code.

     A Securityholder's tax basis in an OID Security generally will be the Securityholder's cost increased by any OID included in income (and market discount, if any, if the Securityholder has elected to include accrued market discount in income on a current basis) and decreased by the amount of any principal payment received with respect to the OID Security. Gain or loss on the sale, exchange or redemption of an OID Security generally will be long-term capital gain or loss if the OID Security has been held for more than a year except to the extent that such gain represents accrued market discount not previously included in the Securityholder's income.

     If an Early Amortization Event or Asset Composition Event occurs, the early payments of principal as a result of either such event could result in acceleration of income corresponding to a portion of the unaccrued OID.

     Effects of Defaults and Delinquencies. Holders of Securities that are treated as Debt Securities for U.S. federal income tax purposes will be required to report income with respect to such Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Primary Assets, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Primary Asset default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

     Sale or Exchange. A Securityholder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be a capital gain or loss, assuming that the Security is held as a capital asset.

     A portion of any gain from the sale of a Security that might otherwise be capital gain may be treated as ordinary income to the extent such Security is held as part of a 'conversion transaction' within the meaning of new Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Securities or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that may be recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment in such transaction at 120% of the appropriate 'applicable Federal rate' (which rate is computed and published monthly by the IRS), subject to appropriate reduction (to the extent provided in regulations to be issued) to reflect prior inclusion of interest or other ordinary income items from the transaction.

     Foreign Investors. If so specified in the Prospectus Supplement for a Series, Tax Counsel will give its opinion that the Securities of a Series of Securities will properly be classified as debt for U.S. federal income tax purposes. If the Securities are treated as debt:

          (a) interest paid to a nonresident alien or foreign corporation or partnership would be exempt from U.S. withholding taxes (including backup withholding taxes), provided the holder complies with applicable identification requirements (and does not actually or constructively own 10% or more of the voting stock of the Depositor and is not a controlled foreign corporation with respect to the Depositor). Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization (or bank or other financial institution that holds the Securities on behalf of the customer in the ordinary course of its trade or business) (i) IRS Form W-8 signed under penalties of perjury by the beneficial owner of such Securities stating that the holder is not a U.S. Person and providing such holder's name and address, (ii) IRS Form 1001 signed by the beneficial owner of such Securities or such owner's agent claiming exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 signed by the beneficial owner of such Securities of such owner's agent claiming exemption from withholding of tax on income connected with the conduct of a trade or business in the United States; provided in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the holder is a U.S. person or that any certification on the form is false;

          (b) a holder of a Security who is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such Security, provided that (i) such gain is not effectively connected to a trade or business carried on by the holder in the United States, (ii) in the case of a holder that is an individual, such holder is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (iii) in the case of gain representing accrued interest, the conditions described in clause (a) are satisfied; and

          (c) a Security held by an individual who at the time of death is a nonresident alien will not be subject to United States federal estate tax as a result of such individual's death if, immediately before his death,
     (i) the individual did not actually or constructively own 10% or more of the voting stock of the Depositor and (ii) the holding of such Security was not effectively connected with the conduct by the decedent of a trade or business in the United States.

     Interest and OID of Securityholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Securityholder. They will, however, generally be subject to the regular United States income tax.

     If the IRS were to contend successfully that a Series of Securities are interests in a partnership (not taxable as a corporation), a Securityholder that is a nonresident alien or foreign corporation might be required to file a U.S. individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including, in the case of a corporation, the branch profits tax (and would be subject to withholding tax on its share of partnership income). If the Securities are recharacterized as interests in an association taxable as a corporation or a 'publicly traded partnership' taxable as a corporation, to the extent distributions on the Securities were treated as dividends, a nonresident alien individual or foreign corporation would generally be taxed on the gross amount of such dividends (and subject to withholding) at a rate of 30% unless such rate were reduced by an applicable treaty.

     Backup Withholding. A Securityholder may, under certain circumstances, be subject to 'backup withholding' at a rate of 31% with respect to distributions or the proceeds of a sale of Securities to or through brokers that represent interest or OID on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ('TIN'); (ii) furnishes the Trustee an incorrect TIN;
(iii) fails to report properly interest, dividends or other 'reportable payments' as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Securityholders, including payments to certain exempt recipients (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents) and to certain Nonresidents (as defined below). Each nonexempt Securityholder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing such holder's name, address, federal taxpayer identification number and a statement that such holder is not subject to backup withholding. Should a nonexempt Securityholder fail to provide the required certification, the Trustee will be required to withhold (or cause to be withheld) 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amounts to the IRS as credit against the holder's federal income tax liability. Holders of the Securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the Securityholders and to the Servicer for each calendar year the amount of any 'reportable payments' during such year and the amount of tax withheld, if any, with respect to payments on the Securities. The Trustee will furnish or make available, within a reasonable time after the end of each calendar year, to each Securityholder or each person holding a Security on behalf of a Securityholder at any time during such year, such information as the Trustee deems necessary or desirable to assist Securityholders in preparing their federal income tax returns.

TAX STATUS AS A GRANTOR TRUST

     General. If specified in the related Prospectus Supplement, in the opinion of Brown & Wood LLP, special counsel to the Depositor, the Trust Fund relating to a Series of Certificates will be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Certificates of such Series, 'Pass-Through Securities'). In some Series there will be no separation of the principal and interest payments on the Securities. In such circumstances, a Certificateholder will be considered to have purchased a pro rata undivided interest in the Securities. In other cases ('Stripped Securities'), sale of the Certificates will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Securities.

     Each Certificateholder must report on its U.S. federal income tax return its share of the gross income derived from the Securities (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the 'Servicing Fee')), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Securities directly, received directly its share of the amounts received with respect to the Securities, and paid directly its share of the servicing fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Securities and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Certificateholder owns an interest. The Certificateholder will generally be entitled to deduct servicing fees under Section 162 or Section 212 of the Code to the extent that such servicing fees represent 'reasonable' compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, servicing fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     The Code currently provides for a top marginal tax rate applicable to ordinary income of individuals of 39.6% while maintaining a maximum marginal rate for the long-term capital gains of Individuals of 28%.

     Discount or Premium on Pass-Through Securities. Discount on a Pass-Through Security represents OID or market discount. In the case of a CABS Security with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Certificate will be required to report as interest income in each taxable year its share of the amount of OID that accrues during the year.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on a CABS Security (a 'Stripped Coupon'), a right to receive only principal payments on a CABS Security or a right to receive certain payments of both interest and principal (a 'Stripped Bond'). Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of 'stripped bonds' with respect to principal payments and 'stripped coupons' with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a Stripped Bond or a Stripped Coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to Stripped Securities. Although the tax treatment of Stripped Securities is not entirely clear, based on recent guidance by the Internal Revenue Service (the 'IRS'), a Stripped Bond Certificate generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any OID. Generally, under Treasury regulations issued on December 28, 1992 (the 'Section 1286 Treasury Regulations'), if the discount on a Stripped Bond Certificate is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such Stripped Bond Certificate will be considered to have been issued with OID. Based on the preamble to the Section 1286 Treasury Regulations, it appears that stated interest on a Stripped Bond Certificate will be treated as 'qualified stated

interest' within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the Trustee's tax information reporting.

     Under the foregoing rules, it is anticipated that Stripped Bond Certificates will be considered to be issued with de minimis OID, which will therefore be considered to be zero and Stripped Coupon Certificates will be issued with OID. If Stripped Bond Certificates are issued with OID, the rules described in this paragraph would apply. Generally, the owner of a Stripped Security issued or acquired with OID must include in gross income the sum of the 'daily portions,' as defined below, of the OID on such Stripped Security for each day on which it owns a Stripped Security, including the date of purchase but excluding the date of disposition. In the case of an original Stripped Security holder, the daily portions of OID with respect to a Stripped Security generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Stripped Security during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date) that ends on the earlier to occur of the day in the calendar year corresponding to each

Distribution Date or the last day of the related accrual period. This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Stripped Security and (ii) any payments received during such accrual period, and subtracting from that total the 'adjusted issued price' of the Stripped Security at the beginning of such accrual period. The 'adjusted issue price' of a Stripped Security at the beginning of the first accrual period is its issue price (as determined for purposes of the original issue discount rules of the Code) and the 'adjusted issue price' of a Stripped Security at the beginning of a subsequent accrual period is the 'adjusted issued price' at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in proposed Treasury regulations with respect to OID, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Stripped Security.

     Sale or Exchange. A Certificateholder's tax basis in its Certificate is the price such holder pays for a Certificate, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium.

     Gain or loss recognized on a sale, exchange, or redemption of a Certificate, measured by the difference between the amount realized and the Certificate's basis as so adjusted, will generally be capital gain or loss, assuming that the Certificate is held as a capital asset. Gain or loss from the sale of a Grantor Trust Certificate that might otherwise be capital gain may be treated as ordinary income to the extent such Certificate is held as part of a 'conversion transaction' within the meaning of new Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that may be recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment in such transaction at 120% of the appropriate 'applicable Federal rate' (which rate is computed and published monthly by the IRS), subject to appropriate reduction (to the extent provided in regulations to be issued) to reflect prior inclusion of interest or other ordinary income items from the transaction.

     Foreign Investors. Under the Code, unless interest (including OID) paid on a Certificate is considered to be 'effectively connected' with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ('Nonresidents'), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer of the Securities, or (ii) the recipient is a controlled foreign corporation to which the issuer of the Securities is a related person) and will be exempt from U.S. federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, however, may be subject to withholding to the extent that the Securities were originated on or before July 18, 1984.

     Interest and original issue discount of Certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Certificateholder. They will, however, generally be subject to the regular United States income tax.

                            STATE TAX CONSIDERATIONS

     In addition to the U.S. federal income tax consequences described in 'Certain Federal Income Tax Considerations,' potential investors should consider the state income tax consequences of the acquisition, ownership and disposition of the Securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state.

Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS


     The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), imposes certain restrictions on employee benefit plans ('Plans') subject to ERISA and persons who have certain specified relationships to such Plans ('Parties in Interest'). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plans ('Prohibited Transactions'). Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Similar restrictions also apply to Plans that are subject to the Code.

                              PLAN OF DISTRIBUTION

     The Depositor may offer each Series of Certificates or Notes through Lehman Brothers or one or more other firms that may be designated at the time of each offering of such Certificates of Notes. The participation of Lehman Brothers in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Certificates or Notes will set forth the specific terms of the offering of such Series of Certificates or Notes and of each Class within such Series, the names of the underwriters, the purchase price of the Certificates or Notes, the proceeds to the Depositor from such sale, any securities exchange on which the Certificates or Notes may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Certificates or Notes will also be set forth in the Prospectus Supplement relating to such Series.

                                 LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates and the Notes will be passed upon for the Depositor and for the underwriters by Brown & Wood LLP, New York, New York.

                             ADDITIONAL INFORMATION

     The Prospectus does not contain all the information set forth in the Registration Statement (of which this Prospectus is a part) and exhibits relating thereto which the Depositor has filed with the Commission in Washington, D.C. Copies of the information and the exhibits are on file at the offices of the Commission and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission.

     Neither Lehman Brothers Inc. nor any of its affiliates, including the Depositor, are obligated with respect to the Certificates or the Notes. Accordingly, the Depositor has determined that financial statements of Lehman Brothers and its affiliates including the Depositor are not material to the offering made hereby.

                               GLOSSARY OF TERMS

     The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a 'Supplemental Glossary' in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more complete definition of such terms.

     'Accrual Termination Date' means, with respect to a Class of Compound Interest Certificates, the Payment Date specified in the related Prospectus Supplement.

     'Accounts' means with respect to the Primary Assets of a Series, portfolios of revolving credit, charge and debit card accounts.

     'Advance' means a cash advance by the Servicer in respect of delinquent payments of principal of and interest on an Account, and for any other purposes specified in the related Prospectus Supplement.

     'Agreement' means a Master Pooling and Servicing Agreement, Pooling and Servicing Agreement, Sale and Servicing Agreement or Trust Agreement entered into among the Seller, the Servicer, the Depositor and the Trustee with respect to the issuance of a CABS Security.

     'Asset Group' means, with respect to the Primary Assets of a Series, a group of such Primary Assets having the characteristics described in the related Prospectus Supplement.

     'Asset Value' means, for any Primary Asset, the amount set forth in or determined in accordance with the related Prospectus Supplement.

     'Assumed Reinvestment Rate' means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the 'Assumed Reinvestment Rate' for funds held in any fund or account for the Series.

     'Bankruptcy Code' means the federal bankruptcy code, Title 11 United States Code Section 101 et seq., and related rules and regulations promulgated thereunder.

     'Business Day' means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

     'CABS Agreement' means a Pooling and Servicing Agreement, a Master Pooling and Servicing Agreement, a Sale and Servicing Agreement, a Trust Agreement or similar agreement.

     'CABS Issuer' means the issuer or issuers of the CABS.


     'CABS' or 'CABS Security' means a certificate evidencing an undivided interest in, or a note or loan secured by Receivables generated in Accounts. CABS or CABS Security may also include a certificate evidencing an undivided interest in, or a note or a loan secured by CABS.

     'CABS Servicer' means the servicer or servicers of the CABS.

     'CABS Trustee' means the trustee or trustees of the Securities.

     'Cash Collateral Account' see 'Reserve Fund.'

     'Cash Collateral Guaranty' means the guaranty that provides support for a Series or one or more Classes of a Series if so specified in the related Prospectus Supplement.

     'Cedel' means Cedel Bank, societe anonyme.

     'Cedel Participants' means Cedel's participating organizations.

     'Certificateholder' means a holder of a Certificate.

     'Certificates' means the Asset Backed Certificates.

     'Certificate Schedule' means a schedule appearing as an exhibit to the related Agreement identifying each CABS Security.

     'Citibank' means Citibank, N.A.

     'Class' means a Class of Certificates or Notes of a Series.

     'Closing Date' means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Certificates of such Series are first issued.

     'Code' means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

     'Collection Account' means, with respect to a Series, the account established with the Trustee or the Servicer in the name of the Trustee for the deposit by the Servicer of payments received from the Primary Assets.

     'Commission' means the Securities and Exchange Commission.

     'Compound Interest Certificate' means any Certificate of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Certificate on each Payment Date, through the Accrual Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.


     'Compound Value' means, with respect to a Class of Compound Interest Certificates, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Certificates.

     'Cooperative' means Euroclear Clearance System S.C., a Belgian cooperative corporation.

     'Cut-off Date' means the date designated as such in the related Prospectus Supplement for a Series.

     'Debt Securities' means Certificates or Notes characterized as indebtedness for federal income tax purposes.

     'Definitive Certificates' means Certificates of any Series issued in fully registered, certificated form.

     'Deleted Primary Asset' means a Primary Asset removed from the Trust.

     'de minimis amount' is equal to .25% or more of the OID Certificate's principal amount multiplied by the number of complete years to its maturity.

     'Depositor' means Lehman ABS Corporation.

     'Depositor Securities' means Depositor's bonds, notes, debt or equity securities, obligations and other securities and instruments.

     'Disqualified Organization' means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381 (a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

     'Distribution Account' means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Servicer with respect to the Primary Assets.

     'DTC' means The Depository Trust Company.

     'Due Date' means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

     'Eligible Investments' means any one or more of the obligations or securities described as such in the related Agreement.

     'Eligible Servicer' means the Trustee or an entity which, at the time of its appointment as Servicer, (i) is an established financial institution having capital or a net worth of not less than $100,000,000, (ii) is servicing a portfolio of consumer credit card or charge card accounts, (iii) is legally qualified and has the capacity to service the Accounts, (iv) has demonstrated the ability to professionally and completely service a portfolio of similar accounts in accordance with standards of skill and care customary in the industry and (v) is qualified to use the software that is then currently being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under the Agreement.

     'Enhancement' means the Enhancement for a Series, if any, specified in the related Prospectus Supplement.

     'Enhancer' means the provider of the Enhancement for a Series specified in the related Prospectus Supplement.

     'ERISA' means the Employee Retirement Income Security Act of 1974, as amended.

     'Euroclear' or 'Euroclear Operator' means Morgan Guaranty Trust Company of New York, Brussels, Belgium office.

     'Euroclear Participants' means participants of the Euroclear system.

     'Final Scheduled Payment Date' means, with respect to a Class of a Series of Certificates, the date after which no Certificates of such Class will remain outstanding based on the assumptions set forth in the related Prospectus Supplement.

     'Finance Charge Receivables' means all periodic finance charges, annual membership fees, cash advance fees and late charges on amounts charged for merchandise and services and certain other fees designated in the related Prospectus Supplement.

     'FIRREA' means the Financial Institutions Reform, Recovery and Enforcement Act of 1987.

     'Global Securities' means the globally offered Certificates.

     'Holders' or 'holders' means holders of any Certificates or any Notes.

     'Holdings' means Lehman Brothers Holdings Inc.

     'Indirect Participants' consist of banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Participant either directly or indirectly.

     'Initial Accounts' means Receivables existing on the Cut-Off Date in certain consumer, corporate, revolving credit card, charge card or debit card accounts.

     'Interest Only Certificates' means a Class of Certificates entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

     'IRS' means the Internal Revenue Service.


     'Issuer' means, with respect to Securities, the issuer, depositor or seller/servicer under an Agreement.

     'Investor Interest' means a specific undivided interest in the assets of the Trust allocated to the Certificates.

     'L/C Bank' means the issuer of the letter of credit.

     'LCPI' means Lehman Commercial Paper Inc.

     'Lehman Brothers' means Lehman Brothers Inc.

     'Liquidation Proceeds' means all amounts received by the Servicer in connection with the liquidation of Primary Assets other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable documents or otherwise pursuant to law.

     'Mastercard International' means Mastercard International Incorporated.

     'Modification' means a change in any term of a Receivable.

     'Morgan' means Morgan Guaranty Trust Company of New York.

     '1986 Act' means the Tax Reform Act of 1986.

     '1992 Form 10-K' means the Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

     'Nonresidents' means a nonresident alien individual, foreign partnership or foreign corporation.

     'Notional Amount' means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Certificates used solely for convenience in expressing the calculation of interest and does not represent the right to receive distributions allocable to principal.

     'OID' means original issue discount.

     'OID Securities' means Securities issued with OID.

     'Participants' means organizations participating in the Prospectus Supplement.

     'Participating Certificates' means Certificates entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

     'Participations' means participations representing undivided interests in a pool of assets primarily consisting of revolving charge card accounts or other revolving credit accounts owned by the Depositor or any affiliate thereof and collections thereon.


     'Parties in Interest' means persons who have certain specified relationships to such plans.

     'Pass-Through Securities' means classified certificates of a grantor trust under Subpart E, Part 1 of Subchapter J of the Code.

     'Paying Agent' means the Trustee, or its successor in such capacity.

     'Payment Date' means, with respect to a Series or Class of Certificates, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

     'Payments' means the payments of principal and finance charges to be made by obligors on Securities or by Cardholders.

     'Person' means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

     'Plans' means employee benefit plans.

     'Pooling and Servicing Agreement' means the pooling and servicing agreement relating to a Series of Certificates among the Depositor, the Servicer and the Trustee.

     'Pre-Funding Account' means the Pre-Funding Account which may be deemed necessary by a Prospectus Supplement.

     'Pre-Funded Amount' means the amount on deposit in the Pre-Funded Account.

     'Primary Assets' means one or more pools of Receivables arising under Accounts purchased from the Seller specified in the related Prospectus Supplement and Securities which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Receivable or CABS Security, as the case may be.

     'Principal Balance' means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by (i) all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset,
(ii) the principal portion of the purchase price of any Primary Asset removed from the Trust Fund and (iii) the principal portion of any liquidation proceeds.

     'Principal Only Certificates' means a Class of Certificates entitled solely or primarily to distributions of Principal and identified as such in the Prospectus Supplement.


     'Principal Receivables' means all amounts charged by cardholders for merchandise and services, amounts advanced and certain other fees billed to cardholders on the Accounts.

     'Prohibited Transactions' means certain transactions between a Plan and Parties in Interest with respect to such Plans prohibited by ERISA.

     'Proposed OID Regulations' means proposed income tax regulations.

     'Qualifying Substitute Primary Asset' means Primary Assets substituted for a Deleted Primary Asset.

     'Rating Agency' means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Depositor to rate the Certificates upon the original issuance thereof.

     'Receivables' may consist of, with respect to the Primary Series, consumer, corporate, revolving credit card, charge card or debit card receivables.

     'Removed Account' means receivables removed from certain Accounts from the Trust.

     'Reserve Fund' means, with respect to a Series, any Reserve Fund established pursuant to the Pooling and Servicing Agreement.

     'Revolving Period' means the period during which Primary Assets will be continuously purchased and no principal will be paid to the Certificateholders.

     'Sale and Servicing Agreement' means, in the case of a Series in which Receivables are serviced by the Seller, the agreement among the Depositor, the Seller and the Trustee for the sale and servicing of the Mortgage Loans.

     'Section 1286 Treasury Regulations' means Treasury Regulations issued on December 28, 1992.

     'Securityholder' means a holder of a Security.

     'Senior Securityholder' means a holder of a Senior Security.

     'Senior Securities' means a Class of Securities as to which the holders' rights to receive distributions of principal and interest are senior to the rights of holders of Subordinated Securities, to the extent specified in the related Prospectus Supplement.

     'Series' means a separate series of Certificates or Notes sold pursuant to this Prospectus and the related Prospectus Supplement.

     'Servicer' means, with respect to a Series secured by Receivables, the Person, if any, designated in the related Prospectus Supplement to service Receivables for that Series, or the successors or assigns of such Person.

     'Servicing Agreement' means, in the case of a Series which includes Receivables not serviced by the Seller, the agreement among the Depositor, the Trustee and the Servicer for the servicing of such Receivables.


     'Servicing Fee' means the amount payable as fees to the Trustee and the Servicer.

     'Spread Account' means an Account which supports a Series or one or more Classes of Series by assuring the subsequent distribution of interest or principal on the Certificates of such Class or Series.

     'Stripped Coupon' means a right to receive only a portion of the interest payments on a CABS Security.

     'Stripped Securities' means Certificates whose sale produces a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Securities.

     'Subordinated Securityholder' means a holder of a Subordinated Security.

     'Subordinated Securities' means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

     'Subsequent Receivables' means additional receivables which the related Trust may be required to purchase.

     'Subsequent Transfer Date' means the transfer dates on which Subsequent Receivables will be sold from time to time during the Funding Period.

     'Terms and Conditions' means Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System.

     'Trust' means, with respect to any Series of Certificates, all money, instruments, securities and other property, including all proceeds thereof, which are held for the benefit of the Certificateholders by the Trustee under the Agreement, including, without limitation, the Primary Assets, all amounts in the Distribution Account, Collection Account or Reserve Funds, distributions on the Primary Assets (net of servicing fees, if any), and reinvestment earnings on such net distributions and any Enhancement and all other property and interests held by the Trustee pursuant to the Trust Agreement for such Series.

     'Trustee' means the trustee under an Agreement and its successors.

     'UCC' means the Uniform Commercial Code.

     'Variable Interest Certificate' means a Certificate on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

     'VISA' means VISA U.S.A., Inc.


     'Zero Coupon Certificate' means a Certificate entitling the holder to receive only payments of principal as specified in the related Prospectus Supplement.

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                                       52

                                                                         ANNEX I
                          GLOBAL CLEARANCE, SETTLEMENT
                        AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Certificates (the 'Global Securities') will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ('DTC'), CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between CEDEL or Euroclear and DTC participants holding Global Securities will be effected on a delivery-against-payment basis through Citibank, N.A. ('Citibank') and Morgan Guaranty Trust Company of New York ('Morgan') as the respective depositaries of CEDEL and Euroclear and as participants in DTC.

     Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective depositaries, Citibank and Morgan, which in turn will hold such positions in accounts as participants of DTC.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to securities previously issued by the Depositor. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to securities previously issued by the Depositor in same-day funds.

     Trading between CEDEL and/or Euroclear participants. Secondary market trading between CEDEL participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a CEDEL participant or a Euroclear participant the purchaser will send instructions to CEDEL or Euroclear through a participant at least one business day prior to settlement. CEDEL or Euroclear will instruct Citibank or Morgan, respectively as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by Citibank or Morgan to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL participant's or Euroclear participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

     CEDEL participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global

Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to Citibank or Morgan for the benefit of CEDEL participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Citibank or Morgan, to a DTC participant. The seller will send instructions to CEDEL or Euroclear through a participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct Citibank or Morgan, as appropriate, to deliver the bonds to the participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. For transactions selling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL participant or Euroclear participant the following day, and receipt of the cash proceeds in the CEDEL or Euroclear participant's account would be back-valued to the value date which would be the preceding day, when settlement occurred in New York. Should the CEDEL or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC participants for delivery to CEDEL participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem.

     (1) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (2) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or


     (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the CEDEL participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless such holder takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. persons (Form W-8). Non U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status).

          Exemption for non-U.S. persons with effectively connected income (Form
     4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (exemption from withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate for non-U.S.persons resident in treaty countries (Form 1001). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Class A2 Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternately files Form W-8, Form 1001 may be filed by the beneficial owner or his agent.

          Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. The Global Security holder, or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds (the clearing agency, in the case of persons holding directly on the books for the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     This summary does not deal with all aspects of federal income tax withholding that may be relevant to foreign holders of these Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of these Global Securities.

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     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or Lehman Brothers. This Prospectus Supplement and the Prospectus do not constitute an offer of any securities other than those to which they relate or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to their respective dates.

                            ------------------------

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                   PAGE
                                                   -----
Summary.........................................     S-2
Risk Factors....................................    S-11
The Trust.......................................    S-12
Description of The Class A1 Notes...............    S-13
Calculation of The Pay Down Amount..............    S-15
Prepayment and Additional Structuring
  Assumptions and Decrement Table...............    S-20
Description of The Class A2 Certificates........    S-21
Description of The CABS.........................    S-22
The Depositor...................................    S-23
The Indenture...................................    S-23
The Trust Agreement.............................    S-28
The Swap Agreement..............................    S-30
The Market Agent Agreement......................    S-32
The Administration Agreement....................    S-33
The Indenture Trustee...........................    S-33
The Owner Trustee...............................    S-33
Use of Proceeds.................................    S-33
Certain Federal Income Tax Consequences.........    S-34
State Tax Consequences..........................    S-37
ERISA Considerations............................    S-37
Legal Investment Considerations.................    S-39
Underwriting....................................    S-39
Experts.........................................    S-40
Legal Matters...................................    S-40
Ratings.........................................    S-40
Index of Defined Terms..........................    S-41


                       Prospectus

Prospectus Supplement...........................       2
Available Information...........................       2
Incorporation of Certain Documents by
  Reference.....................................       2
Reports to Holders..............................       2
Summary of Terms................................       3
Risk Factors....................................      13
Description of the Certificates.................      16
Trust Assets....................................      22
Enhancement.....................................      25
Servicing of Receivables........................      27
The Agreements..................................      30
Certain Legal Aspects of the Receivables........      35
The Depositor...................................      38
Use of Proceeds.................................      39
Certain Federal Income Tax Considerations.......      39
State Tax Considerations........................      44
ERISA Considerations............................      45
Plan of Distribution............................      45
Legal Matters...................................      45
Additional Information..........................      45

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                                 Mortgage Index
                                Amortizing Trust
                                     1997-1

                                  $250,000,000
                               6.682% Fixed Rate
                          Asset Backed Notes, Class A1

                             Lehman ABS Corporation
                                  (Depositor)

                            ------------------------
                             PROSPECTUS SUPPLEMENT
                               September 17, 1997
                            ------------------------

                                LEHMAN BROTHERS

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